                                                                    EXHIBIT 99.9




                                    ESTIMATES





                        FISCAL YEAR ENDING MARCH 31, 2004

NATIONAL LIBRARY OF CANADA CATALOGUING IN PUBLICATION DATA
British Columbia.
     Estimates, fiscal year ending March 31. -- 1983-

     Annual
     Continues: British Columbia. Ministry of Finance.
Estimates of revenue and expenditure. ISSN 0707-3046

     Vols. For 1983- have suppl.
     Imprint varies: Ministry of Finance, 1983-1987; Ministry of Finance and Corporate Relations, 1988-June 2001; Ministry of Finance, June 2001-
     Also available on the Internet.
     ISSN 0712-4597 = Estimates - Province of British Columbia

     1. British  Columbia - Appropriations and expenditures - Periodicals.
2. Budget - British Columbia - Periodicals. 3. Revenue - British Columbia - Periodicals. I. British Columbia. Ministry of Finance. II. British Columbia. Ministry of Finance and Corporate Relations. III. Title.

     HJ13.B742                354.7110072'225            C82-089032-4







                               -----------------
                      Available to the General Public from:
                             CROWN PUBLICATIONS INC.
                                 521 Fort Street
                                 Victoria, B.C.
                                     V8W 1E7

                                TABLE OF CONTENTS

                                                                                                             PAGE
INTRODUCTION TO THE ESTIMATES .............................................................................   v
EXPLANATORY NOTES .........................................................................................   vi

SUMMARY INFORMATION
  Estimates Accounting Policies and Presentation Changes ..................................................   1
  Estimated Statement of Financial Position ...............................................................   3
  Estimated Statement of Operations .......................................................................   4
  Estimated Deficit Overview ..............................................................................   5
  Estimated Accumulated Deficit ...........................................................................   5
  Estimated Revenue by Source .............................................................................   6
  Estimated Expense by Organization .......................................................................   7
  Estimated Consolidated Revenue Fund Expense .............................................................   8

ESTIMATES OF SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS
  Legislation .............................................................................................   17
  Officers of the Legislature .............................................................................   21
  Office of the Premier ...................................................................................   27
  Ministry of Advanced Education ..........................................................................   31
  Ministry of Agriculture, Food and Fisheries .............................................................   37
  Ministry of Attorney General ............................................................................   45
  Ministry of Children and Family Development .............................................................   55
  Ministry of Community, Aboriginal and Women's Services ..................................................   61
  Ministry of Competition, Science and Enterprise .........................................................   73
  Ministry of Education ...................................................................................   79
  Ministry of Energy and Mines ............................................................................   85
  Ministry of Finance .....................................................................................   93
  Ministry of Forests .....................................................................................   101
  Ministry of Health Planning .............................................................................   111
  Ministry of Health Services .............................................................................   117
  Ministry of Human Resources .............................................................................   125
  Ministry of Management Services .........................................................................   129
  Ministry of Provincial Revenue ..........................................................................   135
  Ministry of Public Safety and Solicitor General .........................................................   143
  Ministry of Skills Development and Labour ...............................................................   153
  Ministry of Sustainable Resource Management .............................................................   157
  Ministry of Transportation ..............................................................................   163
  Ministry of Water, Land and Air Protection ..............................................................   169
  Management of Public Funds and Debt .....................................................................   175
  Other Appropriations ....................................................................................   179

SCHEDULES
  A - Consolidated Revenue Fund Operating Expense, Capital Expenditure and FTE Reconciliation - 2002/03 ...   193
  B - Special Accounts - Summary ..........................................................................   203
  C - Financing Transactions - Prepaid Capital Advances ...................................................   204
  D - Financing Transactions - Capital Expenditures .......................................................   205
  D1 - Financing Transactions - Capital Expenditures - Taxpayer-Supported Crown Corporations and Agencies .   206
  E - Financing Transactions - Loans, Investments and Other Requirements ..................................   207
  F - Financing Transactions - Revenue Collected for, and Transferred to, Other Entities ..................   208
  G - Fulltime Equivalent (FTE) Employment ................................................................   209
  H - Reconciliation of Deficit to Change in Taxpayer-Supported Debt and Statement of Total Debt ..........   210
  I - Summary of Ministerial Accountability for Operating Expenses ........................................   211
  J - Estimated Consolidated Revenue Fund Operating Result ................................................   213
  K - Taxpayer-Supported Crown Corporations and Agencies - Estimated Revenues and Expenses ................   214
  L - Regional Authorities - Estimated Revenues and Expenses ..............................................   215
  M - Estimated Revenue by Source .........................................................................   216
  N - Estimated Expense by Function .......................................................................   217

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS ....................................................   218

                          INTRODUCTION TO THE ESTIMATES


The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2003/04 ESTIMATES is presented on a consolidated basis which combines the Consolidated Revenue Fund, Crown corporations/agencies, and regional authorities. The Estimates includes a pro forma statement of financial position; a statement of operations which combines the operating revenues and expenses of the Consolidated Revenue Fund, Crown corporations and agencies, and regional authorities; and, non-operating financial requirements (financing transactions) of the broadly defined government entity for the coming fiscal year. The Estimates also includes budget and revised forecast information for the 2002/03 fiscal year for comparative purposes.

The Consolidated Revenue Fund is comprised of the General Fund. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a SUPPLY ACT or through a specific provision in another statute. The General Fund is the main operating account of government and includes a number of Special Accounts which provide statutory authority for specific expenditures.

In addition to disclosing the pro forma statement of financial position, statement of operations and financing transactions of the government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly through a SUPPLY ACT. Votes contained in the Consolidated Revenue Fund provide the framework for legislative control of government spending since funds can only be expended for purposes stated in the Estimates. Expenses cannot exceed individual vote totals without legislative authority. Voted expenses are detailed by sub-votes and group account classification in the Estimates.

Voted and Special Account expenses are detailed by standard object of expense in the SUPPLEMENT TO THE ESTIMATES. This more detailed presentation is intended to provide additional information and establishes a framework for administrative control by Treasury Board over special office and ministry expenses.

The 2003/04 ESTIMATES is comprised of three separate sections.

1. SUMMARY INFORMATION - this section of the Estimates provides an overview the government's financial plan for the 2003/04 fiscal year. This section also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2. ESTIMATES OF SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS - this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions. The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a SUPPLY ACT based on the detailed information that is provided in this section. The SUPPLY ACT will provide the legislative authority for voted appropriations and financial requirements. Expenses from Special Accounts are disclosed in the Estimates, however they are not included in SUPPLY ACT totals since they have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1. Summary - summarizes total voted and statutory (Special Account) expense, capital and other financing transactions which are the responsibility of the special office or ministry. Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.
2. Core Business Summary - discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.
3. Operating Expense by Core Business - includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations. Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and fulltime equivalent (FTE) employment are disclosed by vote.
4. Special Accounts - discloses revenue and expense, capital and other financing transactions and projected spending authority available for all special accounts.
5. Financing Transactions - discloses financing transactions which are the responsibility of the special office or ministry.


3. SCHEDULES - this section of the Estimates consists of supporting schedules that include detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2002/03 ESTIMATES to be consistent with the 2003/04 ESTIMATES presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry and taxpayer-supported Crown corporation and agency related financing transactions; a summary of FTE staff utilization by special office, ministry, taxpayer-supported Crown corporation/agency, and regional authority; a summary of ministerial accountability for operating expenses; a reconciliation of the deficit to the change in taxpayer-supported debt and disclosure of total debt; summaries of taxpayer-supported Crown corporation/agency and regional authority revenues and expenses; and a detailed reconciliation of revenue by source and expense by function.

                  EXPLANATORY NOTES

RECOVERIES IN THE ESTIMATES

As in previous years, the 2003/04 ESTIMATES contains several votes and sub-votes where recoveries are applied against expenses. In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1. INTERNAL RECOVERIES - represents transfers within the Consolidated Revenue Fund and generally comprise inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Internal recoveries include employee benefits, postal services, Queen's Printer services and Provincial Treasury banking charges.

2. EXTERNAL RECOVERIES - represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and include costs and amounts recovered from government corporations, other levels of government and non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings; an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for or the write-off of uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.


AUTHORITY TO SPEND ESTIMATED RECOVERIES

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries then being deducted to arrive at the net expense. A shortfall in anticipated recoveries would cause net expenses to increase. Section 23(3) of the FINANCIAL ADMINISTRATION ACT provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized. Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.


AUTHORITY TO SPEND EXCESS RECOVERIES

Section 23(3) of the FINANCIAL ADMINISTRATION ACT also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses, with the prior approval of Treasury Board. This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.


CAPITAL ACQUISITIONS

The government capitalizes certain capital assets in its financial statements. The annual cost of these acquisitions is shown in each ministry's section of the Estimates, and is summarized in Schedules D and D1. The cost of these acquisitions is not included in ministries' operating budgets but is instead voted as one amount in the SUPPLY ACT. The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets. The government also provides capital funding to organizations within and outside of the government reporting entity to fund public infrastructure. Schedule C summarizes this funding. The amortization cost of these advances is included in ministry operating budgets.

                              SUMMARY INFORMATION




          Estimates Accounting Policies and Presentation Changes

          Estimated Statement of Financial Position

          Estimated Statement of Operations

          Estimated Deficit Overview

          Estimated Accumulated Deficit

          Estimated Revenue by Source

          Estimated Expense by Organization

          Estimated Consolidated Revenue Fund Expense

                                ESTIMATES, 03/04                               1


             ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

ESTIMATES ACCOUNTING POLICIES

1. The Estimates fully consolidates the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of taxpayer-supported Crown corporations/agencies and regional authorities on a line-by-line basis. Self-supported Crown corporation/agency results are consolidated using the modified equity basis, which includes the profit/loss of each Crown corporation/agency rather than the individual assets, liabilities, revenues and expenses.

2. The accounting policies followed in the Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as modified by the Public Sector Accounting Board (PSAB), with the following exceptions:

     a. REPORTING ENTITY - PSAB currently defines the government reporting entity to include organizations that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the legislature, and are owned or controlled by government. Guidance relating to determining the government reporting entity is currently undergoing a major review. It is anticipated that the criteria for inclusion will be changed from organizations that are accountable to government to organizations that are controlled by government. The guidelines will include indicators of control that will assist in the determination of whether or not an entity is controlled by government. The indicators clearly show that school districts, colleges and health authorities should be included in the government reporting entity. However, the indicators make a strong case for the exclusion of universities from the government reporting entity. Discussions with the Auditor General regarding the status of universities are ongoing.

          The BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT, 2001 requires government to fully implement GAAP by April 1, 2004. School districts, colleges, universities and health authorities are not currently included in the government's Summary Financial Statements. Inclusion of these entities in the 2001/02 Public Accounts would have decreased the Statement of Operations surplus by $225 million. In the previous four years, inclusion of these entities would have slightly reduced the Statement of Operations deficit in each year except one when it would have slightly increased the deficit. The Auditor General has qualified his opinion on the government's Summary Financial Statements as a result of the exclusion of school districts, colleges, universities and health authorities from the government reporting entity.

     b. PREPAID CAPITAL ADVANCES - Prepaid Capital Advances are provided to school districts, post secondary institutions, health organizations and other specified government organizations to fund capital asset acquisitions. The province has an ongoing claim to these assets and, accordingly, capitalizes the advances and amortizes them over the useful life of the underlying capital assets. PSAB recommends that governments fully expense these advances in the year they are disbursed.



SIGNIFICANT PRESENTATION CHANGES IN THE 2002/03 ESTIMATES

The 2003/04 ESTIMATES presentation has been changed in order to achieve direct linkage between inputs ($/FTEs) and outputs/outcomes, as indicated by performance measures and targets included in ministry service plans. This change provides alignment between sub-votes in the Estimates and core business areas in ministry service plans. The following significant presentation changes have been incorporated into the 2003/04 ESTIMATES:

1. RESTATEMENT OF 2002/03 ESTIMATES - The 2002/03 Estimates and Forecast have been restated to be consistent with the 2003/04 ESTIMATES presentation. Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expense, capital expenditures and FTEs to restate the 2002/03 Estimates to be consistent with the 2003/04 ESTIMATES presentation.

2                                ESTIMATES, 03/04

2. REGIONAL AUTHORITIES - During fiscal years 2003/04 to 2005/06, the Ministry of Children and Family Development will transfer authority for services in its Community Living Services and Child and Family Development programs to new governance structures. While these bodies will be responsible for directing operating and managing funds and services, the government will retain responsibility for funding, performance agreements, and monitoring and assessing accountabilities of the authorities. Therefore, these authorities are included in the government reporting entity. Details on the estimated revenues and expenses of these regional authorities can be found in Schedule L of the 2003/04 ESTIMATES.

3. SUMMARY INFORMATION - In prior years, the Estimates consolidated taxpayer-supported Crown corporation/agency results using the modified equity basis which included the profits/losses of Crown corporations/agencies rather than the individual assets, liabilities, revenues and expenses. Commencing with the 2003/04 ESTIMATES, the assets, liabilities, revenues and expenses of taxpayer-supported entities have been consolidated with the assets, liabilities, revenues and expenses of the Consolidated Revenue Fund on a line-by-line basis. This presentation is consistent with GAAP consolidation policies. A number of tables in the Summary Information section of the Estimates have also been changed to conform with the new method of consolidation.

     The presentation format of the Estimated Statement of Financial Position (formerly known as the Balance Sheet) has changed to comply with GAAP presentation requirements for government organizations. The Estimated Statement of Operations fully consolidates the revenues and expenses of the government. In prior years' Estimates, this table was located in the Schedules section for information purposes only. The Estimated Deficit Overview provides a high level presentation of the Statement of Operations and separates out taxpayer-supported programs and agencies from self-supported operations. Taxpayer-supported programs and agencies include the Consolidated Revenue Fund, taxpayer-supported Crown corporation/agency and regional authorities. The Estimated Revenue by Source table combines the revenues of taxpayer-supported programs and agencies with the net earnings of self-supported Crown corporations/agencies to arrive at the total revenue. The Estimated Expense by Organization combines the operating expenses of taxpayer-supported programs and agencies to arrive at the total expense.

4. ESTIMATES OF SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS - The 2003/04 ESTIMATES presentation format of this section has been changed to better align with ministry service plans. Each ministry section begins with a summary page which includes the ministry's mission statement as well as a summary of the total voted and statutory (Special Accounts) expense, capital and other financing transactions and fulltime equivalent (FTE) employment for the fiscal year. The following pages disclose the operating expenses, capital expenditures and other financing transactions by core business on both a summary and detailed level. The Special Offices and Other Appropriations sections of the Estimates have also changed to correspond with the new format. However, as Special Offices and Other Appropriations are not required to disclose activities by core business, the operating expense, capital expenditures and other financing transactions for these sections are disclosed by vote. The group account classification for voted expenses is reported at the ministry level in the Estimates; details on group account classification at the individual sub-vote level can be found in the SUPPLEMENT TO THE ESTIMATES.

5. SCHEDULES - The 2003/04 ESTIMATES includes five new schedules. The first schedule, Regional Authorities - Estimated Revenues and Expenses (Schedule
     L) provides details on the estimated revenues and expenses of the Ministry of Children and Family Development governance authorities. The second and third schedules, Reconciliation of Deficit to Change in Taxpayer-Supported Debt and Statement of Total Debt (Schedule H) and Estimated Consolidated Revenue Fund Operating Result (Schedule J) are schedules that in previous years' Estimates have been included in the Summary Information section. The fourth schedule, Estimated Revenue by Source (Schedule M) provides a detailed reconciliation of revenue by both source and organization. The purpose of this schedule is to show the revenue attributable to the Consolidated Revenue Fund, Crown corporation/agencies and regional authorities on a source basis. The fifth schedule, Estimated Expense by Function (Schedule N) provides a detailed reconciliation of expenses by both function and organization. The purpose of this schedule is to show the operating expenses attributable to the Consolidated Revenue Fund, Crown corporation/agencies and regional authorities on a functional basis.

                                ESTIMATES, 03/04                               3


                  ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

Estimates(2)       Revised Forecast(2)                                                                              ESTIMATES
  2002/03                2002/03                                                                                     2003/04
   $000                   $000                                                                                         $000
-------------------------------------------------------------------------------------------------------------------------------
                                         FINANCIAL ASSETS
    381,000              173,000         Cash and Temporary Investments .........................................      152,000
  1,304,000            1,033,000         Loans and Investments ..................................................    1,776,000
  2,595,000            2,587,000         Equity in Self-Supported Crown Corporations and Agencies ...............    2,594,000
  8,087,000            7,571,000         Financed Assets of Crown Corporations and Agencies(3) ..................    8,270,000
-----------           -----------                                                                                  -----------
 12,367,000           11,364,000                                                                                    12,792,000
-----------           -----------                                                                                  -----------

                                         LIABILITIES
     13,000                6,000         Unfunded Pension Liabilities ...........................................        6,000
  1,416,000            1,568,000         Working Capital Deficiency(4) ..........................................    1,438,000
-----------          -----------                                                                                  -----------
  1,429,000            1,574,000                                                                                     1,444,000

 31,601,000           29,281,000         Taxpayer-Supported Debt ................................................   32,046,000
  8,377,000            7,687,000         Self-Supported Debt ....................................................    8,420,000
    750,000              300,000         Forecast Allowance .....................................................      500,000
-----------          -----------                                                                                   -----------
 40,728,000           37,268,000                                                                                    40,966,000
   (635,000)            (426,000)        Less: Debt Guarantees and Non-Guaranteed Debt(5) .......................     (439,000)
-----------          -----------                                                                                   -----------
 40,093,000           36,842,000         Total Debt .............................................................   40,527,000
-----------          -----------                                                                                   -----------
 41,522,000           38,416,000                                                                                    41,971,000
-----------          -----------                                                                                   -----------
(29,155,000)         (27,052,000)        Net Liabilities ......................................................... (29,179,000)
-----------          -----------                                                                                   -----------

                                        NON-FINANCIAL ASSETS
  7,424,000            7,141,000        Prepaid Capital Advances (net)(6) .......................................    7,313,000
 11,525,000           11,098,000        Investment in Capital Assets (net)(6) ...................................   10,735,000
    419,000              285,000        Other Assets ............................................................      303,000
-----------          -----------                                                                                   -----------
 19,368,000           18,524,000                                                                                    18,351,000
-----------          -----------                                                                                   -----------
 (9,787,000)          (8,528,000)       Accumulated Deficit .....................................................  (10,828,000)
-----------          -----------                                                                                   -----------
-----------          -----------                                                                                   -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES
(1) Figures have been rounded to the nearest million.
(2) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation.
(3) Includes loans to Crown corporations and agencies for the purchase of capital assets.
(4) Working capital includes accounts receivable, inventories, accounts payable, accrued liabilities and deferred revenues.
(5) Represents loan guarantees, and Crown corporation/agency debt which has not been borrowed from or guaranteed by the provincial government.
(6) Prepaid capital advances and investment in capital assets are reported net of amortization.

4                                ESTIMATES, 03/04


                    ESTIMATED STATEMENT OF OPERATIONS(1),(3)

Estimates(2)       Revised Forecast(2)                                                                              ESTIMATES
  2002/03                2002/03                                                                                     2003/04
   $000                   $000                                                                                         $000
-------------------------------------------------------------------------------------------------------------------------------
                                         REVENUE
13,018,000             12,365,000        Taxation ..............................................................    13,341,000
 2,867,000              3,002,000        Natural Resource ......................................................     3,396,000
 2,407,000              2,517,000        Fees and licences .....................................................     2,262,000
   777,000                659,000        Investment earnings ...................................................       728,000
   936,000                906,000        Miscellaneous .........................................................       900,000
 1,651,000              1,717,000        Net earnings of Self-Supported Crown Corporations and Agencies.........     1,381,000
 3,327,000              3,809,000        Contributions from the Federal Government .............................     3,992,000
----------            -----------                                                                                  -----------
24,983,000             24,975,000        Total Revenue .........................................................    26,000,000
----------            -----------                                                                                  -----------

                                         EXPENSES
10,674,000             10,707,000        Health ................................................................    10,718,000
 3,297,000              3,096,000        Social Services .......................................................     2,856,000
 6,936,000              6,954,000        Education .............................................................     6,936,000
 1,462,000              1,471,000        Protection of persons and property ....................................     1,428,000
 1,605,000              1,699,000        Transportation ........................................................     1,354,000
 1,208,000              1,526,000        Natural resource and economic development .............................     1,127,000
 1,097,000                987,000        Other .................................................................     1,123,000
   500,000                496,000        General Government ....................................................       466,000
 1,854,000              1,539,000        Interest ..............................................................     1,792,000
----------            -----------                                                                                  -----------
28,633,000             28,475,000        Total Expenses ........................................................    27,800,000
----------            -----------                                                                                  -----------

(3,650,000)            (3,500,000)       Deficit before Forecast Allowance .....................................    (1,800,000)

  (750,000)              (300,000)       Forecast Allowance ....................................................      (500,000)
----------            -----------                                                                                   -----------
(4,400,000)            (3,800,000)       Deficit ...............................................................    (2,300,000)
----------            -----------                                                                                   -----------
----------            -----------                                                                                   -----------

NOTES

(1)  Figures have been rounded to the nearest million.

(2) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation.

(3) The Estimated Summary Statement of Operations discloses budgeted amounts for revenues and expenses of the Government Reporting Entity on a functional basis. The statement fully consolidates the taxpayer-supported Crown corporations/agencies and regional authorities with the Consolidated Revenue Fund. This results in revenues and expenses of the Crown corporations/agencies and regional authorities being added to those of the Consolidated Revenue Fund.

                                ESTIMATES, 03/04                               5

                           ESTIMATED DEFICIT OVERVIEW

Estimates(1)        Revised Forecast(1)                                                                                ESTIMATES
  2002/03                 2002/03                                                                                       2003/04
   $000                    $000                                                                                           $000
----------------------------------------------------------------------------------------------------------------------------------
                                          TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES
 23,332,000              23,258,000       Revenue ................................................................      24,619,000
(28,633,000)            (28,475,000)      Expense ................................................................     (27,800,000)
-----------             -----------                                                                                    -----------
 (5,301,000)             (5,217,000)                                                                                    (3,181,000)

  1,651,000               1,717,000       Net Earnings of Self-Supported Crown Corporations and Agencies ........        1,381,000
-----------             -----------                                                                                    -----------
 (3,650,000)             (3,500,000)      DEFICIT BEFORE FORECAST ALLOWANCE .....................................       (1,800,000)
   (750,000)               (300,000)      Forecast Allowance ....................................................         (500,000)
-----------             -----------                                                                                    -----------
 (4,400,000)             (3,800,000)      DEFICIT ...............................................................       (2,300,000)
-----------             -----------                                                                                    -----------
-----------             -----------                                                                                    -----------
----------------------------------------------------------------------------------------------------------------------------------



                           ESTIMATED ACCUMULATED DEFICIT

Estimates               Revised Forecast                                                                         ESTIMATES
 2002/03                    2002/03                                                                               2003/04
  $000                       $000                                                                                  $000
-----------------------------------------------------------------------------------------------------------------------------

(5,387,000)             (4,710,000)       Accumulated Deficit, Beginning of Year(2) .....................       (8,528,000)
        --                 (18,000)       Adjustments(3).................................................               --
-----------             -----------                                                                            -----------
(5,387,000)             (4,728,000)       Accumulated Deficit, Beginning of Year, Restated ..............       (8,528,000)
(4,400,000)             (3,800,000)       Deficit for the Year ..........................................       (2,300,000)
-----------             -----------                                                                            -----------
(9,787,000)             (8,528,000)       Accumulated Deficit, End of Year ..............................      (10,828,000)
-----------             -----------                                                                            -----------
-----------             -----------                                                                            -----------
-----------------------------------------------------------------------------------------------------------------------------

NOTES

(1) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation.

(2) The 2002/03 Revised Forecast amount for the beginning of the fiscal year is as reported in the 2001/02 Public Accounts.

(3) The 2002/03 Revised Forecast adjustment represents a correction to the province's proportional interest in Canadian Blood Services.

6                                ESTIMATES, 03/04

                           ESTIMATED REVENUE BY SOURCE

Estimates(1)            Revised Forecast(1)                                                                         ESTIMATES
  2002/03                   2002/03                                                                                  2003/04
   $000                      $000                                                                                      $000
-----------------------------------------------------------------------------------------------------------------------------
                                          Taxation Revenue
 4,850,000               4,216,000           Personal income.................................................      4,722,000

   777,000                 645,000           Corporation income..............................................        755,000
 3,828,000               3,816,000           Social service .................................................      3,995,000
 3,563,000               3,688,000           Other(2)........................................................      3,869,000
----------             -----------                                                                               -----------
13,018,000              12,365,000               Total Taxation Revenue .....................................     13,341,000
----------             -----------                                                                               -----------
                                          Natural Resource Revenue
 1,386,000               1,441,000           Petroleum, natural gas and minerals.............................      1,766,000
 1,145,000               1,212,000           Forests .............................................. .........      1,102,000
   336,000                 349,000           Water and other resources ......................................        528,000
----------             -----------                                                                               -----------
 2,867,000               3,002,000               Total Natural Resource Revenue .............................      3,396,000
----------             -----------                                                                               -----------

                                          Other Revenue
 1,296,000               1,385,000           Medical Services Plan premiums .................................      1,410,000
   345,000                 350,000           Motor vehicle licences and permits..............................        352,000
   766,000                 782,000           Other fees and licences ........................................        500,000
   777,000                 659,000           Investment earnings ............................................        728,000
   936,000                 906,000           Miscellaneous(3)................................................        900,000
----------             -----------                                                                               -----------
 4,120,000               4,082,000               Total Other Revenue.........................................      3,890,000
----------             -----------                                                                               -----------

                                          Contributions from the Federal Government
 2,805,000               2,649,000           Canada health and social transfer...............................      2,763,000
        --                 668,000           Equilization ...................................................        675,000
   522,000                 492,000           Other contributions(4) .........................................        554,000
----------             -----------                                                                               -----------
 3,327,000               3,809,000               Total Contributions from the Federal Government ............      3,992,000
----------             -----------                                                                               -----------
23,332,000              23,258,000        TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES ..........................     24,619,000

                                          Self-support Crown Corporations
   345,000                 415,000           British Columbia Hydro and Power Authority .....................        (48,000)
     5,000                 (65,000)              Transfer to (from) Rate Stabilization ......................        (22,000)
----------             -----------                                                                               -----------
   350,000                 350,000           British Columbia Hydro and Power Authority .....................        (70,000)
   640,000                 651,000           British Columbia Liquor Distribution Branch ....................        655,000
   660,000                 670,000           British Columbia Lottery Corporation ...........................        725,000
    14,000                 (83,000)          British Columbia Railway Company ...............................         61,000
   (10,000)                 33,000           Insurance Corporation of British Columbia ......................         45,000
     5,000                  12,000           Other...........................................................          5,000
----------             -----------                                                                               -----------
 1,659,000               1,633,000                                                                                 1,421,000
    (8,000)                 84,000           Accounting adjustments(5) ......................................        (40,000)
----------             -----------                                                                               -----------
 1,651,000               1,717,000           Net Earnings of Self-Supported Crown Corporations and Agencies .      1,381,000
----------             -----------                                                                               -----------
24,983,000              24,975,000        TOTAL REVENUE .....................................................     26,000,000
----------             -----------                                                                               -----------
----------             -----------                                                                               -----------
-----------------------------------------------------------------------------------------------------------------------------

NOTES

(1) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation.

(2) Includes fuel, tobacco, property, property transfer, corporation capital and other taxation revenue sources.

(3) Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(4) Includes contributions for health, education, housing and social service programs, for transportation, projects and to British Columbia Ferry Corporation.

(5) Includes, primarily, an adjustment to British Columbia Railway Company to bring its financial results in line with the government fiscal year.

                                ESTIMATES, 03/04                               7

                       ESTIMATED EXPENSE BY ORGANIZATION(1)

Estimates(1)         Revised Forecast(1)                                                                              ESTIMATES
  2002/03                  2002/03                                                                                     2003/04
   $000                     $000                                                                                         $000
----------------------------------------------------------------------------------------------------------------------------------
    41,249                 38,249           Legislation .........................................................        42,955
    30,122                 26,122           Officers of the Legislature .........................................        22,709
    47,062                 45,062           Office of the Premier ...............................................        52,270
 1,899,007              1,899,007           Ministry of Advanced Education ......................................     1,899,007
    64,061                 64,061           Ministry of Agriculture, Food and Fisheries .........................        49,153
   558,514                540,514           Ministry of Attorney General ........................................       505,845
 1,587,544              1,587,544           Ministry of Children and Family Development .........................     1,451,472
   652,564                641,564           Ministry of Community, Aboriginal and Women's Services ..............       665,551
    51,389                 49,389           Ministry of Competition, Science and Enterprise .....................       114,706
 4,859,926              4,859,926           Ministry of Education ...............................................     4,859,939
    52,342                 52,342           Ministry of Energy and Mines ........................................        56,631
    57,588                 57,588           Ministry of Finance .................................................        54,870
   621,282                621,282           Ministry of Forests .................................................       564,899
    23,180                 23,180           Ministry of Health Planning .........................................        24,154
10,185,966             10,185,966           Ministry of Health Services .........................................    10,185,347
 1,671,801              1,518,801           Ministry of Human Resources .........................................     1,417,493
    55,585                 55,585           Ministry of Management Services .....................................        46,679
    50,698                 43,698           Ministry of Provincial Revenue ......................................        49,642
   509,496                509,496           Ministry of Public Safety and Solicitor General .....................       506,684
    28,800                 25,800           Ministry of Skills Development and Labour ...........................        25,637
   117,497                117,497           Ministry of Sustainable Resource Management .........................        92,297
   734,632                734,632           Ministry of Transportation ..........................................       834,366
   148,558                148,558           Ministry of Water, Land and Air Protection ..........................       130,057
   920,000                730,000           Management of Public Funds and Debt .................................       926,000
   556,446                547,137           Other Appropriations(2) .............................................       455,637
        --                275,000           Forestry Restructuring ..............................................            --
----------           ------------                                                                                  ------------
25,525,309             25,398,000           CONSOLIDATED REVENUE FUND EXPENSES(3) ...............................    25,034,000
  (723,000)              (818,000)          Less: Grants to agencies and other internal transfers(4) ............    (1,087,000)
 1,517,000              1,421,000           Add: Expenses recovered from external entities(3) ...................     1,615,000
----------           ------------                                                                                  ------------
26,319,309             26,001,000                                                                                    25,562,000

 2,314,000              2,471,000           TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES(5) ...............     1,955,000
        --                  3,000           REGIONAL AUTHORITIES(6) .............................................       283,000
----------           ------------                                                                                  ------------
28,633,309             28,475,000           TOTAL EXPENSE .......................................................    27,800,000
----------           ------------                                                                                  ------------
----------           ------------                                                                                  ------------
----------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2)  See page 13 for details on Other Appropriations.

(3) Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(4) Grants and other payments between the Consolidated Revenue Fund and the taxpayer-supported Crown corporations/agencies and regional authorities are eliminated to avoid double counting.

(5)  See Schedule K for details on revenues and expenses.

(6)  See Schedule L for details on revenues and expenses.

8                                ESTIMATES, 03/04

                 ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE(1)

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
-------------------------------------------------------------------------------------------------------------------------------
                                      LEGISLATION
                     41,249       1      Legislation .........................................        42,955
---------       -----------                                                                       ----------
   41,249                                Total Voted Expense .................................                       42,955
---------                                                                                                        ----------
   41,249                                Total Expense .......................................                       42,955
---------                                                                                                        ----------
---------                                                                                                        ----------

                                      OFFICERS OF THE LEGISLATURE
                      8,364       2     Auditor General ......................................         7,901
                        292       3     Conflict of Interest Commissioner ....................           292
                     13,589       4     Elections BC .........................................         7,509
                      2,227       5     Information and Privacy Commissioner .................         1,972
                      4,549       6     Ombudsman ............................................         4,050
                      1,101       7     Police Complaint Commissioner ........................           985
---------       -----------                                                                     -----------
   30,122                               Total Voted Expense ..................................                      22,709
---------                                                                                       -----------     ----------
   30,122                               Total Expense ........................................                      22,709
---------                                                                                       -----------     ----------
---------                                                                                       -----------     ----------

                                     OFFICE OF THE PREMIER
                     47,062       8     Office of the Premier .................................      52,270
---------       -----------                                                                     -----------
   47,062                               Total Voted Expense  ..................................                     52,270
---------                                                                                                       ----------
   47,062                               Total Expense .........................................                     52,270
---------                                                                                                       ----------
---------                                                                                                       ----------

                                     MINISTRY OF ADVANCED EDUCATION
                  1,899,327      9      Ministry Operations ..................................    1,899,007
                  ---------                                                                      ----------
1,899,327                               Total Voted Expense ..................................                   1,899,007

                     78,907     (S)     Industry Training and Apprenticeship .................       78,438
                    (79,227)            Transfer from Ministry Operations Vote ...............      (78,438)
                  ---------                                                                      ----------
     (320)                              Total Special Accounts (net of transfers).............                         --
---------                                                                                                       ----------
1,899,007                               Total Expense ........................................                  1,899,007
---------                                                                                                       ----------
---------                                                                                                       ----------

                                     MINISTRY OF AGRICULTURE, FOOD AND FISHERIES
                    64,041      10      Ministry Operations ..................................       49,133
   64,041                               Total Voted Expense ..................................                     49,133

                        20      (S)     Livestock Protection ................................            20
                  ---------                                                                      ----------
       20                               Total Special Accounts ..............................                          20
---------                                                                                                       ----------
   64,061                               Total Expense .......................................                      49,153
---------                                                                                                       ----------
---------                                                                                                       ----------
-------------------------------------------------------------------------------------------------------------------------------

   NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                                ESTIMATES, 03/04                              9

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
-------------------------------------------------------------------------------------------------------------------------------
                                     MINISTRY OF ATTORNEY GENERAL
                   414,418      11     Ministry Operations ................................         379,990
                    53,303      12     Treaty Negotiations Office .........................          34,665
                    51,179      13     Judiciary ..........................................          51,636
                    30,000      14     Statutory Services .................................          28,700
---------        ---------                                                                      -----------        ----------
  548,900                              Total Voted Expense ................................                           494,991

                    17,783     (S)     Public Guardian and Trustee of British Columbia ....          17,351
                    (8,169)            Transfer from Ministry Operations Vote .............          (6,497)
                 ---------                                                                      -----------
    9,614                              Total Special Accounts (net of transfers)...........                            10,854
---------                                                                                                         -----------
  558,514                              Total Expense ......................................                           505,845
---------                                                                                                         -----------
---------                                                                                                         -----------

                                     MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT
                 1,587,544     15      Ministry Operations ................................       1,451,472
                 ---------                                                                      -----------
1,587,544                              Total Voted Expense ................................                         1,451,472
---------                                                                                                         -----------
1,587,544                              Total Expense ......................................                         1,451,472
---------                                                                                                         -----------
---------                                                                                                         -----------
                                     MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S
                                     SERVICES
                   629,863     16      Ministry Operations ................................         642,998
                    14,155     17      Royal British Columbia Museum ......................          12,751
                 ---------                                                                      -----------
  644,018                              Total Voted Expense ................................                          655,749
                     3,398    (S)      First Citizens' Fund ...............................           3,962
                       280    (S)      Olympic Arts Fund ..................................             483
                     1,726    (S)      Physical Fitness and Amateur Sports Fund ...........           2,215
                     3,142    (S)      University Endowment Lands Administration ..........           3,142
                 ---------                                                                      -----------
    8,546                              Total Special Accounts .............................                            9,802
---------                                                                                                        -----------
  652,564                              Total Expense ......................................                          665,551
---------                                                                                                        -----------
---------                                                                                                        -----------

                                     MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE
                    49,889    18       Ministry Operations ................................        113,206
                 ---------                                                                      -----------
   49,889                              Total Voted Expense ................................                          113,206
                     1,500    (S)      Northern Development Fund ..........................          1,500
                 ---------                                                                      -----------
    1,500                              Total Special Accounts .............................                            1,500
---------                                                                                                        -----------
   51,389                              Total Expense ......................................                          114,706
---------                                                                                                        -----------
---------                                                                                                        -----------
                                     MINISTRY OF EDUCATION
                 4,859,926    19       Ministry Operations ................................      4,859,939
                 ---------                                                                      -----------
4,859,926                              Total Voted Expense ................................                        4,859,939
---------                                                                                                        -----------
4,859,926                              Total Expense ......................................                        4,859,939
---------                                                                                                        -----------
---------                                                                                                        -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

10                                ESTIMATES, 03/04

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
---------------------------------------------------------------------------------------------------------------------------------
                                      MINISTRY OF ENERGY AND MINES
                    26,777     20        Ministry Operations ...............................        32,390
                    25,350     21        Contracts and Funding Arrangements ................        24,240
                         1     22        British Columbia Utilities Commission .............             1
                 ---------                                                                      ----------
   52,128                                Total Voted Expense ...............................                            56,631

                       214    (S)        Vancouver Island Natural Gas Pipeline .............            --
                 ---------                                                                      ----------
      214                                Total Special Accounts ............................                                --
---------                                                                                                          -----------
   52,342                                Total Expense .....................................                            56,631
---------                                                                                                          -----------
---------                                                                                                          -----------

                                      MINISTRY OF FINANCE
                     41,845    23        Ministry Operations ...............................        39,249
                     14,812    24        Public Sector Employers' Council ..................        14,812
                  ---------                                                                     ----------
   56,657                                Total Voted Expense ...............................                            54,061

                        931    (S)       Unclaimed Property ................................           809
                         --    (S)       Provincial Treasury Revenue Program ...............            --
                  ---------                                                                     ----------
      931                                Total Special Accounts ............................                               809
---------                                                                                                          -----------
   57,588                                Total Expense .....................................                            54,870
---------                                                                                                          -----------
---------                                                                                                          -----------

                                      MINISTRY OF FORESTS
                    345,142    25        Ministry Operations ...............................       312,230
                    146,000    26        Forest Investment .................................       110,000
---------         ---------                                                                     ----------         -----------
  491,142                                Total Voted Expense ...............................                          422,230

                    124,019   (S)        BC Timber Sales ...................................       138,179
                      2,293   (S)        Forest Stand Management Fund ......................         1,490
                      3,828   (S)        South Moresby Forest Replacement ..................         3,000
                  ---------                                                                     ----------
  130,140                                Total Special Accounts ............................                          142,669
---------                                                                                                         -----------
  621,282                                Total Expense .....................................                          564,899
---------                                                                                                         -----------
---------                                                                                                         -----------

                                     MINISTRY OF HEALTH PLANNING
                     16,071   27         Ministry Operations ...............................        17,069
                      7,109   28         Vital Statistics ..................................         7,085
                  ---------                                                                     ----------
  23,180                                Total Voted Expense ...............................                        24,154
---------                                                                                                        -----------
   23,180                                Total Expense .....................................                        24,154
---------                                                                                                        -----------
---------                                                                                                        -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                                ESTIMATES, 03/04                             11

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
-------------------------------------------------------------------------------------------------------------------------------

                                     MINISTRY OF HEALTH SERVICES
                 10,041,466    29       Ministry Operations ................................     10,038,097
                -----------                                                                     -----------

10,041,466                              Total Voted Expense ................................                      10,038,097
                    144,500    (S)      Health Special Account .............................        147,250
                     15,000    (S)      Medical and Health Care Services ...................             --
                    (15,000)            Transfer from Ministry Operations Vote .............             --
                -----------                                                                     -----------
   144,500                              Total Special Accounts (net of transfers) ..........                         147,250
----------                                                                                                       -----------
10,185,966                              Total Expense ......................................                      10,185,347
----------                                                                                                       -----------
----------                                                                                                       -----------
                                     MINISTRY OF HUMAN RESOURCES
                  1,671,801    30       Ministry Operations ................................      1,417,493
                -----------                                                                     -----------
 1,671,801                              Total Voted Expense ................................                       1,417,493
----------                                                                                                       -----------
 1,671,801                              Total Expense ......................................                       1,417,493
----------                                                                                                       -----------
----------                                                                                                       -----------

                                     MINISTRY OF MANAGEMENT SERVICES
                     46,094    31       Ministry Operations ................................         38,218
                      9,491    32       Public Service Employee Relations Commission .......          8,461
                -----------                                                                     -----------
    55,585                              Total Voted Expense ................................                          46,679
----------                                                                                                       -----------
    55,585                              Total Expense ......................................                          46,679
----------                                                                                                       -----------
----------                                                                                                       -----------

                                     MINISTRY OF PROVINCIAL REVENUE
                     50,673    33       Ministry Operations ................................         49,617
                -----------                                                                     -----------
    50,673                              Total Voted Expense ................................                          49,617
                         25    (S)      Provincial Home Acquisition ........................             25
                -----------                                                                     -----------
        25                              Total Special Accounts .............................                              25
----------                                                                                                       -----------
    50,698                              Total Expense ......................................                          49,642
----------                                                                                                       -----------
----------                                                                                                       -----------

                                     MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL
                    477,505    34       Ministry Operations ................................        480,862
                     16,956    35       Statutory Services .................................         16,957
                -----------                                                                     -----------
   494,461                              Total Voted Expense ................................                         497,819
                      6,176    (S)      Forfeited Crime Proceeds Fund ......................
                      1,540    (S)      Inmate Work Program ................................          1,540
                      7,319    (S)      Victims of Crime Act ...............................          7,325
                -----------                                                                     -----------
    15,035                              Total Special Accounts .............................                           8,865
----------                                                                                                       -----------
   509,496                              Total Expense ......................................                         506,684
----------                                                                                                       -----------
----------                                                                                                       -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES * An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

12                                ESTIMATES, 03/04

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
-------------------------------------------------------------------------------------------------------------------------------
                                     MINISTRY OF SKILLS DEVELOPMENT AND LABOUR
                    28,800     36        Ministry Operations .................................   25,637
                ----------                                                                    ---------
 28,800                                  Total Voted Expense .................................                     25,637
-------                                                                                                       -----------
 28,800                                  Total Expense .......................................                     25,637
-------                                                                                                       -----------
-------                                                                                                       -----------

                                     MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT
                   114,566     37        Ministry Operations .................................   90,001
                     2,931     38        Agricultural Land Commission ........................    2,296
                ----------                                                                    ---------
117,497                                  Total Voted Expense .................................                     92,297

                        --     (S)       Crown Land Special Account ..........................       --
                ----------                                                                    ---------
     --                                  Total Special Accounts ..............................                         --
-------                                                                                                       -----------
117,497                                  Total Expense .......................................                     92,297
-------                                                                                                       -----------
-------                                                                                                       -----------

                                     MINISTRY OF TRANSPORTATION
                   734,632     39        Ministry Operations .................................  834,366
734,632                                  Total Voted Expense .................................                    834,366
-------                                                                                                       -----------
734,632                                  Total Expense .......................................                    834,366
-------                                                                                                       -----------
-------                                                                                                       -----------
                                     MINISTRY OF WATER, LAND AND AIR PROTECTION
                   117,213     40        Ministry Operations .................................   98,712
                ----------                                                                    ---------
117,213                                  Total Voted Expense .................................                     98,712
                    31,345     (S)       Sustainable Environment Fund ........................   31,345
                ----------                                                                    ---------
 31,345                                  Total Special Accounts ..............................                     31,345
-------                                                                                                       -----------
148,558                                  Total Expense .......................................                    130,057
-------                                                                                                       -----------
-------                                                                                                       -----------
                                     MANAGEMENT OF PUBLIC FUNDS AND DEBT
                   920,000     41        Management of Public Funds and Debt .................  926,000
                ----------                                                                    ---------
920,000                                  Total Voted Expense .................................                    926,000
-------                                                                                                       -----------
920,000                                  Total Expense .......................................                    926,000
-------                                                                                                       -----------
-------                                                                                                       -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                                ESTIMATES, 03/04                             13

      Estimates 2002/03         Vote *                                                                  ESTIMATES 2003/04
  $000                $000        No.                                                                 $000            $000
-------------------------------------------------------------------------------------------------------------------------------
                                      OTHER APPROPRIATIONS
                    173,695       42     Contingencies (All Ministries) and New Programs ........       170,000
                    230,000       43     Government Restructuring (All Ministries) ..............       190,000
                     91,000       44     BC Family Bonus ........................................        85,000
                         --       45     Citizens' Assembly .....................................         1,500
                          1       46     Commissions on Collection of Public Funds and Allowances             1
                                         for Doubtful Revenue Accounts

                      3,542       47     Environmental Assessment Office ........................         2,897
                      1,895       48     Environmental Boards and Forest Appeals Commission               1,895
                      4,822       49     Forest Practices Board .................................         4,344
                      1,491              Office of the Child, Youth and Family Advocate .........            --
                     50,000              Seismic Mitigation .....................................            --
                 ----------                                                                         -----------
   556,446                               Total Voted Expense ....................................                      455,637
                         --       (S)    Insurance and Risk Management  .........................            --
                         --       (S)    Build BC Special Account ...............................            --
                         --       (S)    Purchasing Commission Working Capital Account ..........            --
                 ----------                                                                         -----------
        --                               Total Special Accounts .................................                          --
----------                                                                                                         -----------
   556,446                               Total Expense ..........................................                      455,637
----------                                                                                                         -----------
----------                                                                                                         -----------
                                      ALL APPROPRIATIONS
                 25,183,759              Total Voted Expense ....................................     24,680,861
                    341,550              Total Special Accounts (Statutory) .....................        353,139
----------      -----------                                                                          -----------   -----------
25,525,309                               Total Expense ..........................................                   25,034,000
----------                                                                                                         -----------
----------                                                                                                         -----------
-------------------------------------------------------------------------------------------------------------------------------

NOTES

* An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1) For comparison purposes only, amounts shown for 2002/03 expense have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

                          ESTIMATES OF SPECIAL OFFICES,
                       MINISTRIES AND OTHER APPROPRIATIONS



Legislation

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education

Ministry of Agriculture, Food and Fisheries

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community, Aboriginal and Women's Services

Ministry of Competition, Science and Enterprise

Ministry of Education

Ministry of Energy and Mines

Ministry of Finance

Ministry of Forests

Ministry of Health Planning

Ministry of Health Services

Ministry of Human Resources

Ministry of Management Services

Ministry of Provincial Revenue

Ministry of Public Safety and Solicitor General

Ministry of Skills Development and Labour

Ministry of Sustainable Resource Management

Ministry of Transportation

Ministry of Water, Land and Air Protection

Management of Public Funds and Debt

Other Appropriations

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA


                                   LEGISLATION

                                     SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------------------------------------------
                                                                                       Estimates                 ESTIMATES
                                                                                       2002/03(1)                 2003/04
--------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 1--Legislation .................................................                41,249                    42,955
                                                                                --------------              ------------
OPERATING EXPENSE                                                                       41,249                    42,955
                                                                                --------------              ------------
                                                                                --------------              ------------
--------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                 --                        --
--------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                    451                       670
--------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                                --                        --
--------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                                --                        --
--------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                    230                       300
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

18                                 LEGISLATION


                                     SUMMARY
                                     ($000)


                                                 2002/03                                       2003/04 ESTIMATES
                                               -----------                    ------------------------------------------

                                                                                                EXTERNAL
OPERATING EXPENSE                                Net                            GROSS          RECOVERIES                NET
-------------------------------------------------------------------------------------------------------------------------------
Members' Services ...........................   19,807                         18,968                  --               18,968
Caucus Support Services .....................    3,481                          3,869                  --                3,869
Office of the Speaker .......................      333                            353                  --                  353
Clerk of the House ..........................    8,928                         10,466                  --               10,466
Sergeant-at-Arms ............................    3,490                          3,529                  --                3,529
Hansard .....................................    2,961                          3,475                  --                3,475
Legislative Library .........................    2,249                          2,295                  --                2,295
                                             ---------                      ---------          ----------            ---------
TOTAL OPERATING EXPENSE .....................   41,249                         42,955                  --               42,955
                                             ---------                      ---------          ----------            ---------
                                             ---------                      ---------          ----------            ---------


CAPITAL EXPENDITURES                             Net                   DISBURSEMENTS       RECEIPTS             NET
-------------------------------------------------------------------------------------------------------------------------------

Office of the Speaker .....................          2                       --                 --                   --
Clerk of the House ........................        195                      365                 --                  365
Sergeant-at-Arms ..........................          5                       20                 --                   20
Hansard ...................................        157                      207                 --                  207
Legislative Library .......................         92                       78                 --                   78
                                             ---------                 ---------        ----------            ---------

TOTAL CAPITAL EXPENDITURES                         451                      670                 --                  670
                                             ---------                 ---------        ----------            ---------
                                             ---------                 ---------        ----------            ---------

                                   LEGISLATION                               19


                          OPERATING EXPENSE BY SUB-VOTE
                                      $000


                                                                                   Estimates                       ESTIMATES
                                                                                    2002/03                         2003/04
-------------------------------------------------------------------------------------------------------------------------------

                             VOTE  1 - LEGISLATION
This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries, organizations, and individuals.

MEMBERS' SERVICES .......................................................           19,807                         18,968

CAUCUS SUPPORT SERVICES  ................................................            3,481                          3,869

OFFICE OF THE SPEAKER ...................................................              333                            353

CLERK OF THE HOUSE  .....................................................            8,928                          10,466

SERGEANT-AT-ARMS ........................................................            3,490                          3,529

HANSARD .................................................................            2,961                          3,475

LEGISLATIVE LIBRARY .....................................................            2,249                          2,295

-------------------------------------------------------------------------------------------------------------------------------
VOTE 1-- LEGISLATION                                                                41,249                         42,955
-------------------------------------------------------------------------------------------------------------------------------





                                          GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits .........................................................               19,820             20,734
Operating Costs ...............................................................                8,418              10,240
Other Expenses ................................................................               13,251             12,181
Internal Recoveries ...........................................................                 (240)              (200)
                                                                                      ---------------       -------------
TOTAL OPERATING EXPENSE ........................................................              41,249             42,955
                                                                                      ---------------       -------------
                                                                                      ---------------       -------------
-------------------------------------------------------------------------------------------------------------------------------

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA


                           OFFICERS OF THE LEGISLATURE

                                     SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------------------------------------------
                                                                                       Estimates                 ESTIMATES
                                                                                       2002/03(1)                 2003/04
--------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
Vote 2--Auditor General .......................................................           8,364                     7,901
Vote 3--Conflict of Interest Commissioner ......................................            292                       292
Vote 4--Elections BC ..........................................................          13,589                     7,509
Vote 5--Information and Privacy Commissioner ..................................           2,227                     1,972
Vote 6--Ombudsman ..............................................................          4,549                     4,050
Vote 7--Police Complaint Commissioner .........................................           1,101                       985
                                                                                  --------------             -------------
OPERATING EXPENSE                                                                        30,122                    22,709
                                                                                  --------------             -------------
                                                                                  --------------             -------------
--------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                 --                         --
--------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                  2,834                      1,297
--------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                                --                         --
--------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                                --                         --
--------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                    242                        211
--------------------------------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

22                          OFFICERS OF THE LEGISLATURE

                                     SUMMARY
                                      $000


                                                 2002/03                                       2003/04 ESTIMATES
                                               -----------                    ------------------------------------------

                                                                                       EXTERNAL
OPERATING EXPENSE                                Net                   GROSS          RECOVERIES              NET
------------------------------------------------------------------------------------------------------------------------
Auditor General ..........................      8,364                  9,801          (1,900)                7,901
Conflict of Interest Commissioner ........        292                    292              --                   292
Elections BC .............................     13,589                  7,509              --                 7,509
Information and Privacy Commissioner .....      2,227                  1,987             (15)                1,972
Ombudsman ................................      4,549                  4,051              (1)                4,050
Police Complaint Commissioner ............      1,101                    985              --                   985
                                            ---------               ---------        ----------            ---------

TOTAL OPERATING EXPENSE ..................     30,122                 24,625          (1,916)                22,709
                                            ---------               ---------        ----------            ---------
                                            ---------               ---------        ----------            ---------



CAPITAL EXPENDITURES                             Net               DISBURSEMENTS      RECEIPTS                NET
Auditor General ..........................        190                    190                --                  190
Conflict of Interest Commissioner ........         --                     --                --                   --
Elections BC .............................      2,545                  1,005                --                1,005
Information and Privacy Commissioner .....         15                     15                --                   15
Ombudsman ................................         59                     62                --                   62
Police Complaint Commissioner ............         25                     25                --                   25
                                              ---------               ---------     ----------            ---------

TOTAL CAPITAL EXPENDITURES ...............      2,834                  1,297                --                1,297
                                              ---------               ---------     ----------            ---------
                                              ---------               ---------     ----------            ---------

                          OFFICERS OF THE LEGISLATURE                        23


                                     SUMMARY
                                      $000


                                                                                     Estimates                  ESTIMATES
                                                                                      2002/03                    2003/04
-------------------------------------------------------------------------------------------------------------------------------

                            VOTE 2 - AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the
Legislature under the authority of the AUDITOR GENERAL ACT, exists to help members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government's programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. Costs incurred for certain audits and related services are recovered.

OPERATING EXPENSE
Auditor General ..............................................................         8,364                      7,901
                                                                                --------------             -------------
                                                                                --------------             -------------
CAPITAL EXPENDITURES
Auditor General ..............................................................           190                        190
                                                                                --------------             -------------
                                                                                --------------             -------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General ..............................................................           103                        103
                                                                                --------------             -------------
                                                                                --------------             -------------



                   VOTE 3 - CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the MEMBERS' CONFLICT OF INTEREST ACT to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner ..............................................         292                       292
                                                                                --------------             -------------
                                                                                --------------             -------------

CAPITAL EXPENDITURES
Conflict of Interest Commissioner ..............................................         --                        --
                                                                                --------------             -------------
                                                                                --------------             -------------

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner ..............................................          2                         2
                                                                                --------------             -------------
                                                                                --------------             -------------

24                          OFFICERS OF THE LEGISLATURE

                                       $000


                                                                                     Estimates                  ESTIMATES
                                                                                      2002/03                    2003/04
-------------------------------------------------------------------------------------------------------------------------------

                              VOTE 4 - ELECTIONS BC
This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief
Electoral Officer is an officer of the Legislature and is responsible for the administration of the ELECTION ACT and the
RECALL AND INITIATIVE ACT.

OPERATING EXPENSE
Elections BC ..................................................................       13,589                     7,509
                                                                                --------------             -------------
                                                                                --------------             -------------
CAPITAL EXPENDITURES
Elections BC ..................................................................        2,545                     1,005
                                                                                --------------             -------------
                                                                                --------------             -------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC ...................................................................          48                        39
                                                                                --------------             -------------
                                                                                --------------             -------------


                  VOTE 5 - INFORMATION AND PRIVACY COMMISSIONER
This vote provides for the salaries and expenses of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the FREEDOM OF INFORMATION AND PROTECTION OF PRIVACY ACT (FOIPPA) with a broad mandate to protect the rights given to the public under FOIPPA. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Act, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the LOBBYIST REGISTRATION ACT. Costs related to the
Freedom of Information and Protection of Privacy Conferences are fully recovered from participants and sponsoring agencies.

OPERATING EXPENSE
Information and Privacy Commissioner ...........................................       2,227                     1,972
                                                                                --------------             -------------
                                                                                --------------             -------------
CAPITAL EXPENDITURES
Information and Privacy Commissioner ..........................................           15                        15
                                                                                --------------             -------------
                                                                                --------------             -------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner ..........................................           28                        20
                                                                                --------------             -------------
                                                                                --------------             -------------

                          OFFICERS OF THE LEGISLATURE                        25

                                       $000


                                                                                     Estimates                  ESTIMATES
                                                                                      2002/03                    2003/04
-------------------------------------------------------------------------------------------------------------------------------

                               VOTE 6 - OMBUDSMAN
This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature, under the authority of the OMBUDSMAN ACT. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman's own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, and regional districts. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government's and other public bodies' commitment to respect the principles of administrative fairness and natural justice. Some costs incurred are recovered from agencies, individuals, organizations, or other levels of government. Recoveries are also received from the distribution of materials developed by the office.


OPERATING EXPENSE
Ombudsman .....................................................................        4,549                     4,050
                                                                                --------------             -------------
                                                                                --------------             -------------
CAPITAL EXPENDITURES
Ombudsman .....................................................................           59                       62
                                                                                --------------             -------------
                                                                                --------------             -------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman .....................................................................           50                       38
                                                                                --------------             -------------
                                                                                --------------             -------------



                     VOTE 7 - POLICE COMPLAINT COMMISSIONER
This vote provides for the salaries of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature, under the authority of the POLICE ACT.

OPERATING EXPENSE
Police Complaint Commissioner ................................................         1,101                      985
                                                                                --------------             -------------
                                                                                --------------             -------------

CAPITAL EXPENDITURES
Police Complaint Commissioner ................................................            25                       25
                                                                                --------------             -------------
                                                                                --------------             -------------

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner ................................................            11                        9
                                                                                --------------             -------------
                                                                                --------------             -------------


-------------------------------------------------------------------------------------------------------------------------------
                                       GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ..............................................            16,684                          15,100
Operating Costs ....................................................             6,110                           9,438
Government Transfers ...............................................                61                              61
Other Expenses .....................................................             8,483                              26
External Recoveries ................................................            (1,216)                         (1,916)
                                                                         --------------                   -------------
TOTAL OPERATING EXPENSE ............................................            30,122                          22,709
                                                                         --------------                   -------------
                                                                         --------------                   -------------
-------------------------------------------------------------------------------------------------------------------------------


                                     [LOGO]
                                    BRITISH
                                    COLUMBIA


                               OFFICE OF THE PREMIER

The mission of the Office of the Premier is to ensure the achievement of the New Era vision through leadership across government and Crown agencies in innovative planning, timely decision-making and effective service delivery, supported by leading-edge technology, open and transparent communications, and positive intergovernmental relations.

                                MINISTRY SUMMARY
                                     ($000)


                                                                                     Estimates                  ESTIMATES
                                                                                     2002/03(1)                  2003/04
-------------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATION
Vote 8--Office of the Premier .................................................         47,062                    52,270
                                                                                 --------------             -------------
OPERATING EXPENSE                                                                       47,062                    52,270
                                                                                 --------------             -------------
                                                                                 --------------             -------------
-------------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                --                         --
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                   819                        609
-------------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                               --                         --
-------------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                               --                         --
-------------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                   343                        312
-------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

28                            OFFICE OF THE PREMIER


                             CORE BUSINESS SUMMARY
                                      $000


                                                 2002/03                                       2003/04 ESTIMATES
                                               -----------                    ------------------------------------------

                                                                                                     EXTERNAL
OPERATING EXPENSE                                                 Net               GROSS           RECOVERIES           NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Intergovernmental Relations Secretariat ...................       3,177             2,490               (10)             2,480
Crown Agencies Secretariat ................................       3,003             2,478                --              2,478
Public Affairs Bureau .....................................      33,983            40,806              (177)            40,629
Executive and Support Services ............................       6,899             6,683                --              6,683

                                                             -----------       -----------         ----------     ------------
  TOTAL OPERATING EXPENSE .................................      47,062            52,457              (187)            52,270
                                                             -----------       -----------         ----------     ------------
                                                             -----------       -----------         ----------     ------------



CAPITAL EXPENDITURES ......................................       Net            DISBURSEMENTS        RECEIPTS            NET

CORE BUSINESS
Intergovernmental Relations Secretariat ...................          30                25                --                 25
Crown Agencies Secretariat ................................          18                18                --                 18
Public Affairs Bureau .....................................         690               485                --                485
Executive and Support Services ............................          81                81                --                 81
                                                             -----------       -----------         ----------     ------------

  TOTAL CAPITAL EXPENDITURES ..............................         819               609                --                609
                                                             -----------       -----------         ----------     ------------
                                                             -----------       -----------         ----------     ------------

                              OFFICE OF THE PREMIER                          29



                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                                                     Estimates                  ESTIMATES
                                                                                      2002/03                    2003/04
-------------------------------------------------------------------------------------------------------------------------------

                         VOTE 8 - OFFICE OF THE PREMIER
This vote provides for programs and operations described in the voted appropriations under the following four core businesses: Intergovernmental Relations Secretariat, Crown Agencies Secretariat, Public Affairs Bureau, and Executive and
Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

VOTED APPROPRIATION
Intergovernmental Relations Secretariat ........................................      3,177                       2,480
                                                                               -------------               -------------
                                                                               -------------               -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for management and administration support for the Executive
Council in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the
Premier and Cabinet participation in First Ministers' Conferences, Premiers' Conferences, ministerial conferences, and international conferences. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the PROVINCIAL SYMBOLS AND HONOURS ACT.
Transfers are provided for activities of the Executive Council. A portion of costs may be recovered from ministries, special offices, other levels of government, and participating bodies.

CROWN AGENCIES SECRETARIAT

VOTED APPROPRIATION
Crown Agencies Secretariat.....................................................      3,003                       2,478
                                                                               -------------               -------------
                                                                               -------------               -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the strategic and systemic oversight of Crown corporations, agencies, boards and commissions including analysis, advice, and co-ordination on governance, accountability, strategic priorities, performance measurement, mandate/core reviews and cross-Crown agency issues and policies. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations agencies, boards and commissions.

PUBLIC AFFAIRS BUREAU

VOTED APPROPRIATION
Public Affairs Bureau .........................................................     33,983                      40,629
                                                                               -------------               -------------
                                                                               -------------               -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services and advertising services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices, and private bodies for advertising and other communications related activities. Recoveries may be received from ministries, special offices, Crown corporations, certain public bodies, and other levels of government for costs associated with media monitoring and other services.

30                               OFFICE OF THE PREMIER

                                      $000


                                                                                     Estimates                  ESTIMATES
                                                                                      2002/03                    2003/04
-------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Premier's Office ...............................................................       2,818                      2,818
Executive Operations ..........................................................        4,081                      3,865
                                                                                -------------              -------------
                                                                                       6,899                      6,683
                                                                                -------------              -------------
                                                                                -------------              -------------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the offices of the Premier and the Minister of State for
Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the
Minister of State, and their staff. This sub-vote also provides for support of the Executive Council, including Cabinet and government administration, management of cross-government issues and corporate planning and restructuring as well as the salaries, benefits, allowances and operating expenses for the deputy ministers' office; and salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees, and for the planning and coordination of legislative priorities.

-------------------------------------------------------------------------------------------------------------------------------
VOTE 8-- OFFICE OF THE PREMIER                                                       47,062                     52,270
-------------------------------------------------------------------------------------------------------------------------------



                                    MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ..............................................              23,150                          21,223
Operating Costs ....................................................              24,241                          30,679
Government Transfers ...............................................                  96                             146
Other Expenses .....................................................                  --                             624
Internal Recoveries ................................................                (185)                           (215)
External Recoveries ................................................                (240)                           (187)
                                                                             -------------                   -------------
TOTAL OPERATING EXPENSE ............................................              47,062                          52,270
                                                                             -------------                   -------------
                                                                             -------------                   -------------
-------------------------------------------------------------------------------------------------------------------------------

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA


                         MINISTRY OF ADVANCED EDUCATION

The Ministry of Advanced Education provides leadership and support for a top-notch advanced education and training system that provides all British Columbians with opportunities to develop the skills and knowledge they need to participate fully in the economic, social and cultural life of the province.

                                MINISTRY SUMMARY
                                     ($000)

                                                                                        Estimates                 ESTIMATES
                                                                                        2002/03(1)                 2003/04
-------------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
Vote 9--Ministry Operations ..................................................           1,899,327                 1,899,007

STATUTORY APPROPRIATIONS
Industry Training and Apprenticeship Special Account .........................              78,907                    78,438
Less: Transfer from Ministry Operations Vote .................................             (79,227)                  (78,438)
                                                                                       -------------             -------------
OPERATING EXPENSE                                                                        1,899,007                 1,899,007
                                                                                       -------------             -------------
                                                                                       -------------             -------------
------------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                200,350                   212,410
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                      2,490                     2,570
-------------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                               143,327                   199,556
-------------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                                    --                        --
-------------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                        278                       237
-------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

32                         MINISTRY OF ADVANCED EDUCATION


                              CORE BUSINESS SUMMARY
                                      $000



                                                                         2002/03                     2003/04 ESTIMATES
                                                                       -----------      ------------------------------------------

                                                                                                         EXTERNAL
OPERATING EXPENSE                                                            Net          GROSS         RECOVERIES         NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Educational Institutions and Organizations ............................   1,407,232      1,413,805        (13,000)      1,400,805
Industry Training and Apprenticeship (includes special account) .......      71,250         73,781             --          73,781
Student Financial Assistance Programs .................................     156,756        170,429         (5,000)        165,429
Debt Service Costs and Amortization of Prepaid Capital Advances .......     239,100        236,500             --         236,500
Executive and Support Services ........................................      24,669         22,506            (14)         22,492
                                                                        -----------    -----------      ----------     -----------

  TOTAL OPERATING EXPENSE .............................................   1,899,007      1,917,021        (18,014)      1,899,007
                                                                        -----------    -----------      ----------     -----------
                                                                        -----------    -----------      ----------     -----------




PREPAID CAPITAL ADVANCES                                                     Net          DISBURSEMENTS       RECEIPTS       NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Debt Service Costs and Amortization of Prepaid Capital Advances .........  200,350            212,410           --         212,410
                                                                       -----------        -----------     ---------     ----------

  TOTAL PREPAID CAPITAL ADVANCES ........................................  200,350            212,410           --         212,410
                                                                       -----------        -----------     ---------     ----------
                                                                       -----------        -----------     ---------     ----------


CAPITAL EXPENDITURES                                                      Net          DISBURSEMENTS      RECEIPTS           NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Industry Training and Apprenticeship ......................                850                190              --              190
Executive and Support Services ............................              1,640              2,380              --            2,380
                                                                    -----------        -----------       ---------      ----------

  TOTAL CAPITAL EXPENDITURES ..............................              2,490              2,570              --            2,570
                                                                    -----------        -----------       ---------      ----------
                                                                    -----------        -----------       ---------      ----------


LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                Net            DISBURSEMENTS       RECEIPTS          NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Student Financial Assistance Programs .................                143,327             208,545           (8,989)       199,556
                                                                    -----------        -----------         ---------     ----------
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS .......                143,327             208,545           (8,989)        199,556
                                                                    -----------        -----------         ---------     ----------
                                                                    -----------        -----------         ---------     ----------

                         MINISTRY OF ADVANCED EDUCATION                      33


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                              VOTE  9 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Industry Training and Apprenticeship, Student Financial Assistance
Programs, Debt Service Costs and Amortization of Prepaid Capital Advances, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

VOTED APPROPRIATION
Educational Institutions and Organizations ....................................      1,407,232                    1,400,805
                                                                                 -------------                -------------
                                                                                 -------------                -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post secondary education system. This sub-vote also provides transfers for research, scholarships, bursaries, and other initiatives. Recoveries are received from the Federal Government in accordance with Federal/Provincial agreements.

INDUSTRY TRAINING AND APPRENTICESHIP

VOTED APPROPRIATION
Industry Training and Apprenticeship Programs ..................................      71,570                      73,781
                                                                               -------------                -------------
                                                                                      71,570                      73,781
STATUTORY APPROPRIATION
Industry Training and Apprenticeship Special Account ...........................      78,907                      78,438
Less: Transfer from Ministry Operations Vote ...................................     (79,227)                    (78,438)
                                                                               -------------                -------------
                                                                                      71,250                      73,781
                                                                               -------------                -------------
                                                                               -------------                -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides funding to the Industry Training and Apprenticeship Special Account
to support the expansion of training opportunities in industry growth areas, particularly high-tech and other knowledge industries, and to promote awareness of industry training and apprenticeship.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Industry Training and Apprenticeship
Special Account which is governed under the INDUSTRY TRAINING AND APPRENTICESHIP ACT.


STUDENT FINANCIAL ASSISTANCE PROGRAMS

VOTED APPROPRIATION
Student Financial Assistance Programs .........................................     156,756                      165,429
                                                                               -------------                -------------
                                                                               -------------                -------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for financial, income and other assistance to and for students including interest on student loans issued by financial institutions under these programs, debt service costs net of interest earned on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance. Recoveries are received from students for student loan interest repayments and other miscellaneous sources.

34                         MINISTRY OF ADVANCED EDUCATION

                   $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

VOTED APPROPRIATIONS
Debt Service Costs ...........................................................          145,000                    142,300
Amortization of Prepaid Capital Advances .....................................           94,100                     94,200
                                                                                   -------------                -----------
                                                                                        239,100                    236,500
                                                                                   -------------                -----------
                                                                                   -------------                -----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the payment of short and long term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the
Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced to universities, university colleges, colleges, institutes and agencies for capital projects including new buildings, renovations and improvements, capital leases and equipment purchases.


EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Minister's Office ............................................................             435                             435
Program Management ...........................................................          24,234                          22,057
                                                                                 -------------                      -----------
                                                                                        24,669                          22,492
                                                                                 -------------                      -----------
                                                                                 -------------                      -----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for Ministry leadership and direction, establishment of policy and accountability, and provides program support for the post secondary system. This sub-vote also provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post secondary degree-granting institutions, and administration of the INDUSTRY TRAINING AND APPRENTICESHIP ACT. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses of the minister and the minister's staff. Transfers are provided for post secondary development and implementation activities, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and other sources. Financial, human resources, information resources, administrative services, freedom of information and privacy services, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

-------------------------------------------------------------------------------------------------------------------------------

VOTE 9-- MINISTRY OPERATIONS ...................................................   1,899,327                      1,899,007
STATUTORY-- INDUSTRY TRAINING AND APPRENTICESHIP SPECIAL ACCOUNT ...............      78,907                         78,438

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

                                   MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ......................................................        15,326                           15,256
Operating Costs ............................................................       103,177                          101,170
Government Transfers .......................................................     1,620,044                        1,625,021
Other Expenses .............................................................       252,701                          254,012
Internal Recoveries ........................................................       (79,227)                         (78,438)
External Recoveries ........................................................       (13,014)                         (18,014)
                                                                              -------------                     ------------
TOTAL OPERATING EXPENSE ....................................................     1,899,007                        1,899,007
                                                                              -------------                     ------------
                                                                              -------------                     ------------

                         MINISTRY OF ADVANCED EDUCATION                      35



                               SPECIAL ACCOUNT(1)
                                      $000

INDUSTRY TRAINING AND APPRENTICESHIP
   This account was established by the INDUSTRY TRAINING AND APPRENTICESHIP ACT. The purpose of the account is to support projects and initiatives under the INDUSTRY TRAINING AND APPRENTICESHIP ACT, including the designation of trades and occupations; the establishment of industry training and apprenticeship programs; the allocations of funds including transfers to other agencies, organization and individuals to support training in designated trades and occupations; the granting of credentials for workers in designated trades and occupations; and increasing the proportion of members of under-represented groups in designated trades and occupations.
   Revenue is receiving through a transfer from the Ministry of Advanced Education, Ministry Operations Vote and from fees charged under the INDUSTRY TRAINING AND APPRENTICESHIP ACT to employers and individuals as may be appropriate. Expenses are for transfers, contractual agreements with private sector and post secondary institutions to support training in designated trades and occupations, new initiatives in work-based training, and administration costs.
   Financial, human resources, information resources, administration services, freedom of information and privacy services, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ................         4,428                     4,806
                                                                                   -------------              ------------
OPERATING TRANSACTIONS
Revenue .........................................................................        79,757                    78,968
Expense .........................................................................       (78,907)                  (78,438)
                                                                                   -------------              ------------
   Net Revenue (Expense) ........................................................           850                       530

FINANCING TRANSACTIONS
Loans, Investments and Capital Acquisitions
Receipts .......................................................................             --                       --
Disbursements - Capital ........................................................           (850)                    (190)
Disbursements - Other ..........................................................            --                        --
                                                                                   -------------              ------------
   Net Cash Source (Requirement) ...............................................           (850)                    (190)

Working Capital adjustments(2) .................................................            378                      285

                                                                                   -------------              ------------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3) ........          4,806                    5,431
                                                                                   -------------              ------------
                                                                                   -------------              ------------

-------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

36                        MINISTRY OF ADVANCED EDUCATION


           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------
STUDENT FINANCIAL ASSISTANCE PROGRAMS

BRITISH COLUMBIA STUDENT LOAN PROGRAM -- Disbursements represent expenditures associated with loans under the British
Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Interest revenue is recovered to the voted appropriation for the management of the public debt. Administration costs are funded through the ministry's voted appropriations.

Receipts .....................................................................            5,067                      8,989
Disbursements ................................................................          148,394                    208,545
                                                                                   -------------               ------------
   Net Cash Source (Requirement) .............................................         (143,327)                  (199,556)
                                                                                   -------------               ------------
                                                                                   -------------               ------------



                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------
DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

PREPAID CAPITAL ADVANCES -- Funds are provided to universities, university colleges, colleges, institutes and agencies for approved capital costs of new buildings, renovations and improvements, equipment and capital leases.

Receipts ....................................................................                --                        --
Disbursements ...............................................................           200,350                   212,410
                                                                                   -------------              ------------
   Net Cash Source (Requirement) ...............................................       (200,350)                 (212,410)
                                                                                   -------------              ------------
                                                                                   -------------              ------------

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA



                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES


The mission of the Ministry of Agriculture, Food and Fisheries is to deliver programs that maintain a positive business climate for a competitive market-responsive agri-food and fisheries sector, and safeguard BC's ability to provide safe and high quality British Columbia agri-food and seafood products for consumers.

                                MINISTRY SUMMARY
                                     ($000)

                                                                                        Estimates                 ESTIMATES
                                                                                        2002/03(1)                 2003/04
-------------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATION
   Vote 10--Ministry Operations ............................................           64,041                      49,133

STATUTORY APPROPRIATION
   Livestock Protection Special Account ....................................               20                          20
                                                                                 -------------                ------------
OPERATING EXPENSE ..........................................................           64,061                      49,153
                                                                                 -------------                ------------
                                                                                 -------------                ------------
-------------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                --                         --
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                 1,230                      1,990
-------------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                           (1,096)                      (870)
-------------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                               --                         --
-------------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                   351                        329
-------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

38                  MINISTRY OF AGRICULTURE, FOOD AND FISHERIES


                              CORE BUSINESS SUMMARY
                                      $000


                                                                         2002/03                     2003/04 ESTIMATES
                                                                       -----------      ------------------------------------------

                                                                                                         EXTERNAL
OPERATING EXPENSE                                                          Net            GROSS         RECOVERIES         NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Industry Competitiveness ..........................................      14,297           4,621             (17)           4,604
Fisheries and Aquaculture Management ..............................       4,871           5,146              --            5,146
Food Safety and Quality ...........................................       6,642           6,239             (50)           6,189
Environmental Sustainability and Resource Development .............       8,362           7,466              --            7,466
Risk Management (includes special account) ........................      20,481          17,763          (1,414)          16,349
Executive and Support Services ....................................       9,408           9,474             (75)           9,399
                                                                    -----------     -----------       ----------       ----------

   TOTAL OPERATING EXPENSE ........................................      64,061          50,709          (1,556)          49,153
                                                                    -----------     -----------       ----------       ----------
                                                                    -----------     -----------       ----------       ----------

CAPITAL EXPENDITURES                                                        Net        DISBURSEMENTS     RECEIPTS          NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Industry Competitiveness ..........................................          75              70                --            70
Fisheries and Aquaculture Management ..............................         225             494                --           494
Food Safety and Quality ...........................................         386             300                --           300
Environmental Sustainability and Resource Development .............         140             667                --           667
Risk Management (includes special account) ........................         179             366                --           366
Executive and Support Services ....................................         225              93                --            93

                                                                    -----------     -----------         ----------     ---------
   TOTAL CAPITAL EXPENDITURES .....................................       1,230           1,990                --         1,990
                                                                    -----------     -----------         ----------     ---------
                                                                    -----------     -----------         ----------     ---------



LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                 Net          DISBURSEMENTS      RECEIPTS          NET

CORE BUSINESS
Industry Competitiveness ....................................           (1,096)               --             (870)        (870)
Risk Management (includes special account) ..................               --             3,000           (3,000)          --
                                                                    -----------     -----------         ----------     ---------
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS .............           (1,096)            3,000           (3,870)        (870)
                                                                    -----------     -----------         ----------     ---------
                                                                    -----------     -----------         ----------     ---------

                  MINISTRY OF AGRICULTURE, FOOD AND FISHERIES                39


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                             VOTE  10 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Industry Competitiveness, Fisheries and Aquaculture Management, Food Safety and Quality, Environmental
Sustainability and Resource Development, Risk Management, and Executive and Support Services.


INDUSTRY COMPETITIVENESS

VOTED APPROPRIATIONS
Industry Competitiveness ...................................................             5,647                       4,604
Okanagan Valley Tree Fruit Authority .......................................             8,650                          --
                                                                                 -------------                ------------
                                                                                        14,297                       4,604
                                                                                 -------------                ------------
                                                                                 -------------                ------------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for agri-food industry competitiveness programs and includes work in partnership with agriculture and agri-food organizations to provide advice on competitiveness issues affecting the production, marketing and business management of the agri-food sector; provides for internal to government advocacy on behalf of the agri-food and fish sectors to improve the business climate in which the sector operates; provides for assembly and dissemination of technical information to producers and other agencies; provides for the provincial component of the 4-H program, agriculture and food research and demonstration projects plus related food safety and quality, environmental and risk management initiatives; provides for the administration of Industry Loan Guarantee Programs under the FINANCIAL ADMINISTRATION ACT and credit programs under the AGRICULTURE CREDIT ACT; also provides for industry development and renewal initiatives and trusts. In the 2002/03 fiscal year, this sub-vote also provided for transfers to the Okanagan Valley Tree Fruit Authority for operating costs and delivery of the interior tree fruit industry revitalization program. The operation of the Authority will be wound up by March 31, 2003 and responsibility for the program will be transferred to a private sector organization. Transfers are made to agriculture and business organizations and in support of agriculture, food, resource development and federal-provincial initiatives. Recoveries are received from parties external to government for ministry services.


FISHERIES AND AQUACULTURE MANAGEMENT

VOTED APPROPRIATION
Fisheries and Aquaculture Management .........................................          4,871                      5,146
                                                                                 -------------                ------------
                                                                                 -------------                ------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for technical review of applications for tenure and for the licensing and enforcement of regulations as required under the FISHERIES ACT and the FISHERIES INSPECTION ACT;
administration of relevant sections of the FISHERIES ACT; licensing and regulation of finfish and shellfish aquaculture;
development and diversification of the fisheries and aquaculture (seafood) sectors; including development of strategies to create jobs and enhance the competitiveness of British Columbia's seafood products; and transfers to support the province's seafood sector's management and development.


FOOD SAFETY AND QUALITY

VOTED APPROPRIATION
Food Safety and Quality ..................................................              6,642                        6,189
                                                                                 -------------                ------------
                                                                                 -------------                ------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the animal health centre and plant diagnostic services;
monitoring of animal and plant health; licensing, monitoring and inspecting dairy farms, tank milk receivers, tank milk trucks, game farms, fur farms, veterinary drug outlets, feed mills, apiaries, sale yard operations, livestock dealers, slaughter houses, feed mills, poultry processors and others as required by legislation; transfers to various agencies for pest management, veterinary services; transfers in support of agriculture and food research. This sub-vote also provides for assembly and dissemination of technological information to producers and other agencies; for agriculture, food and fish research and demonstration projects and related environmental, industry competitiveness and risk management initiatives.
Recoveries are received from parties external to government for ministry services.

40                 MINISTRY OF AGRICULTURE, FOOD AND FISHERIES

                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL SUSTAINABILITY AND RESOURCE DEVELOPMENT

VOTED APPROPRIATION
Environmental Sustainability and Resource Development ........................           8,362                      7,466
                                                                                  -------------               ------------
                                                                                  -------------               ------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides services to initiate, plan and coordinate province-wide land and water policies regarding soil management, waste management and water management; for administration of the FARM PRACTICES
PROTECTION (RIGHT TO FARM) ACT; for cooperation with the Ministry of Sustainable Resource Management to enhance sustainable resource development opportunities throughout the province, and support to joint planning with local governments to achieve growth of the agriculture and aquaculture sectors. Transfers are provided to local government to support agricultural land use planning.


FISK MANAGEMENT

VOTED APPROPRIATION
National Safety Net Programs .................................................          19,479                     15,335
BC Marketing Board ...........................................................             982                        994
                                                                                  -------------               ------------
                                                                                        20,461                     16,329

STATUTORY APPROPRIATION
Livestock Protection Special Account .........................................              20                         20
                                                                                  -------------               ------------
                                                                                        20,481                     16,349
                                                                                  -------------               ------------
                                                                                  -------------               ------------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for management of provincial and federal-provincial agricultural risk management parograms and for transfers defined under the Agricultural Policy Framework Agreement as well as Crop
Insurance, Net Income Stabilization and the Whole Farm Insurance Program agreements. This sub-vote also provides for the operation of the British Columbia Marketing Board which is responsible for supervising the operations of the marketing boards and commissions formed under the NATURAL PRODUCTS MARKETING (BC) ACT, and hearing related appeals. This sub-vote also provides for the operation of the Farm Practices Board formed under the FARM PRACTICES PROTECTION (RIGHT TO FARM) ACT and the hearing of related appeals. Recoveries are received from the federal government for crop insurance administration costs and from other parties external to government for British Columbia Marketing Board services.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Livestock Protection Special Account which is governed under the LIVESTOCK PROTECTION ACT.


EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATION
Minister's Office ............................................................             434                        390
Corporate Services ...........................................................           8,974                      9,009
                                                                                  -------------               ------------
                                                                                         9,408                      9,399
                                                                                  -------------               ------------
                                                                                  -------------               ------------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the office of the Minister of Agriculture, Food and Fisheries, and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff. It provides for executive direction of the ministry and administrative support services including financial planning, human resources, communications, information systems and program audit. This sub-vote also provides for policy development, economic and statistical analysis and trade completion programs. Transfers are provided to business organizations in support of agricultural initiatives. Recoveries are received from parties external to government for ministry services.


-------------------------------------------------------------------------------------------------------------------------------
VOTE 10-- MINISTRY OPERATIONS ................................................          64,041                     49,133
STATUTORY-- LIVESTOCK PROTECTION SPECIAL ACCOUNT .............................              20                         20
-------------------------------------------------------------------------------------------------------------------------------

                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES               41

                                      $000

                                                                                      Estimates                 ESTIMATES
                                                                                       2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------

                                   MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits .......................................................          23,580                    22,444
Operating Costs .............................................................          13,407                    12,956
Government Transfers ........................................................          29,311                    14,990
Other Expenses ..............................................................             226                       319
External Recoveries .........................................................          (2,463)                   (1,556)
                                                                                 -------------              ------------
TOTAL OPERATING EXPENSE .....................................................          64,061                    49,153
                                                                                 -------------              ------------
                                                                                 -------------              ------------
-------------------------------------------------------------------------------------------------------------------------------

42                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES


                               SPECIAL ACCOUNT(1)
                                      $000

-------------------------------------------------------------------------------

LIVESTOCK PROTECTION
    This account was originally created as a fund by the DOMESTIC ANIMAL PROTECTION ACT, 1973; was continued under the LIVESTOCK PROTECTION ACT; and was changed to a Special Account under the SPECIAL APPROPRIATIONS ACT, 1982. The purpose of the account is to provide compensation to an owner for livestock killed or injured by a dog that is not owned or kept by the livestock owner, and to encourage good dog husbandry practices in the province.
    All fees, licences and cost assessments levied under the LIVESTOCK PROTECTION ACT are credited to the account as revenue. Expenses include compensation transfers and administration costs.
    No financing transactions are provided for under this account.

                                                                                        Estimates               ESTIMATES
                                                                                         2002/03                 2003/04
-------------------------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR                           108                     108
                                                                                 -------------              ------------
OPERATING TRANSACTIONS
Revenue ........................................................................           20                       20
Expense ........................................................................          (20)                     (20)
                                                                                 -------------              ------------
   Net Revenue (Expense) .......................................................           --                       --

FINANCING TRANSACTIONS
Loans, Investments and Capital Acquisitions
Receipts ......................................................................            --                       --
Disbursements - Capital .......................................................            --                       --
Disbursements - Other .........................................................            --                       --
                                                                                 -------------              ------------
   Net Cash Source (Requirement) ..............................................            --                       --

                                                                                 -------------              ------------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) .......           108                      108
                                                                                 -------------              ------------
                                                                                 -------------              ------------


 NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                   MINISTRY OF AGRICULTURE, FOOD AND FISHERIES               43


           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000


                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

INDUSTRY COMPETITIVENESS

AGRICULTURE CREDIT ACT -- Receipts represent principal repayments on outstanding loans issued under the Agricultural Land
Development Program. This program was terminated on March 31, 1995.

     Receipts ......................................................                    1,096                       870
     Disbursements .................................................                       --                        --
                                                                                 -------------              ------------
        Net Cash Source (Requirement) ..............................                    1,096                       870
                                                                                 -------------              ------------
                                                                                 -------------              ------------

RISK MANAGEMENT

CROP INSURANCE STABILIZATION -- Disbursements are provided to cover deficits in the Crop Insurance Trust Account that may arise due to payment of indemnity claims in excess of premiums and other revenue in the trust account. These advances are fully recovered from Crop Insurance Program premium revenue in subsequent years (receipts).

     Receipts ......................................................                   3,000                        3,000
     Disbursements .................................................                   3,000                        3,000
                                                                                -------------                 ------------
        Net Cash Source (Requirement) ..............................                      --                           --
                                                                                -------------                 ------------
                                                                                -------------                 ------------

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA



                          MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Treaty Negotiations is to promote the safety and security of communities (in cooperation with the Ministry of Public Safety and Solicitor General); administer an independent, impartial and accessible justice system; facilitate the timely, fair and lasting resolution of civil legal disputes (including family); provide high quality legal services to government; and, through negotiation, achieve reconciliation with the First Nations of British Columbia and legal certainty over the ownership and use of Crown land and resources in British Columbia.

                                MINISTRY SUMMARY
                                     ($000)
-------------------------------------------------------------------------------

                                                                                        Estimates                 ESTIMATES
                                                                                       2002/03(1)                  2003/04
-------------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 11--Ministry Operations ............................................           414,418                     379,990
   Vote 12--Treaty Negotiations Office .....................................            53,303                      34,665
   Vote 13--Judiciary ......................................................            51,179                      51,636
   Vote 14--Statutory Services .............................................            30,000                      28,700

STATUTORY APPROPRIATIONS
   Public Guardian and Trustee of British Columbia Special Account .........            18,048                      17,351
      Less: Transfer from Ministry Operations Vote .........................            (8,434)                     (6,497)

                                                                                  -------------                ------------
OPERATING EXPENSE                                                                      558,514                     505,845
                                                                                  -------------                ------------
                                                                                  -------------                ------------
-------------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                 --                         --
-------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                 19,522                      9,820
-------------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                             2,972                     17,589
-------------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                                --                         --
-------------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                  3,514                      3,464
-------------------------------------------------------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

46                          MINISTRY OF ATTORNEY GENERAL


                              CORE BUSINESS SUMMARY
                                      $000


                                                                         2002/03                     2003/04 ESTIMATES
                                                                       -----------      ------------------------------------------

                                                                                                          EXTERNAL
OPERATING EXPENSE                                                                Net          GROSS      RECOVERIES         NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Court Services ............................................................    141,794       136,544        (1,247)       135,297
Legal Services ............................................................     23,126        16,166          (661)        15,505
Prosecution Services ......................................................     83,357        77,839            --         77,839
Justice Services ..........................................................     99,361        93,208        (1,976)        91,232
Executive and Support Services ............................................     66,780        60,234          (117)        60,117
Treaty Negotiations Office ................................................     53,303        36,295        (1,630)        34,665
Judiciary .................................................................     51,179        51,636            --         51,636
Statutory Services ........................................................     30,000        28,700            --         28,700
Public Guardian and Trustee of British Columbia (special account)  ........      9,614        12,448        (1,594)        10,854
                                                                            -----------    ----------     ----------     ---------

   TOTAL OPERATING EXPENSE ................................................    558,514       513,070        (7,225)       505,845
                                                                            -----------    ----------     ----------     ---------
                                                                            -----------    ----------     ----------     ---------


CAPITAL EXPENDITURES                                                             Net     DISBURSEMENTS    RECEIPTS         NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Court Services .............................................................     9,829         3,999            --         3,999
Legal Services .............................................................       231            23            --            23
Prosecution Services .......................................................     1,599         1,990            --         1,990
Justice Services ...........................................................       593           360            --           360
Executive and Support Services .............................................     6,055         1,978            --         1,978
Treaty Negotiations Office .................................................       100            --            --            --
Judiciary ..................................................................       591           581            --           581
Public Guardian and Trustee of British Columbia (special account)  .........       524           889            --           889

                                                                            -----------    ----------     ----------     ---------
   TOTAL CAPITAL EXPENDITURES ..............................................    19,522         9,820            --         9,820
                                                                            -----------    ----------     ----------     ---------
                                                                            -----------    ----------     ----------     ---------



INVESTMENTS AND OTHER REQUIREMENTS                                               Net        DISBURSEMENTS     RECEIPTS       NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Executive and Support Services ............................................         --            670           (670)           --
Treaty Negotiations Office ................................................      2,972         17,589             --        17,589
                                                                            -----------    ----------     ----------     ---------
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS ...........................      2,972         18,259           (670)       17,589
                                                                            -----------    ----------     ----------     ---------
                                                                            -----------    ----------     ----------     ---------

                          MINISTRY OF ATTORNEY GENERAL                       47


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                             VOTE  11 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Court Services, Legal Services, Prosecution Services, Justice Services, and Executive and Support Services.


COURT SERVICES

VOTED APPROPRIATIONS
Registry and Trial Support .............................................               111,987                    105,100
Security and Escorts ...................................................                29,807                     30,197
                                                                                    -----------                 ----------
                                                                                       141,794                    135,297
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from municipal governments for costs related to by-law hearings and circuit courts, and from litigants for costs associated with video conferencing, filings of court documents and civil jury costs.


LEGAL SERVICES

VOTED APPROPRIATION
Legal Services ........................................................                 23,126                     15,505
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Transfers are provided for justice system policy issues. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.


PROSECUTION SERVICES

VOTED APPROPRIATION
Prosecution Services .................................................                  83,357                     77,839
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime
Special Account to enable compliance with the VICTIMS OF CRIME ACT.

48                         MINISTRY OF ATTORNEY GENERAL

                                      $000


                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------
JUSTICE SERVICES

VOTED APPROPRIATION
Justice Services .............................................................          99,361                     91,232
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the administration and management of justice services throughout the province including: legal aid services; maintenance enforcement and inter-jurisdictional reciprocal order services, debt counselling and debt repayment services; alternative-to-court dispute resolution services for separating and divorcing parents and their children; and developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government. Transfers are provided to the private sector and not-for-profit societies for services including the provision of parenting after separation programs and supervised access services as well as to the private sector for family maintenance enforcement activities to assist vulnerable parties and decrease reliance on other government services. Recoveries are received from family maintenance enforcement clients for costs incurred and from the federal government for criminal, young offender, and immigration legal aid costs and family justice services initiatives projects.


EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Minister's Office ..........................................................              681                       666
Corporate Services .........................................................           48,379                    45,405
Agencies, Boards and Commissions ...........................................           17,720                    14,046
                                                                                   -----------                ----------
                                                                                       66,780                    60,117
                                                                                   -----------                ----------
                                                                                   -----------                ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for: the office of the Attorney General and Minister Responsible for Treaty Negotiations, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister's staff; support and operations of the Ministry of Attorney General and Minister Responsible for Treaty
Negotiations and the Ministry of Public Safety and Solicitor General; centralized capital acquisitions for these ministries; and the investigation of matters relating to the administration of the CORRECTION ACT and court services. It also provides for various agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General. Transfers are provided to the Public Guardian and Trustee of British
Columbia Special Account and agencies and societies providing services that complement ministry programs. Recoveries are received from the Ministry of Public Safety and Solicitor General and from parties external to government for corporate services.

-------------------------------------------------------------------------------------------------------------------------------
VOTE 11-- MINISTRY OPERATIONS .............................................           414,418                   379,990
-------------------------------------------------------------------------------------------------------------------------------

                          MINISTRY OF ATTORNEY GENERAL                       49

                                      $000


                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                         VOTE  12 - TREATY NEGOTIATIONS OFFICE
This vote provides for programs and operations described in the voted appropriations under the Treaty Negotiations Office core business.


TREATY NEGOTIATIONS OFFICE

VOTED APPROPRIATIONS
Negotiations ...................................................................        22,954                     19,964
Treaty Settlement and Implementation Costs .....................................        20,349                      4,701
Economic Measures ..............................................................        10,000                     10,000
                                                                                    -----------                 ----------
                                                                                        53,303                     34,665
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for strategic management and direction of the Office; the province's participation in the negotiation of treaties and other arrangements with First Nations and the federal government including consultation with third parties and others; treaty mandate and policy development; cross-government coordination of treaty implementation; service planning, performance measurement, and support services for the above. This sub-vote also provides for the settlement and implementation costs of treaty agreements which have been ratified by British Columbia, Canada and First Nations; payments to the McLeod Lake Indian Band under the McLeod Lake
Indian Band Treaty No 8 Adhesion and Settlement Agreement and for third party costs; and for initiatives to enable the acquisition of lands for treaty settlement purposes. Transfers are provided to First Nations and others in respect of their participation in the treaty process; for treaty related and economic measures; for aboriginal community development; to facilitate treaties;
to assist in the resolution of land and resource issues; and to enhance First
Nation participation in economic development. Recoveries are received from the federal government for costs incurred pursuant to federal/provincial agreement.



-------------------------------------------------------------------------------------------------------------------------------
VOTE 12-- TREATY NEGOTIATIONS OFFICE .......................................            53,303                     34,665
-------------------------------------------------------------------------------------------------------------------------------

50                         MINISTRY OF ATTORNEY GENERAL

                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                                   VOTE  13 - JUDICIARY
This vote provides for ministry programs and operations described in the voted appropriations under the Judiciary core business.


JUDICIARY

VOTED APPROPRIATIONS
Superior Courts ..........................................................              11,688                     11,922
Provincial Courts ........................................................              39,491                     39,714
                                                                                    -----------                 ----------
                                                                                        51,179                     51,636
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British
Columbia. Transfers are provided to the Canadian Association of Provincial Court Judges and to the British Columbia
Courthouse Library Society.


-------------------------------------------------------------------------------------------------------------------------------
VOTE 13-- JUDICIARY .....................................................               51,179                     51,636
-------------------------------------------------------------------------------------------------------------------------------

                          MINISTRY OF ATTORNEY GENERAL                       51

                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                                             VOTE  14 - STATUTORY SERVICES
This vote provides for ministry programs and operations described in the voted appropriations under the Statutory Services core business.



STATUTORY SERVICES

VOTED APPROPRIATION
CROWN PROCEEDING ACT .................................................                 30,000                      28,700
                                                                                    -----------                 ----------
                                                                                    -----------                 ----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the payments made under the authority of the CROWN PROCEEDING
ACT and for the costs of commissions issued and inquiries conducted under the INQUIRY ACT.


-------------------------------------------------------------------------------------------------------------------------------
VOTE 14-- STATUTORY SERVICES .........................................                 30,000                      28,700
-------------------------------------------------------------------------------------------------------------------------------

52                         MINISTRY OF ATTORNEY GENERAL

                                      $000

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

                           STATUTORY - PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA
This statutory account provides for the programs and operations in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.



PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

STATUTORY APPROPRIATION
Public Guardian and Trustee of British Columbia Special Account ................             18,048                17,351
Less: Transfer from Ministry Operations Vote ...................................             (8,434)               (6,497)
                                                                                         -----------            ----------
                                                                                              9,614                10,854
                                                                                         -----------            ----------
                                                                                         -----------            ----------

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Public Guardian and Trustee of British
Columbia Special Account which is governed under the PUBLIC TRUSTEE AMENDMENT ACT.


-------------------------------------------------------------------------------------------------------------------------------
STATUTORY-- PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA SPECIAL ACCOUNT ....             18,048                17,351
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                                MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
-------------------------------------------------------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ....................................................                 249,131                251,073
Operating Costs ..........................................................                 183,526                173,848
Government Transfers .....................................................                 125,301                101,679
Other Expenses ...........................................................                  41,131                 39,703
Internal Recoveries ......................................................                 (34,351)               (53,233)
External Recoveries ......................................................                  (6,224)                (7,225)
                                                                                         -----------            ----------
TOTAL OPERATING EXPENSE ..................................................                 558,514                505,845
                                                                                         -----------            ----------
                                                                                         -----------            ----------
-------------------------------------------------------------------------------------------------------------------------------

                          MINISTRY OF ATTORNEY GENERAL                       53



                               SPECIAL ACCOUNT(1)
                                      $000

-------------------------------------------------------------------------------

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA
     This account was created by the PUBLIC TRUSTEE AMENDMENT ACT, 1989. The purpose of the account is to provide services to clients of the Public Guardian and Trustee, including the protection of certain property rights of children including litigation settlements and other children's funds held in trust, property and personal care substitute decision making for adults incapable of managing their own affairs, administration of the estates of the deceased where no other person is willing or able to act, and administration of the affairs of missing persons. Revenue represents fees and commissions paid by clients of the Public Guardian and Trustee for services rendered, and transfers from the Ministry Operations Vote. Expenses are for costs directly related to the provision of services to clients and for administration. Recoveries are received from clients and other parties external to government.

                                                                                        Estimates                 ESTIMATES
                                                                                         2002/03                   2003/04
-------------------------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ...............          9,757                     11,029
                                                                                     -----------                 ----------
OPERATING TRANSACTIONS
Revenue ........................................................................         19,652                     17,823
Expense ........................................................................        (18,488)                   (18,945)
Internal and External Recoveries ...............................................            440                      1,594
                                                                                     -----------                 ----------
   Net Revenue (Expense) .......................................................          1,604                        472

FINANCING TRANSACTIONS
Loans, Investments and Capital Acquisitions
Receipts .......................................................................             --                         --
Disbursements - Capital ........................................................           (524)                      (889)
Disbursements - Other ..........................................................             --                         --
                                                                                     -----------                 ----------
   Net Cash Source (Requirement) ...............................................           (524)                      (889)

Working Capital adjustments(2) .................................................            192                        483

                                                                                     -----------                 ----------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3) ........         11,029                     11,095
                                                                                     -----------                 ----------
                                                                                     -----------                 ----------


NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.

(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

54                        MINISTRY OF ATTORNEY GENERAL



           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                       Estimates      ESTIMATES
                                                        2002/03       2003/04
-------------------------------------------------------------------------------
EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS -- Interest (disbursements) is credited to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry's voted appropriations.

Receipts ........................................          925           670
Disbursements ...................................          925           670
                                                         -----         -----
 Net Cash Source (Requirement) ...................          --            --
                                                         -----         -----

TREATY SETTLEMENT AND IMPLEMENTATION COSTS

TREATY SETTLEMENT AND IMPLEMENTATION COSTS -- Disbursements are made to First
Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes. Amortization costs are included in the Treaty Negotiations Office Vote.

Receipts ...........................................          --            --
Disbursements ......................................       2,972        17,589
                                                          ------       -------
 Net Cash Source (Requirement) .....................      (2,972)      (17,589)
                                                          ------       -------

                                     [LOGO]


                       MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities to care for and protect vulnerable children and youth and support adults with developmental disabilities.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------
                                                             Estimates      ESTIMATES
                                                             2002/03(1)     2003/04
--------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
Vote 15--Ministry Operations ..............................    1,587,544     1,451,472
                                                               ---------     ---------
OPERATING EXPENSE .........................................    1,587,544     1,451,472
                                                               ---------     ---------
                                                               ---------     ---------
--------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2) ................................          --            --
--------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3) ....................................      18,042        17,150
--------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) ...............        (368)           (6)
--------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)          --            --
--------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6) ...................       4,869         4,274
--------------------------------------------------------------------------------------

NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

56              MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT


                              CORE BUSINESS SUMMARY
                                      $000

                                   2002/03            2003/04 ESTIMATES
                                   -------      -------------------------------
                                                           EXTERNAL
OPERATING EXPENSE                    Net        GROSS     RECOVERIES      NET
-------------------------------------------------------------------------------
CORE BUSINESS
Community Living Services ....     630,800     555,300      (2,000)     553,300
Child and Family Development .     814,724     838,491     (68,984)     769,507
Provincial Services ..........     118,928     113,784      (3,702)     110,082
Executive and Support Services      23,092      18,627         (44)      18,583
                                 ---------   ---------     --------   ---------
 TOTAL OPERATING EXPENSE .....   1,587,544   1,526,202     (74,730)   1,451,472
                                 ---------   ---------     --------   ---------
                                 ---------   ---------     --------   ---------



CAPITAL EXPENDITURES                    Net        DISBURSEMENTS  RECEIPTS       NET
--------------------------------------------------------------------------------------
CORE BUSINESS
Executive and Support Services         18,042         17,150         --         17,150
                                       ------       ----------    --------    --------
 TOTAL CAPITAL EXPENDITURES ..         18,042         17,150         --         17,150
                                       ------       ----------    --------    --------
                                       ------       ----------    --------    --------


LOANS, INVESTMENTS AND OTHER REQUIREMENTS                      Net        DISBURSEMENTS     RECEIPTS            NET
-------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Executive and Support Services ....................            (368)           --              (6)              (6)
                                                               ----           ----           ----               ---
 TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS ..            (368)           --              (6)              (6)
                                                               ----           ----           ----               ---
                                                               ----           ----           ----               ---

                MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT                  57


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                      Estimates      ESTIMATES
                                                       2002/03        2003/04
-------------------------------------------------------------------------------
                          VOTE 15 - MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Community Living
Services, Child and Family Development, Provincial Services, and Executive and
Support Services.

COMMUNITY LIVING SERVICES

   VOTED APPROPRIATION
   Community Living Services.....................        630,800       553,300
                                                         -------       -------
                                                         -------       -------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for residential and day services support to adults with developmental disabilities; some services for children with special needs and their families, including autism treatment services; establishing new governance structures; one-time costs of restructuring services; and funding under the COMMUNITY SERVICES INTERIM
AUTHORITY ACT. Transfers are provided under the HUMAN RESOURCE FACILITY ACT and are provided in support of service activities to or on behalf of individuals, agencies, corporations, community groups and other organizations. Recoveries are received from organizations and individuals for repayable benefits, overpayments, and third party settlement costs. The ministry will transfer authority and responsibility to a single provincial authority where government retains responsibility for funding, performance agreements, monitoring and assessing accountabilities of the authority. The authority will be responsible for directing operations, enforcing standards, managing funds and services.

CHILD AND FAMILY DEVELOPMENT

  VOTED APPROPRIATION
  Child and Family Development...................      814,724        769,507
                                                       -------        -------
                                                       -------        -------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for aboriginal and non-aboriginal children, youth and families;
establishing new governance structures; one-time costs of restructuring programs; and funding for governance authorities under provisions of the COMMUNITY SERVICES INTERIM AUTHORITY ACT; the CHILD FAMILY, AND COMMUNITY
SERVICES ACT, the ADOPTION ACT, the CORRECTION ACT, the YOUNG OFFENDERS (BRITISH
COLUMBIA) ACT, the MENTAL HEALTH ACT and other initiatives to support children, youth and families. Transfers are provided under the HUMAN RESOURCE FACILITY ACT and are paid to or on behalf of clients including children in care, eligible families and youth, care givers, agencies, and other organizations. Recoveries are received from the federal government, other provinces, other ministries, other organizations, and individuals, for contributions to service delivery, repayments, repayable benefits, overpayments, and costs arising from third party settlements. The ministry will transfer authority and responsibility to aboriginal and regional authorities, where government retains responsibility for funding, performance agreements, monitoring and assessing accountabilities of authorities. The authorities will be responsible for directing operations, managing funds and services.

PROVINCIAL SERVICES

  VOTED APPROPRIATION
  Provincial Services ..........                      118,928        110,082
                                                      -------        -------
                                                      -------        -------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for program support and administration for young offender services that promote rehabilitation, including youth custody centres and youth forensic psychiatric services to the courts and clients; and specialized provincial services under the provisions of the YOUNG OFFENDERS (BRITISH COLUMBIA) ACT, the CORRECTION ACT, the MENTAL
HEALTH ACT and the FORENSIC PSYCHIATRY ACT, and other services to support children and youth. Transfers are provided in support of program services.
Recoveries are received from the federal government and other ministries.


58              MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

                                      $000


                                                 Estimates          ESTIMATES
                                                  2002/03            2003/04
------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES
VOTED APPROPRIATIONS
Ministers' Office ............                       730                 730
Corporate Services ...........                    22,362              17,853
                                                 -------            --------
                                                  23,092              18,583
                                                 -------            --------
                                                 -------            --------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Early Childhood Development; overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, community living and provincial services; and for the administration of the HUMAN RESOURCE FACILITY ACT. Transfers are provided for province-wide services. Recoveries are received from the federal government and from organizations.

-------------------------------------------------------------------------------
VOTE 15-- MINISTRY OPERATIONS                  1,587,544             1,451,472
-------------------------------------------------------------------------------



                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ...........                  303,640                        261,997
Operating Costs .................                  133,414                        113,785
Government Transfers ............                1,228,459                      1,148,999
Other Expenses ..................                    3,949                          3,909
Internal Recoveries .............                   (2,488)                        (2,488)
External Recoveries .............                  (79,430)                       (74,730)
                                                 ---------                     ----------
TOTAL OPERATING EXPENSE .........                1,587,544                      1,451,472
                                                 ---------                     ----------
                                                 ---------                     ----------

              MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT                  59




           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                              Estimates             ESTIMATES
                                               2002/03               2003/04
------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM -- Receipts represent repayment of loans provided in previous fiscal years for capital purposes, including funds under the HUMAN RESOURCE FACILITY ACT, and to stimulate investment in efficiencies and innovation by British Columbia service providers.

  Receipts ....................                    368                      6
  Disbursements ...............                     --                     --
                                                  ----                   ----
    Net Cash Source (Requirement)                  368                      6
                                                  ----                   ----
                                                  ----                   ----

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA

             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

The mission of the Ministry of Community, Aboriginal and Women's Services is to work in partnership with governments and communities to improve the day-to-day lives of individuals, building a stronger British Columbia.


                                MINISTRY SUMMARY
                                     ($000)

---------------------------------------------------------------------------------------------------------------------
                                                                               Estimates                   ESTIMATES
                                                                               2002/03(1)                   2003/04
---------------------------------------------------------------------------------------------------------------------

VOTED APPROPRIATIONS
  Vote 16--Ministry Operations ............................                    629,863                    642,998
  Vote 17--Royal British Columbia Museum ..................                     14,155                     12,751

STATUTORY APPROPRIATIONS
  First Citizens' Fund Special Account ....................                      3,398                      3,962
  Olympic Arts Fund Special Account .......................                        280                        483
  Physical Fitness and Amateur Sports Fund Special Account                       1,726                      2,215
  University Endowment Lands Administration Special Account                      3,142                      3,142
                                                                               -------                    -------
OPERATING EXPENSE .........................................                    652,564                    665,551
                                                                               -------                    -------
                                                                               -------                    -------
---------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2) ................................                        --                         --
---------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3) ....................................                     6,969                      3,617
---------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) ...............                        --                         --
---------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                        --                         --
---------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6) ....................                       967                        799
---------------------------------------------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

62          MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                              CORE BUSINESS SUMMARY
                                      $000

                                                                2002/03                             2003/04 ESTIMATES
                                                                                                  EXTERNAL
OPERATING EXPENSE                                                 Net              GROSS         RECOVERIES            NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Local Government (includes special account) ...........          153,163          181,004          (35,000)          146,004
Housing and Building ..................................          137,155          147,595               --           147,595
Women's Services and Child Care .......................          251,360          235,580               --           235,580
Culture, Heritage and Sport (includes special accounts)           34,111           32,910             (809)           32,101
Safety and Standards ..................................           21,261           21,012               (1)           21,011
Aboriginal, Multiculturalism and Immigration
 (includes special account) ...........................           21,509           37,170          (20,720)           16,450
2010 Winter Olympic Bid Secretariat and Community
 Initiatives ..........................................            4,213           40,530               --            40,530
Executive and Support Services ........................           15,637           13,542              (13)           13,529
Royal British Columbia Museum .........................           14,155           14,071           (1,320)           12,751
                                                                --------          -------          --------          -------
 TOTAL OPERATING EXPENSE ..............................          652,564          723,414          (57,863)          665,551
                                                                --------          -------          --------          -------
                                                                --------          -------          --------          -------



CAPITAL EXPENDITURES                                                      Net         DISBURSEMENTS      RECEIPTS        NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Local Government (includes special account) .................               --               77            --               77
Housing and Building ........................................               20               --            --               --
Women's Services and Child Care .............................              500              375            --              375
Culture, Heritage and Sport (includes special accounts) .....               --               25            --               25
Safety and Standards ........................................            1,900            2,670            --            2,670
Aboriginal, Multiculturalism and Immigration
 (includes special account) .................................               --              355            --              355
2010 Winter Olympic Bid Secretariat and Community Initiatives                3               --            --               --
Executive and Support Services ..............................              850              115            --              115
Royal British Columbia Museum ...............................            3,696               --            --               --
                                                                        ------           ------           -----         -------
 TOTAL CAPITAL EXPENDITURES .................................            6,969            3,617            --            3,617
                                                                        ------           ------           -----         -------
                                                                        ------           ------           -----         -------

         MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES              63


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                                   Estimates          ESTIMATES
                                                                    2002/03            2003/04
-----------------------------------------------------------------------------------------------

                          VOTE 16 - MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Local Government, Housing and Building, Women's Services and Child Care, Culture Heritage and
Sport, Safety and Standards, Aboriginal, Multiculturalism and Immigration, 2010
Winter Olympic Bid Secretariat and Community Initiatives, and Executive and
Support Services.

LOCAL GOVERNMENT

VOTED APPROPRIATIONS
Local Government Services ...............................              6,363              5,313
Local Government and Library Services Transfers .........            136,430            130,911
Community Transition and Adjustment .....................              2,990              2,400
University Endowment Lands ..............................              4,238              4,238
                                                                    --------           --------
                                                                     150,021            142,862
STATUTORY APPROPRIATION
University Endowment Lands Administration Special Account              3,142              3,142
                                                                    --------           --------
                                                                     153,163            146,004
                                                                    --------           --------
                                                                    --------           --------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the administration of the LOCAL GOVERNMENT ACT, the LOCAL GOVERNMENT GRANTS ACT, and the LIBRARY
ACT, financial and other support to local governments, public libraries and related organizations and for the operation of the University Endowment Lands.
Transfers are provided in support of local governments and public libraries in British Columbia, to the City of Vancouver for the provision of fire protection services to the University of British Columbia and the University Endowment
Lands, and for administration costs associated with these transfers. Recoveries represent the transfer of costs associated with services to ratepayers from the University Endowment Lands Administration Special Account. Recoveries are also received from the federal government in respect of its share of project costs under the Canada-BC Infrastructure Program.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the UNIVERSITY ENDOWMENT LAND ACT, 1979.

HOUSING AND BUILDING

  VOTED APPROPRIATION
  Housing and Building ..............................           137,155            147,595
                                                               ---------          --------
                                                               ---------          --------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for housing and building policy development, and administration of the British Columbia Building Code.
Transfers are provided to the British Columbia Housing Management Commission for the protection and enhancement of the supply of adequate and affordable housing, including the Shelter Aid for Elderly Renters program which provides financial assistance to eligible seniors for shelter costs. This sub-vote also provides for transfers for land acquisitions intended for social housing. In addition, transfers are provided to the Homeowner Protection Office to support general operations and for assistance provided to individuals under the Provincial Sales
Tax Relief Grant Program.


WOMEN'S SERVICES AND CHILD CARE

  VOTED APPROPRIATIONS
  Women's Services ...............................             54,413             51,298
  Child Care Services ............................            196,947            184,282
                                                             --------           --------
                                                              251,360            235,580
                                                             --------           --------
                                                             --------           --------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for policy development and program administration for women's services and child care. Transfers are provided to organizations to support services to women who have experienced abuse and their dependent children, and the child care system under the CHILD CARE BC ACT and BC BENEFITS (CHILD CARE SUBSIDY) ACT.

64         MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                                      $000

                                                                   Estimates         ESTIMATES
                                                                    2002/03           2003/04
----------------------------------------------------------------------------------------------
CULTURE, HERITAGE AND SPORT

VOTED APPROPRIATIONS
Culture and BC Arts Council ............................            14,014            13,437
Heritage ...............................................             9,337             7,327
Sport ..................................................             8,754             8,639
                                                                   -------           -------
                                                                    32,105            29,403

STATUTORY APPROPRIATIONS
Olympic Arts Fund Special Account ......................               280               483
Physical Fitness and Amateur Sports Fund Special Account             1,726             2,215
                                                                   -------           -------
                                                                    34,111            32,101
                                                                   -------           -------
                                                                   -------           -------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for support of cultural, heritage and sport policy and activities; and for the administration and delivery of government programs under the ARTS COUNCIL ACT, THE HERITAGE
CONSERVATION ACT, and the KLONDIKE NATIONAL HISTORIC PARK ACT; and for the administration of the Physical Fitness and Amateur Sports Fund and Olympic Arts
Fund Special Accounts. Transfers are provided for support of heritage protection, preservation and management, community grant programs, amateur sport associations, and physical activity projects, and for the programs of the British Columbia Arts Council. Costs are partially recovered from parties external to government for program services.

STATUTORY APPROPRIATIONS DESCRIPTION: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account and for the
Olympic Arts Fund Special Account.

SAFETY AND STANDARDS

  VOTED APPROPRIATION
  Safety and Standards.................................             21,261           21,011
                                                                   -------           -------
                                                                   -------           -------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for public safety programs including the Office of the Fire Commissioner, the establishment of safety standards; inspection services for electricity, natural gas, propane, boiler and pressure vessels, elevating devices, amusement rides, refrigeration systems, aerial tramways and railways; fire and accident investigations and the licensing of technical personnel. Transfers are provided to Local Assistants, as defined by the FIRE SERVICES ACT, for fires investigated and reported to the Fire Commissioner and for the establishment of an independent safety authority in British Columbia. Recoveries are received for ad hoc inspection services.


         MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES              65

                                      $000

                                                   Estimates          ESTIMATES
                                                    2002/03            2003/04
-------------------------------------------------------------------------------
  VOTED APPROPRIATIONS
  Aboriginal Directorate ................             3,815             3,158
  Multiculturalism and Immigration Services          14,296             9,330
                                                    -------           -------
                                                     18,111            12,488

  STATUTORY APPROPRIATION
  First Citizens' Fund Special Account ....           3,398             3,962
                                                    -------           -------
                                                     21,509            16,450
                                                    -------           -------
                                                    -------           -------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the coordination of resources and services provided to Aboriginal people, support to Aboriginal advisory bodies, including the First Citizens' Forum and the First Peoples'
Heritage, Language and Culture Council, policy and program development and delivery for multiculturalism and immigration and programs. This sub-vote also provides for negotiation and implementation of the Agreement for Canada-British
Columbia Co-operation on Immigration and administration of the First Citizens'
Fund Special Account. Transfers are provided to support aboriginal issues, and to programs for settlement services for immigrants. Recoveries are received pursuant to federal/provincial agreements.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the First Citizens' Fund Special Account.


2010 WINTER OLYMPIC BID SECRETARIAT AND COMMUNITY INITIATIVES

VOTED APPROPRIATIONS
2010 Winter Olympic Bid Secretariat .........             2,183            38,490
Community Initiatives and Vancouver Agreement             2,030             2,040
                                                          -----            ------
                                                          4,213            40,530
                                                          -----            ------
                                                          -----            ------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for securing the 2010
Winter Olympics and Paralympic Games through the Vancouver/Whistler 2010 Bid
Secretariat, and for programs to support local action to enhance communities' socio-economic conditions and address structural barriers. The sub-vote also provides support for the Vancouver Agreement, which provides for provincial leadership and coordination responsibility for a tri-level agreement to promote and support sustainable development in Vancouver. Transfers are provided in support of the Vancouver/Whistler 2010 Bid Corporation and urban community development projects.


66                MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

                                      $000

                                                                               Estimates          ESTIMATES
                                                                               2002/03            2003/04
-----------------------------------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Ministers' Office .................................................             1,132             1,132
Corporate Services ................................................            14,505            12,397
                                                                              -------            ------
                                                                               15,637            13,529
                                                                              -------            ------
                                                                              -------            ------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the offices of the Minister of Community,
Aboriginal and Women's Services, the Minister of State for Community Charter and the 2010 Olympic Bid and
the Minister of State for Women's Equality, including salaries, benefits, allowances and operating expenses of the ministers' staff. The sub-vote also provides for executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from parties external to government for ministry services.

-----------------------------------------------------------------------------------------------------------
VOTE 16-- MINISTRY OPERATIONS .......................................         629,863            642,998
STATUTORY-- FIRST CITIZENS' FUND SPECIAL ACCOUNT ....................           3,398              3,962
STATUTORY-- OLYMPIC ARTS FUND SPECIAL ACCOUNT .......................             280                483
STATUTORY-- PHYSICAL FITNESS AND AMATEUR SPORTS FUND SPECIAL ACCOUNT            1,726              2,215
STATUTORY-- UNIVERSITY ENDOWMENT LANDS ADMINISTRATION SPECIAL ACCOUNT           3,142              3,142
-----------------------------------------------------------------------------------------------------------

         MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES              67

                                      $000


                                                  Estimates         ESTIMATES
                                                   2002/03           2003/04
------------------------------------------------------------------------------

       VOTE 17 - ROYAL BRITISH COLUMBIA MUSEUM (SPECIAL OPERATING AGENCY)
     This vote provides for programs and operations described in the voted appropriations under the Royal British Columbia Museum core business.


ROYAL BRITISH COLUMBIA MUSEUM

VOTED APPROPRIATION
Royal British Columbia Museum                      14,155            12,751
                                                   ------            ------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for a transfer to the new Royal British Columbia Museum Crown agency which will be established this fiscal year. This sub-vote also provides for transitional funding to the Royal
British Columbia Museum until such time as the agency is established. Costs for certain programs are partially recovered from program revenues and other organizations.


------------------------------------------------------------------------------
VOTE 17-- ROYAL BRITISH COLUMBIA MUSEUM             14,155           12,751
------------------------------------------------------------------------------



                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ..............              63,070               52,460
Operating Costs ....................              40,463               30,707
Government Transfers ...............             595,064              638,743
Other Expenses .....................               4,864                4,648
Internal Recoveries ................              (3,144)              (3,144)
External Recoveries ................             (47,753)             (57,863)
                                                 -------              -------
TOTAL OPERATING EXPENSE ............             652,564              665,551
                                                 -------              -------
                                                 -------              -------

68              MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES


                                SPECIAL ACCOUNT (1)
                                      $000


FIRST CITIZENS' FUND

     This account was originally created as a fund under the REVENUE SURPLUS APPROPRIATION ACT, 1969, was continued under the FUNDS CONTROL ACT, 1979, and was changed to a Special Account under the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 1988.

     The account promotes the economic, social, and cultural well being of members of First Nations who are residents of British Columbia, by providing financial assistance through loan guarantees and transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of transfers in support of cultural, educational, and economic opportunities including student bursaries, heritage, language and culture programs, native friendship centre operations, and economic development programs. The account also provides funds for the administrative costs of certain social and economic development programs. The account balance was increased by $9 million effective before April 1, 2002 and by $9 million effective on April 1, 2002 and on each subsequent April 1, up to and including April 1, 2004, under the authority of the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 2001.

     No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.


                                                                                  Estimates          ESTIMATES
                                                                                   2002/03            2003/04
---------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .....              6,090              15,090
                                                                                  ---------           --------
  OPERATING TRANSACTIONS
  Revenue ............................................................              3,398               3,962
  Expense ............................................................             (3,398)             (3,962)
                                                                                  ---------           --------
    Net Revenue (Expense) ............................................                 --                  --

  Transfer from General Fund .........................................              9,000               9,000

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...........................................................                 --                  --
  Disbursements - Capital ............................................                 --                  --
  Disbursements - Other ..............................................                 --                  --
                                                                                  ---------           --------
      Net Cash Source (Requirement) ..................................                 --                  --
                                                                                  ---------           --------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)            15,090              24,090
                                                                                  ---------           --------
                                                                                  ---------           --------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

          MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES            69


                                SPECIAL ACCOUNT (1)
                                      $000


OLYMPIC ARTS FUND

     This account was established under the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 2001.

     The account promotes the bid for hosting the 2010 Winter Olympic Games in British Columbia or the hosting of those Games. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to groups and organizations for cultural and artistic activities that will promote the bid for the hosting of the 2010 Winter Olympic Games in BC or the hosting of those Winter Olympic Games. Administration costs are provided through the Ministry Operations Vote.

     The initial account balance was established at $5 million. The balance was increased by $5 million effective on April 1, 2002 and will be increased by $5 million on each subsequent April 1, up to and including April 1, 2004, under the authority of the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 2001.

     No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.

                                                                                   Estimates          ESTIMATES
                                                                                    2002/03            2003/04
---------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .....                  2               5,002
                                                                                   --------           ---------
OPERATING TRANSACTIONS
Revenue ..............................................................                280                 483
Expense ..............................................................               (280)               (483)
                                                                                   --------           ---------
  Net Revenue (Expense) ..............................................                 --                  --

Transfer from General Fund ...........................................              5,000               5,000

FINANCING TRANSACTIONS
Loans, Investments and Capital Acquisitions
Receipts .............................................................                 --                  --
Disbursements - Capital ..............................................                 --                  --
Disbursements - Other ................................................                 --                  --
  Net Cash Source (Requirement) ......................................                 --                  --
                                                                                   --------           ---------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)             5,002              10,002
                                                                                   --------           ---------
                                                                                   --------           ---------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

70             MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES


                                SPECIAL ACCOUNT (1)
                                      $000

-------------------------------------------------------------------------------
PHYSICAL FITNESS AND AMATEUR SPORTS FUND

     This account was originally created as a fund under the REVENUE SURPLUS APPROPRIATION ACT, 1969, was continued under the FUNDS CONTROL ACT, 1979, and was changed to a Special Account under the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 1988.

     The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of transfers to physical fitness and amateur sport projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

     The account balance was increased by $5.5 million effective before April 1, 2002 and by $5.5 million effective on April 1, 2002 and on each subsequent April 1, up to and including April 1, 2004, under the authority of the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 2001.

     No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.


                                                                                  Estimates           ESTIMATES
                                                                                   2002/03             2003/04
---------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .....              1,675               7,175
                                                                                  ---------           ----------
  OPERATING TRANSACTIONS
  Revenue ............................................................              1,726               2,215
  Expense ............................................................             (1,726)             (2,215)
                                                                                  ---------           ----------
    Net Revenue (Expense) ............................................                 --                  --

  Transfer from General Fund .........................................              5,500               5,500

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...........................................................                 --                  --
  Disbursements - Capital ............................................                 --                  --
  Disbursements - Other ..............................................                 --                  --
                                                                                  ---------           ----------
    Net Cash Source (Requirement) ....................................                 --                  --
                                                                                  ---------           ----------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)            7,175              12,675
                                                                                  ---------           ----------
                                                                                  ---------           ----------

---------------------------------------------------------------------------------------------------------------

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

        MINISTRY OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES              71


                                SPECIAL ACCOUNT (1)
                                      $000




UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

     This account was established as a Miscellaneous Statutory Account by authority of the UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACT, was continued under the UNIVERSITY ENDOWMENT LAND ACT, 1979, and became a Special Account under the SPECIAL APPROPRIATIONS ACT, 1982. The account provides for services to residents of the University Endowment Lands.

     Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses represent the transfer to the Ministry Operations Vote of the ratepayers' portion of the costs of providing services.

     No financing transactions are provided for under this account.

                                                                                 Estimates            ESTIMATES
                                                                                  2002/03              2003/04
---------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .....             13,251              13,251
                                                                                   --------           ---------
  OPERATING TRANSACTIONS
  Revenue ............................................................              3,142               3,142
  Expense ............................................................             (3,142)             (3,142)
                                                                                   --------           ---------
    Net Revenue (Expense) ............................................                 --                  --

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...........................................................                 --                  --
  Disbursements - Capital ............................................                 --                  --
  Disbursements - Other ..............................................                 --                  --
                                                                                   --------           ---------
    Net Cash Source (Requirement) ....................................                 --                  --
                                                                                   --------           ---------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)            13,251              13,251
                                                                                   --------           ---------
                                                                                   --------           ---------

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA


                    MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE

              The mission of the Ministry of Competition, Science and Enterprise is to: ensure British Columbia has the most attractive investment and business climate in North America; encourage a culture of innovation and the development and transfer of new knowledge benefiting individuals, businesses and communities; and promote growth of investment and trade by aggressively pursuing increased marketing of British Columbia.

                                MINISTRY SUMMARY
                                     ($000)

---------------------------------------------------------------------------------------------------
                                                                       Estimates        ESTIMATES
                                                                       2002/03(1)        2003/04
---------------------------------------------------------------------------------------------------
VOTED APPROPRIATION
  Vote 18--Ministry Operations ............................             49,889            113,206

STATUTORY APPROPRIATION
  Northern Development Fund Special Account ...............              1,500              1,500
                                                                        ------            -------
OPERATING EXPENSE .........................................             51,389            114,706
                                                                        ------            -------
                                                                        ------            -------
-------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES (2) ..............................                 --                 --
-------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES (3) ..................................                805                652
-------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4) .............                 --                 --
-------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)               --                 --
-------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6) ..................                177                149
-------------------------------------------------------------------------------------------------



NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

            MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE                 74


                              CORE BUSINESS SUMMARY
                                      $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                     --------    --------------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES         NET
-----------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Championing a Competitive Business Environment
  (includes special account) .................................          7,540          7,207            (70)          7,137
Marketing and Investment .....................................         11,371         10,785           (223)         10,562
Encouraging Innovation and the Development and Transfer of New
Knowledge ....................................................         14,997         13,839             --          13,839
Executive and Support Services ...............................         17,481         83,208            (40)         83,168
                                                                      --------       -------          ---------    ---------
   TOTAL OPERATING EXPENSE  ..................................         51,389        115,039           (333)        114,706
                                                                      --------       -------          ---------    ---------
                                                                      --------       -------          ---------    ---------



CAPITAL EXPENDITURES                                                    Net        DISBURSEMENTS       RECEIPTS       NET
                                                                        ----       -------------      ----------      ------
CORE BUSINESS
Marketing and Investment .....................................           615            600             --            600
Executive and Support Services................................           190             52             --             52
                                                                        ----       -------------      ----------      ------
  TOTAL CAPITAL EXPENDITURES .................................           805            652             --            652
                                                                        ----       -------------      ----------      ------
                                                                        ----       -------------      ----------      ------

            MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE                 75


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                   Estimates         ESTIMATES
                                                    2002/03           2003/04
------------------------------------------------------------------------------

                          VOTE 18 - MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Championing a Competitive Business Environment, Marketing and Investment, Encouraging
Innovation and the Development and Transfer of New Knowledge, and Executive and Support Services.


CHAMPIONING A COMPETITIVE BUSINESS ENVIRONMENT

VOTED APPROPRIATIONS
Economic Policy .........................            4,852            4,473
BC Film Commission ......................            1,188            1,164
                                                     -----            -----
                                                     6,040            5,637
STATUTORY APPROPRIATION
Northern Development Fund Special Account            1,500            1,500
                                                     -----            -----
                                                     7,540            7,137
                                                     -----            -----
                                                     -----            -----

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for development, analysis and preparation of policy and strategies relating to enhanced competitiveness and economic development within the province, particularly trade, tourism, film industry and government fees and licences, including:
development of and support for government-wide economic strategies; negotiation and management of federal-provincial cost shared economic development programs;
and promotion of British Columbia's locations and film industry infrastructure.
Transfers are provided for economic and employment generating initiatives, including the Agreement on Internal Trade Secretariat, BC Film Society, Regional
Film Commissions and various arts and cultural organizations. Recoveries are received from outside organizations and individuals for co-operative marketing initiatives, and services provided by the BC Film Commission.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Northern Development Fund Special Account, which was created by the BC-ALCAN
NORTHERN DEVELOPMENT FUND ACT.


MARKETING AND INVESTMENT

VOTED APPROPRIATIONS
BC Trade and Investment Office  ...........           9,701             9,042
Reserves for Doubtful Accounts  ...........           1,670             1,520
                                                    -------           -------
                                                     11,371            10,562
                                                    -------           -------
                                                    -------           -------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the administration, operation and delivery of activities intended to stimulate provincial economic development, including: promotion of British Columbia as a positive investment location; encouraging business development; promotion of export capabilities into new markets; administration and wind-up of loans, investments, guarantees and fiscal agency agreements; and development and administration of tax credit and other programs and services for small business. This core business also provides for reserves for doubtful loans, write-downs of investments, and interest expense for concessionary loans. Transfers are provided for business and trade development and industry adjustment. Recoveries are received from participating public bodies, the public, and from clients through fees and project cost-sharing.


ENCOURAGING INNOVATION AND THE DEVELOPMENT AND TRANSFER OF NEW KNOWLEDGE

VOTED APPROPRIATION
Encouraging Innovation and the Development and
  Transfer of New Knowledge .......................   14,997          13,839
                                                     --------        -------
                                                     --------        -------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for development of policies and programs to support science and technology initiatives. Transfers are provided to support the following science and technology activities: research and development, technology transfer and adoption; infrastructure services and initiatives; public understanding, awareness, education and training; and related strategic, long term partnerships, including federal-provincial initiatives.

76            MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE



                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000

                                                    Estimates        ESTIMATES
                                                     2002/03           2003/04
------------------------------------------------------------------------------

EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Ministers' Office ........................               729               729
Corporate Services .......................            11,352            10,439
British Columbia Pavilion Corporation ....             5,400             5,000
Vancouver Convention and Exhibition Centre                --            67,000
                                                      ------            ------
                                                      17,481            83,168
                                                      ------            ------
                                                      ------            ------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Competition, Science and Enterprise and the office of the Minister of State for Deregulation, and for administration and ministry executive support, including the deputy minister's office, financial, human resources, legislation and administrative services, records management and information systems, and the library. This sub-vote also provides for administrative support services for the Ministry of Energy and Mines, the Deregulation Secretariat, the Progress Board, and administration and enforcement of the MOTOR DEALER ACT.
Transfers are provided to the BC Community Financial Services Corporation for a grant for its Corporation Capital Tax liabilities and to the British Columbia
Pavilion Corporation towards capital, operating and facilities maintenance costs and for amortization of the provincial investment in the corporation. Transfers are also provided for the Vancouver Convention and Exhibition Centre expansion project. Costs of administering the Motor Dealer Customer Compensation Fund are recovered from the fund. Recoveries are received from parties external to government for ministry services.

------------------------------------------------------------------------------
VOTE 18-- MINISTRY OPERATIONS ...............         49,889           113,206
STATUTORY-- NORTHERN DEVELOPMENT FUND
  SPECIAL ACCOUNT  ...........................         1,500             1,500
------------------------------------------------------------------------------



                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
------------------------------------------------------------------------------

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ......              14,656               12,425
Operating Costs ............              11,218               10,567
Government Transfers .......              20,989               86,897
Other Expenses .............               5,400                5,150
Internal Recoveries ........                (133)                  --
External Recoveries ........                (741)                (333)
                                          -------            ---------
TOTAL OPERATING EXPENSE ....              51,389              114,706
                                          -------            ---------
                                          -------            ---------

            MINISTRY OF COMPETITION, SCIENCE AND ENTERPRISE                 77


                                SPECIAL ACCOUNT (1)
                                      $000




NORTHERN DEVELOPMENT FUND

     This account was created by the BC-ALCAN NORTHERN DEVELOPMENT FUND ACT, 1998. The purpose of the account is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations of the Nechako-Kitimat Development Fund Society.

     Interest earned on the fund balance is credited to the account as revenue. Transfers are provided to the Nechako-Kitimat Development Fund Society to support economic development in northwestern British Columbia. Administration costs are funded through the Ministry Operations Vote.

         No financing transactions are provided for under this account.



                                                                                            Estimates          ESTIMATES
                                                                                             2002/03           2003/04
------------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ...............             6,822              7,457
                                                                                            -------            ---------
 OPERATING TRANSACTIONS
 Revenue .......................................................................               635                600
 Expense .......................................................................            (1,500)            (1,500)
                                                                                            -------            ---------
   Net Revenue (Expense) .......................................................              (865)              (900)

 Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense)             1,500

 FINANCING TRANSACTIONS
 Loans, Investments and Capital Acquisitions
 Receipts ......................................................................                --                 --
 Disbursements - Capital .......................................................                --                 --
 Disbursements - Other .........................................................                --                 --
                                                                                            -------            ---------
   Net Cash Source (Requirement) ...............................................                --                 --
                                                                                            -------            ---------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2) .......             7,457              6,557
                                                                                            -------            ---------
                                                                                            -------            ---------
------------------------------------------------------------------------------------------------------------------------

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA

                              MINISTRY OF EDUCATION

The mission of the Ministry of Education is to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous and sustainable economy.


                                MINISTRY SUMMARY
                                     ($000)

                                                                        Estimates            ESTIMATES
                                                                        2002/03(1)            2003/04
-------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 19--Ministry Operations ............................            4,859,926            4,859,939
                                                                       ----------          ------------
OPERATING EXPENSE .........................................            4,859,926            4,859,939
                                                                       ----------          ------------
                                                                       ----------          ------------
-------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2) ................................             265,800              195,000
-------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3) ....................................               3,281                5,129
-------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) ...............                  --                   --
-------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                  --                   --
-------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6) ....................                 326                  317
-------------------------------------------------------------------------------------------------------



NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

80                            MINISTRY OF EDUCATION


                              CORE BUSINESS SUMMARY
                                      $000

                                           2002/03                                2003/04 ESTIMATES
                                           -------             -------------------------------------------------------------------
                                                                                      EXTERNAL
OPERATING EXPENSE                            Net                 GROSS               RECOVERIES              NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Public Schools ...............            4,088,732            4,084,624               (8,807)            4,075,817
Independent Schools ..........              156,828              167,349                   --               167,349
Debt Service and Amortization               564,030              569,434                   --               569,434
Management Services ..........               17,637               18,115                 (740)               17,375
Executive and Support Services               32,699               30,450                 (486)               29,964
                                          ---------            ---------              --------            ---------
   TOTAL OPERATING EXPENSE ......         4,859,926            4,869,972              (10,033)            4,859,939
                                          ---------            ---------              --------            ---------
                                          ---------            ---------              --------            ---------


PREPAID CAPITAL ADVANCES                     Net              DISBURSEMENTS            RECEIPTS               NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Public Schools ................             265,800             195,000                     --              195,000
                                          ---------            ---------              --------            ---------
  TOTAL PREPAID CAPITAL ADVANCES            265,800             195,000                     --              195,000
                                          ---------            ---------              --------            ---------
                                          ---------            ---------              --------            ---------



CAPITAL EXPENDITURES                        Net              DISBURSEMENTS            RECEIPTS               NET
----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Management Services ..................         310                1,079                     --                 1,079
Executive and Support Services........       2,971                4,050                     --                 4,050
                                          ---------            ---------              --------             ---------
  TOTAL CAPITAL EXPENDITURES..........       3,281                5,129                     --                 5,129
                                          ---------            ---------              --------             ---------
                                          ---------            ---------              --------             ---------

                             MINISTRY OF EDUCATION                         81



                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                 Estimates            ESTIMATES
                                                  2002/03              2003/04
-------------------------------------------------------------------------------

                          VOTE 19 - MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Public Schools, Independent Schools, Debt and Amortization, Management Services, Executive and
Support Services.

PUBLIC SCHOOLS

  VOTED APPROPRIATION
  Public Schools .........................        4,088,732           4,075,817
                                                  ---------           ---------
                                                  ---------           ---------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for transfers to School
Districts and others to support the public school system. Recoveries are received from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

INDEPENDENT SCHOOLS

  VOTED APPROPRIATION
  Independent Schools.....................         156,828              167,349
                                                  ---------           ---------
                                                  ---------           ---------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for transfers to eligible independent schools for operating expenses, special education programs for qualifying students and registered home-schooled students.


DEBT SERVICE AND AMORTIZATION

  VOTED APPROPRIATIONS
  Debt Service Costs ...................           363,450              359,000
  Amortization of Prepaid Capital Advances         200,580              210,434
                                                  ---------           ---------
                                                   564,030              569,434
                                                  ---------           ---------
                                                  ---------           ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including school sites, portables, capital leases, buses, and equipment purchases.


82         MINISTRY OF EDUCATION







                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

MANAGEMENT SERVICES

   VOTED APPROPRIATION
   Management Services..........................      17,637             17,375
                                                      ======             ======



   VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for corporate support services to operating programs including financial, human resources, information management, administrative services, freedom of information and privacy services, and general services and assistance to ministries, boards, agencies and commissions including the Ministry of Advanced Education, the Ministry of Education and the Ministry of Skills Development and Labour. Recoveries are received from miscellaneous sources and include certain costs related to supporting the Workers' Compensation Appeal Tribunal and Compensation Advisory Services in the Ministry of Skills Development and Labour.


EXECUTIVE AND SUPPORT SERVICES


   VOTED APPROPRIATIONS
   Minister's Office............................         489                489
   K-12 Education Programs......................      32,210             29,475
                                                      ------             ------
                                                      32,699             29,964
                                                      ======             ======



   VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for executive direction for the ministry and management and program support for K-12 education programs. This sub-vote also provides for the office of the Minister of Education, and includes salaries, benefits, allowances, and operating expenses of the Minister and Minister's staff. Transfers are provided for education development and implementation activities. Recoveries are received from general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources.


--------------------------------------------------------------------------------
VOTE 19-- MINISTRY OPERATIONS                      4,859,926          4,859,939
--------------------------------------------------------------------------------



                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------


GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits ...................             19,748             18,398
Operating Costs .........................            230,929            239,309
Government Transfers ....................          4,256,091          4,253,097
Other Expenses ..........................            363,618            359,168
External Recoveries .....................            (10,460)           (10,033)
                                                   ---------          ---------
TOTAL OPERATING EXPENSE .................          4,859,926          4,859,939
                                                   ---------          ---------
                                                   ---------          ---------

                            MINISTRY OF EDUCATION                            83


                   PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------


PUBLIC SCHOOLS

PREPAID CAPITAL ADVANCES -- Disbursements are provided for approved school capital projects including construction, school sites, portables, capital leases, and bus and equipment purchases.


   Receipts....................................           --                 --
   Disbursements...............................      265,800            195,000
                                                     -------            -------
      Net Cash Source (Requirement)............     (265,800)          (195,000)
                                                    ========           ========

                                     [LOGO]



                            MINISTRY OF ENERGY AND MINES

         The mission of the Ministry of Energy and Mines is to promote British Columbia's energy and mining investment opportunities, and to foster a competitive investment climate, which encourages responsible development of energy and mining resources, supports job creation, and ensures environmental protection and public and worker health and safety.

                                MINISTRY SUMMARY
                                     ($000)

-------------------------------------------------------------------------------------------
                                                                   Estimates      ESTIMATES
                                                                   2002/03(1)      2003/04
-------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
   Vote 20--Ministry Operations ...........................          26,777          32,390
   Vote 21--Contracts and Funding Arrangements ............          25,350          24,240
   Vote 22--British Columbia Utilities Commission .........               1               1

STATUTORY APPROPRIATION
Vancouver Island Natural Gas Pipeline Special Account .....             214            --
                                                                     ------          ------

OPERATING EXPENSE .........................................          52,342          56,631
                                                                     ------          ------
                                                                     ------          ------
-------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2) ................................             --              --
-------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3) ....................................            685             660
-------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) ...............         50,000          50,000
-------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)             --              --
-------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6) ....................            244             234
-------------------------------------------------------------------------------------------




NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

86                          MINISTRY OF ENERGY AND MINES


                                  CORE BUSINESS
                                     SUMMARY
                                      $000


                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         ----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Resource Development ........................................          11,209          14,309            --             14,309
Policy and Legislation ......................................           2,897           3,717            --              3,717
Mining ......................................................           6,123           4,526            --              4,526
Executive and Support Services ..............................           6,548           9,838            --              9,838
Contracts and Funding Arrangements (includes special account)          25,564          24,240            --             24,240
British Columbia Utilities Commission........................               1           4,734          (4,733)               1
                                                                       ------          ------          ------           ------
     TOTAL OPERATING EXPENSE ................................          52,342          61,364          (4,733)          56,631
                                                                       ======          ======          ======           ======



CAPITAL EXPENDITURES                                                     Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Resource Development ........................................            355             260            --                260
Policy and Legislation ......................................             60               8            --                  8
Mining ......................................................            180              86            --                 86
Executive and Support Services ..............................             80              96            --                 96
British Columbia Utilities Commission .......................             10             210            --                210
                                                                         ---             ---           ----               ---
     TOTAL CAPITAL EXPENDITURES .............................            685             660            --                660
                                                                         ===             ===           ====               ===



LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                Net    DISBURSEMENTS         RECEIPTS            NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Contracts and Funding Arrangements ..........................          50,000          50,000            --             50,000
                                                                       ------          ------           ----            ------
     TOTAL LOANS, INVESTMENTS AND OTHER
     REQUIREMENTS ...........................................          50,000          50,000            --             50,000
                                                                       ======          ======           ====            ======

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES                                                          Net        DISBURSEMENTS      RECEIPTS           NET
-----------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Executive and Support Services ..............................           --            17,800          (17,800)           --
                                                                       ----           ------          -------           ----
     TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED
     TO, OTHER ENTITIES .....................................           --            17,800          (17,800)           --
                                                                       ====           ======          =======           ====

                          MINISTRY OF ENERGY AND MINES                        87


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



                          VOTE 20 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Resource Development, Policy and Legislation, Mining, and Executive and Support Services.


RESOURCE DEVELOPMENT

   VOTED APPROPRIATION
   Resource Development .......................       11,209             14,309
                                                      ======             ======


   VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for management of the province's coal, geothermal, mineral, natural gas and petroleum resources, including: conducting geoscientific field studies; determining coal, geothermal, mineral, natural gas and petroleum potential; issuing, recording and maintaining subsurface tenures; regulating mineral and placer claim staking; providing support services to industry and information to the public; collecting fees, rentals and tender bonuses; negotiating fair compensation for mineral and coal titles expropriated for the creation of parks; revenue forecasting, royalty policy determination, fiscal and economic analysis, infrastructure development and investment promotion; and developing new resource development and revenue generating initiatives. Transfers are provided for resource studies and projects, to support and stimulate oil and gas exploration, for university research, and to support ministry revenue generating initiatives.



POLICY AND LEGISLATION

   VOTED APPROPRIATION
   Policy and Legislation .....................        2,897              3,717
                                                       =====              =====

   VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for evaluation, strategic planning, policy and legislation development and regulatory reform initiatives with regard to the province's energy sector, including electricity, alternative energy, and oil and gas resources, and the mineral sector including mineral exploration and the development of metals, coal, industrial minerals and aggregate resources; development and implementation of the Province's Energy Plan, including administration of the Columbia River Treaty, the UTILITIES COMMISSION ACT, the POWER FOR JOBS ACT and the ENERGY EFFICIENCY ACT; encouraging First Nations development by developing consultation policy and guidelines, developing treaty mandates for subsurface resources, and negotiating interim measures agreements; collection and dissemination of statistics, analysis and forecasting of energy and mineral market conditions; and economic analyses and environmental assessment reviews of resource developments and resource use options. Transfers are provided for energy research.


MINING

   VOTED APPROPRIATION
   Mining .....................................        6,123              4,526
                                                       =====              =====


   VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for management of the province's mineral, coal and aggregate resources and regulation of the industries that explore for and develop these resources, by regulating mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility.

88                        MINISTRY OF ENERGY AND MINES

                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------


EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          539                481
  Corporate Services ..........................        3,600              3,717
  Offshore Oil and Gas ........................        2,409              5,640
                                                       -----              -----
                                                       6,548              9,838
                                                       =====              =====


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Energy and Mines, and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff and administration and ministry executive support, including deputy ministers' offices. Under an agreement, the Ministry of Competition, Science and Enterprise provides administrative support services for the ministry. This core business also provides for assessment and implementation of offshore oil and gas exploration and development, including negotiating necessary fiscal, regulatory and environmental management arrangements with the federal government. Transfers are provided for investigation of offshore oil and gas development.

--------------------------------------------------------------------------------
  VOTE 20--MINISTRY OPERATIONS ...............        26,777             32,390
--------------------------------------------------------------------------------

                          MINISTRY OF ENERGY AND MINES                        89


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



                  VOTE 21 - CONTRACTS AND FUNDING ARRANGEMENTS
This vote provides for programs and operations described in the voted appropriations under the core business Contracts and Funding Arrangements.



CONTRACTS AND FUNDING ARRANGEMENTS

  VOTED APPROPRIATIONS
  Resource Revenue Sharing Agreements .........        2,500              2,500
  Columbia Basin Trust ........................        2,000              2,000
  Vancouver Island Natural Gas
    Pipeline Agreement ........................       20,850             19,740
                                                      ------             ------

                                                      25,350             24,240
  STATUTORY APPROPRIATION
  Vancouver Island Natural Gas Pipeline
    Special Account ...........................          214               --
                                                      ------             ------
                                                      25,564             24,240
                                                      ======             ======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides transfers for First Nations to share revenue received from petroleum, natural gas, and minerals extraction in accordance with the federal/provincial agreement, as specified under the FORT NELSON INDIAN RESERVE MINERALS REVENUE SHARING ACT and agreements with other First Nations; for the Columbia Basin Trust for operating expenses; and for the Vancouver Island Natural Gas Pipeline Agreement.

  STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Vancouver Island Natural Gas Pipeline Special Account, which was created by the VANCOUVER ISLAND NATURAL GAS PIPELINE ACT.


--------------------------------------------------------------------------------
  VOTE 21--CONTRACTS AND FUNDING ARRANGEMENTS         25,350             24,240
  STATUTORY--VANCOUVER ISLAND NATURAL GAS
    PIPELINE SPECIAL ACCOUNT ..................          214               --
--------------------------------------------------------------------------------

90                        MINISTRY OF ENERGY AND MINES


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



                 VOTE 22 - BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business British Columbia Utilities Commission.



BRITISH COLUMBIA UTILITIES COMMISSION

  VOTED APPROPRIATION
  British Columbia Utilities Commission .......            1                  1
                                                      ======             ======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operation of the commission as outlined under the UTILITIES COMMISSION ACT. Transfers are made to reimburse some participants for costs related to commission proceedings. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and others.


VOTE 22-- BRITISH COLUMBIA UTILITIES COMMISSION            1                  1
                                                      ======             ======



                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------
  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................       16,414             17,240
  Operating Costs .............................       11,608             17,152
  Government Transfers ........................       26,929             26,287
  Other Expenses ..............................          685                685
  External Recoveries .........................       (3,294)            (4,733)
                                                      ------             ------
  TOTAL OPERATING EXPENSE .....................       52,342             56,631
                                                      ======             ======

                        MINISTRY OF ENERGY AND MINES                          91


                                SPECIAL ACCOUNT(1)
                                      $000



--------------------------------------------------------------------------------
VANCOUVER ISLAND NATURAL GAS PIPELINE

  This account was created by authority of the VANCOUVER ISLAND NATURAL GAS PIPELINE ACT. Of the original $80,000,000 authorized for this account, $25,000,000 was disbursed as loans in 1990/91 and 1991/92 for capital construction of the pipeline to Vancouver Island. As of March 31, 2003, the full remaining balance of the account will be expended for the provision of financial assistance for the conversion of oil, propane, and other fuel-fired appliances to the use of natural gas. Expenses to the account have consisted of transfers for persons that have applied and qualified for financial assistance. No interest or other revenue is credited to the account. Administration costs have been funded through the Ministry Operations Vote.
  No financing transactions are provided for under this account.
--------------------------------------------------------------------------------




                                                  Estimates         ESTIMATES
                                                   2002/03           2003/04
--------------------------------------------------------------------------------
  SPENDING AUTHORITY AVAILABLE AT THE
   BEGINNING OF THE FISCAL YEAR ...............          934               --
                                                      ======            =====
  OPERATING TRANSACTIONS
  Revenue .....................................         --                 --
  Expense .....................................         (214)              --
                                                      ------            -----
  Net Revenue (Expense) .......................         (214)              --

  Difference Between 2002/03 Estimates and
  Projected Actual Net Revenue (Expense) ......         (720)
  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................         --                 --
  Disbursements - Capital .....................         --                 --
  Disbursements - Other .......................         --                 --
                                                      ------            -----
  Net Cash Source (Requirement) ...............         --                 --
                                                      ------            -----


  PROJECTED SPENDING AUTHORITY AVAILABLE AT
  THE END OF THE FISCAL YEAR(2) ...............         --                 --
                                                      ======            =====


--------------------------------------------------------------------------------

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

92                        MINISTRY OF ENERGY AND MINES



           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




CONTRACTS AND FUNDING ARRANGEMENTS

COLUMBIA BASIN ACCORD -- Disbursements are for an investment in the Columbia Power Corporation and the Columbia Basin Trust for power projects to be undertaken pursuant to the province's agreements with the Columbia Basin Trust.

  Receipts ....................................         --                 --
  Disbursements ...............................       50,000             50,000
                                                     -------            -------
    Net Cash Source (Requirement) .............      (50,000)           (50,000)
                                                     =======            =======



   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




EXECUTIVE AND SUPPORT SERVICES

OIL AND GAS COMMISSION ACT -- Disbursements are provided by the province to the Oil and Gas Commission under the OIL AND GAS COMMISSION ACT with respect to oil and gas industry fees collected under the PETROLEUM AND NATURAL GAS ACT and the PIPELINE ACT, and the levy assessed under the Oil and Gas Commission Levy Regulation.

  Receipts ....................................       17,800             17,800
  Disbursements ...............................       17,800             17,800
                                                      ------             ------
    Net Cash Source (Requirement) .............         --                 --
                                                      ======             ======

                                     [LOGO]

                               MINISTRY OF FINANCE

         The mission of the Ministry of Finance is to develop a sustainable fiscal plan, to prudently manage government finances, and to create a sound policy and regulatory framework that supports the creation of a strong and vibrant economy.


                                MINISTRY SUMMARY
                                     ($000)

                                                     Estimates         ESTIMATES
                                                     2002/03(1)         2003/04
--------------------------------------------------------------------------------

  VOTED APPROPRIATIONS
    Vote 23--Ministry Operations ..............       41,845             39,249
    Vote 24--Public Sector Employers' Council .       14,812             14,812

  STATUTORY APPROPRIATIONS
    Provincial Treasury Revenue Program
      Special Account .........................         --                 --
    Unclaimed Property Special Account ........          931                809
                                                      ------             ------
  OPERATING EXPENSE                                   57,588             54,870
                                                      ======             ======
--------------------------------------------------------------------------------
  PREPAID CAPITAL ADVANCES(2)                           --                 --
--------------------------------------------------------------------------------
  CAPITAL EXPENDITURES(3)                              5,158              5,876
--------------------------------------------------------------------------------
  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)           --                 --
--------------------------------------------------------------------------------
  REVENUE COLLECTED FOR, AND TRANSFERRED
    TO, OTHER ENTITIES(5)                                --                 --
--------------------------------------------------------------------------------
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                602                548
--------------------------------------------------------------------------------



NOTES
(1) for comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

94                             MINISTRY OF FINANCE


                              CORE BUSINESS SUMMARY
                                      $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         ----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
------------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Financial and Economic Performance and Analysis ..............          7,982           6,486                (4)         6,482
Financial Governance, Accounting and Reporting
(includes special account) ...................................          7,683           7,261              (200)         7,061
Treasury (includes special account) ..........................              1          11,957           (11,956)             1
Financial and Corporate Sector Services ......................          8,850          18,462           (10,410)         8,052
Executive and Support Services ...............................         18,260          18,718              (256)        18,462
Public Sector Employers Council ..............................         14,812          14,837               (25)        14,812
                                                                       ------          ------           -------         ------

  TOTAL OPERATING EXPENSE ....................................         57,588          77,721           (22,851)        54,870
                                                                       ======          ======           =======         ======





CAPITAL EXPENDITURES                                                     Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Financial and Economic Performance and Analysis ..............            175              45            --                 45
Financial Governance, Accounting and Reporting
  (includes special account) .................................            310             150            --                150
Treasury (includes special account) ..........................          1,443           1,848            --              1,848
Financial and Corporate Sector Services ......................          2,351           2,764            --              2,764
Executive and Support Services ...............................            876             816            --                816
Public Sector Employers Council ..............................              3             253            --                253
                                                                       ------          ------           -----           ------

  TOTAL CAPITAL EXPENDITURES .................................          5,158           5,876            --              5,876
                                                                       ======          ======           =====           ======

                              MINISTRY OF FINANCE                             95


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                          VOTE 23 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Financial and Economic Performance and Analysis, Financial Governance, Accounting and Reporting, Treasury, Financial and Corporate Sector Services, and Executive and Support Services.


FINANCIAL AND ECONOMIC PERFORMANCE AND ANALYSIS

  VOTED APPROPRIATION
  Treasury Board Staff Operations .............        7,982              6,482
                                                       =====              =====


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operation of Treasury Board Staff Operations. Major responsibilities include financial, economic, revenue, capital, taxation, intergovernmental fiscal relations advice to government and risk management as it pertains to the fiscal framework. Costs are partially recovered from parties external to government for services provided on their behalf. This sub-vote also provides for the management of the provincial government budget, service plan and service plan report processes; production of various financial and economic documents, including the Estimates and Budget and Fiscal Plan; and operation and maintenance of financial and economic models to support decision-making within government.

FINANCIAL GOVERNANCE, ACCOUNTING AND REPORTING

  VOTED APPROPRIATIONS
  Comptroller General Operations ..............        6,751              6,251
  Internal Audit and Advisory Services ........            1                  1
                                                       -----              -----
                                                       6,752              6,252
  STATUTORY APPROPRIATION
  Unclaimed Property Special Account ..........          931                809
                                                       -----              -----
                                                       7,683              7,061
                                                       =====              =====

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the operation of the Office of the Comptroller General. Major responsibilities include: reporting on financial transactions including ad hoc, monthly and quarterly financial reporting and Public Accounts; governance over financial management and procurement legislation, policy and procedures; analysis and advice on financial administration, accounting and procurement policy issues and process improvements; post-payment compliance and payment diversion; provision of internal audit and management advisory services pertaining to internal financial and management controls; performance management, accountability, and risk management; special audit investigations; and provision of pre- and post-implementation reviews of major information technology systems; recoveries are received from ministries and Crown corporations for internal audit services.

  STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Unclaimed Property Special Account which is governed under the UNCLAIMED PROPERTY ACT, 1999.

96                            MINISTRY OF FINANCE

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




TREASURY

  VOTED APPROPRIATION
  Provincial Treasury Operations ..............            1                  1

  STATUTORY APPROPRIATION
  Provincial Treasury Revenue Program
    Special Account ...........................         --                 --
                                                     -------             ------
                                                           1                  1
                                                     =======             ======

  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for debt management for the government and its Crown corporations and agencies; support for corporate and project finance initiatives and for management of settlement operations; forecasting, reporting and analysis services relating to the provincial debt. Services are cost recovered from Crown corporations and agencies, other government ministries and other clients internal and external to government. This sub-vote also provides for banking and cash management services on a cost recovery basis to Banking/Cash Management Branch clients, including Crown corporations and the government. Services include contract negotiation and management; credit facilities; Consolidated Revenue Fund management; payment and revenue collection services; direction and support to government clients for electronic banking and payment services; and implementation support and monitoring for card services.

  STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Provincial Treasury Revenue Program Special Account.



FINANCIAL AND CORPORATE SECTOR SERVICES

  VOTED APPROPRIATIONS
  Financial and Corporate Sector Policy .......          759                859
  Financial Institutions Commission ...........            1                  1
  Registries ..................................        8,090              7,192
                                                       -----              -----
                                                       8,850              8,052
                                                       =====              =====

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the operation of the Financial Institutions Commission and the Credit Union Deposit Insurance Corporation. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, pension plans and captive insurance companies; administration of the REAL ESTATE ACT, the MORTGAGE BROKERS ACT, the STRATA PROPERTY ACT and related activities; and administrative costs of the Credit Union Deposit Insurance Fund, and related activities. This sub-vote also provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; maintenance of registries of security interests (liens) in personal property; the ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the COMPANY ACT. This sub-vote also provides for policy analysis and advice to government regarding the financial and corporate sectors and the legal frameworks applicable to companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. Costs are partially recovered from parties external to government.

                               MINISTRY OF FINANCE                            97

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          529                529
  Corporate Services ..........................       17,731             17,933
                                                      ------             ------
                                                      18,260             18,462
                                                      ======             ======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Finance, for executive and administration support for the ministry, including financial, human resources, information and systems management, freedom of information and privacy services, and funding in support of Partnerships British Columbia. It also provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries, and related staff pursuant to Section 7 of the LEGISLATIVE ASSEMBLY ALLOWANCE AND PENSION ACT. This sub-vote also provides for certain expenses incurred for the Office of the Premier; occupancy and related costs for the Executive Council and Intergovernmental Relations; and support for Government House. Recoveries are received from parties external and internal to government for ministry services.


--------------------------------------------------------------------------------

  VOTE 23 -- MINISTRY OPERATIONS                      41,845             39,249
  STATUTORY -- PROVINCIAL TREASURY REVENUE
    PROGRAM SPECIAL ACCOUNT                             --                 --
  STATUTORY -- UNCLAIMED PROPERTY
    SPECIAL ACCOUNT                                      931                809

--------------------------------------------------------------------------------

98                             MINISTRY OF FINANCE

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                   VOTE 24 - PUBLIC SECTOR EMPLOYERS' COUNCIL

This vote provides for programs and operations described in the voted appropriations under the core business Public Sector Employers' Council.




PUBLIC SECTOR EMPLOYERS' COUNCIL

  VOTED APPROPRIATIONS
  Public Sector Employers' Council ............        1,939              1,939
  Employer Associations .......................       12,873             12,873
                                                      ------             ------
                                                      14,812             14,812
                                                      ======             ======

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the operation of the Public Sector Employers' Council and the Council Secretariat, as established under the PUBLIC SECTOR EMPLOYERS ACT (PSEA), and includes salaries and remuneration of the secretariat staff, government's financial contributions to employer associations established under the PSEA, and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.


--------------------------------------------------------------------------------

  VOTE 24-- PUBLIC SECTOR EMPLOYERS' COUNCIL          14,812             14,812

--------------------------------------------------------------------------------





                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................       39,201             38,876
  Operating Costs .............................       25,727             26,440
  Government Transfers ........................       15,018             15,018
  Other Expenses ..............................       11,740             11,905
  Internal Recoveries .........................      (18,897)           (14,518)
  External Recoveries .........................      (15,201)           (22,851)
                                                      ------             ------
  TOTAL OPERATING EXPENSE .....................       57,588             54,870
                                                      ------             ------
                                                      ------             ------

                               MINISTRY OF FINANCE                           99




                                SPECIAL ACCOUNT(1)
                                      $000



--------------------------------------------------------------------------------

PROVINCIAL TREASURY REVENUE PROGRAM
  This account was established in 1990 by amendments to the FINANCIAL ADMINISTRATION ACT, and provides for revenue generated from financial agreements managed by the Ministry of Finance.
  Net revenue (expense) represents the net income (deficiency) from the Provincial Treasury revenue program in the Management of Public Funds and Debt vote.
  No financing transactions are provided for under this account.


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



  SPENDING AUTHORITY AVAILABLE AT THE
    BEGINNING OF THE FISCAL YEAR ..............        8,296              9,096
                                                       =====              =====
  OPERATING TRANSACTIONS
  Revenue .....................................          517                310
  Expense .....................................         --                 --
                                                       -----              -----
    Net Revenue (Expense) .....................          517                310

  Difference Between 2002/03 Estimates
     and Projected Actual Net Revenue (Expense)          283

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................         --                 --
  Disbursements - Capital .....................         --                 --
  Disbursements - Other .......................         --                 --
                                                       -----              -----
    Net Cash Source (Requirement) .............         --                 --

                                                       -----              -----
  PROJECTED SPENDING AUTHORITY AVAILABLE AT
  THE END OF THE FISCAL YEAR(2)................        9,096              9,406
                                                       =====              =====


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

100                            MINISTRY OF FINANCE

                                SPECIAL ACCOUNT(1)
                                      $000



--------------------------------------------------------------------------------
UNCLAIMED PROPERTY
  This statutory appropriation was created by the UNCLAIMED PROPERTY ACT, 1999. The purpose of the legislation is to reunite owners with their unclaimed property held by government and others. Revenues represent unclaimed money deposits, and any unclaimed property remitted to government by holders under section 12 of the UNCLAIMED PROPERTY ACT, and related fees. Expenses from the account represent claims paid out to owners, and all costs associated with the administration of the Act and regulations.



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE
  BEGINNING OF THE FISCAL YEAR ................        5,045              5,000
                                                       =====              =====
  OPERATING TRANSACTIONS
  Revenue .....................................        2,500              2,500
  Expense .....................................         (931)              (809)
                                                       -----              -----
  Net Revenue (Expense) .......................        1,569              1,691

  Difference Between 2002/03 Estimates
    and Projected Actual Net Revenue (Expense)           641

  Return to the General Fund ..................       (2,285)            (1,683)

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................         --                 --
  Disbursements - Capital .....................         (145)               (10)
  Disbursements - Other .......................         --                 --
                                                       -----              -----
  Net Cash Source (Requirement) ...............         (145)               (10)

  Difference Between 2002/03 Estimates and
    Projected Actual Net Cash
    Source (Requirement) ......................          145

  Working Capital adjustments 2 ...............           30                  2

                                                       -----              -----
PROJECTED SPENDING AUTHORITY AVAILABLE
  AT THE END OF THE FISCAL YEAR 3 .............        5,000              5,000
                                                       =====              =====


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.
(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                      [LOGO]

                               MINISTRY OF FORESTS

The mission of the Ministry of Forests is to protect and manage our public forests for the sustained benefit of all British Columbians.


                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------

                                                     Estimates         ESTIMATES
                                                     2002/03(1)         2003/04
--------------------------------------------------------------------------------
 VOTED APPROPRIATIONS
    Vote 25--Ministry Operations .............       345,142            312,230
    Vote 26--Forest Investment ...............       146,000            110,000

 STATUTORY APPROPRIATIONS
    BC Timber Sales Special Account ...........      124,019            138,179
    Forest Stand Management Fund
      Special Account .........................        2,293              1,490
    South Moresby Forest Replacement
      Special Account .........................        3,828              3,000
                                                     -------            -------
    OPERATING EXPENSE                                621,282            564,899
                                                     -------            -------
                                                     -------            -------
--------------------------------------------------------------------------------
    PREPAID CAPITAL ADVANCES(2)                         --                 --
--------------------------------------------------------------------------------
    CAPITAL EXPENDITURES(3)                           17,320             15,690
--------------------------------------------------------------------------------
    LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)       6,880             34,610
--------------------------------------------------------------------------------
    REVENUE COLLECTED FOR, AND TRANSFERRED
      TO, OTHER ENTITIES(5)                             --                 --
--------------------------------------------------------------------------------
    FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)            3,470              3,070
--------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

102                               MINISTRY OF FORESTS


                                  CORE BUSINESS SUMMARY
                                        $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         ----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
------------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Forest Protection ............................................         111,452         112,117         (11,851)         100,266
Stewardship of Forest Resources (includes special accounts) ..          69,518          52,999          (2,117)          50,882
Pricing and Selling Timber ...................................          81,307          70,600            --             70,600
Compliance and Enforcement ...................................          34,288          30,048            --             30,048
Executive and Support Services ...............................          54,698          65,049            (125)          64,924
Forest Investment ............................................         146,000         113,500          (3,500)         110,000
BC Timber Sales (special account) ............................         124,019         138,179           --             138,179
                                                                       -------         -------          ------          -------

  TOTAL OPERATING EXPENSE.....................................         621,282         582,492         (17,593)         564,899
                                                                       =======         =======         =======          =======





CAPITAL EXPENDITURES                                                     Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Forest Protection ............................................          2,980           2,430            --              2,430
Stewardship of Forest Resources (includes special accounts) ..          5,605           3,178            --              3,178
Pricing and Selling Timber ...................................          4,567           4,933            --              4,933
Compliance and Enforcement ...................................          1,951           2,366            --              2,366
Executive and Support Services ...............................          1,207           2,103            --              2,103
BC Timber Sales (special account) ............................          1,010             680            --                680
                                                                        -----           -----          -----            -----

TOTAL CAPITAL EXPENDITURES ...................................         17,320          15,690            --             15,690
                                                                       ======          ======          =====            ======




LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
BC Timber Sales (special account) ............................          6,880          34,610            --             34,610
                                                                        -----          ------          ------           ------
  TOTAL LOANS, INVESTMENTS AND OTHER
  REQUIREMENTS ...............................................          6,880          34,610            --             34,610
                                                                        =====          ======          ======           ======

                                MINISTRY OF FORESTS                          103


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                          VOTE 25 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Forest Protection, Stewardship of Forest Resources, Pricing and Selling Timber, Compliance and Enforcement, and Executive and Support Services.




FOREST PROTECTION

   VOTED APPROPRIATIONS
   Direct Fire ................................       55,380             55,380
   Fire Preparedness ..........................       45,712             37,161
   Forest Health ..............................       10,360              7,725
                                                     -------            -------
                                                     111,452            100,266
                                                     =======            =======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for forest protection, including fire prevention control in accordance with applicable legislation throughout the province, including: (a) Direct Fire - provides for control and suppression of wild fires and EX GRATIA payments related to these activities. Costs related to the provision of supplies and services are recovered from other agencies and levels of government, provinces, countries, companies, organizations and individuals; (b) Fire Preparedness - provides for fire prevention; the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires: and associated research and development. Transfers are provided to promote fire safety and awareness. Costs related to the provision of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, and individuals, and from annual rents paid into the Consolidated Revenue Fund by timber licence holders; and (c) Forest Health - provides for forest health activities in Parks and Protected Areas, some viewscapes, urban areas, and other special sites.


STEWARDSHIP OF FOREST RESOURCES

  VOTED APPROPRIATION
  Stewardship of Forest Resources .............       63,397             46,392
                                                      ------             ------
                                                      63,397             46,392

  STATUTORY APPROPRIATIONS
  Forest Stand Management Fund
      Special Account .........................        2,293              1,490
  South Moresby Forest Replacement
      Special Account .........................        3,828              3,000
                                                      ------             ------
                                                      69,518             50,882
                                                      ======             ======



  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for provincial forest and range land stewardship and management at provincial, regional and district levels including forest and range practices, timber supply planning and determination, range planning and management, control of invasive alien plants, recreation, forest health management, applied research, and forest gene resource management. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations, and individuals.

  STATUTORY APPROPRIATIONS DESCRIPTION: This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

104                             MINISTRY OF FORESTS

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




PRICING AND SELLING TIMBER

  VOTED APPROPRIATION
  Pricing and Selling Timber ..................       81,307             70,600
                                                      ======             ======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for headquarters, regional and district activities related to timber tenure administration, timber pricing, and access to markets; meeting obligations with First Nations; and building and maintaining the forest services roads and bridge infrastructure to provide access to timber. Transfers are provided for the promotion of integrated management of forest and rangelands. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations, and individuals.



COMPLIANCE AND ENFORCEMENT

  VOTED APPROPRIATION
  Compliance and Enforcement ..................       34,288             30,048
                                                      ======             ======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province's forest and range resources under the jurisdiction of the Ministry of Forests including: enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fire, pests, and other agents; and enforcing rules governing the use of forest service recreation sites and trails.



EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          611                618
  Corporate Governance ........................       54,087             49,306
  First Nations' Participation ................         --               15,000
                                                      ------             ------
                                                      54,698             64,924
                                                      ======             ======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for executive direction and related support services to the ministry including: the office of the Minister of Forests, including salaries, benefits, allowances, and operating expenses of the minister and the minister's staff; and corporate governance and service delivery activities for strategic policy, performance management, legislation development, First Nations' participation, finance, human resources, freedom of information, executive and executive support, regional and district management, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Transfers are provided for the integrated management of forest and rangelands and First Nations' participation in the forest economy. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations, and individuals.


--------------------------------------------------------------------------------
  VOTE 25--MINISTRY OPERATIONS                       345,142            312,230
  STATUTORY--FOREST STAND MANAGEMENT
    FUND SPECIAL ACCOUNT                               2,293              1,490
  STATUTORY--SOUTH MORESBY FOREST
    REPLACEMENT SPECIAL ACCOUNT                        3,828              3,000
--------------------------------------------------------------------------------

                               MINISTRY OF FORESTS                           105

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                           VOTE 26 - FOREST INVESTMENT
This vote provides for programs and operations described in the voted appropriations under the core business Forest Investment.


FOREST INVESTMENT

  VOTED APPROPRIATION
  Forest Investment ...........................      146,000            110,000
                                                     =======            =======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operation and management of forest resource planning, research and investments, and product development and marketing including: the development of objectives and standards for, and third party administration of, land-based investments and for planning and delivery of land-based activities by the forest industry; the development of objectives and standards for, and third party administration of, delivery of land-based investments on the crown portion of Woodlot licence and Community Forest Agreement areas; the completion of strategic land use plans for areas across the province and for preparation of landscape/watershed level sustainable resource management plans; high priority operational research activities identified by the forest industry, research community and government; the development and provision of genetically well-adapted, high quality reforestation material from natural sources and through the conservation of our forest gene resources; product development, technology transfer and the fibre access needs of the secondary manufacturing industry; and activities that are intended to develop new markets and maintain existing international markets for British Columbia forest products. Transfers are provided for seed and gene conservation. Costs related to the provision of supplies and services may be recovered from other levels of government, agencies, organizations, and individuals.



--------------------------------------------------------------------------------

  VOTE 26--FOREST INVESTMENT                         146,000            110,000

--------------------------------------------------------------------------------

106                             MINISTRY OF FORESTS

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                  STATUTORY -- BC TIMBER SALES SPECIAL ACCOUNT
       (FORMERLY SMALL BUSINESS FOREST ENTERPRISE PROGRAM SPECIAL ACCOUNT) This statutory account provides for programs and operations described in the statutory appropriations under the core business BC Timber Sales.




BC TIMBER SALES

  STATUTORY APPROPRIATION
  BC Timber Sales Special Account .............      124,019            138,179
                                                     =======            =======


  STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the BC Timber Sales Special Account.


--------------------------------------------------------------------------------

  STATUTORY--BC TIMBER SALES SPECIAL ACCOUNT         124,019            138,179

--------------------------------------------------------------------------------





                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................      226,848            167,921
  Operating Costs .............................      397,884            397,881
  Government Transfers ........................        4,438             17,836
  Other Expenses ..............................       40,898              1,890
  Internal Recoveries .........................      (42,044)            (3,036)
  External Recoveries .........................       (6,742)           (17,593)
                                                     -------            -------
  TOTAL OPERATING EXPENSE .....................      621,282            564,899
                                                     =======            =======

                                MINISTRY OF FORESTS                          107



                                SPECIAL ACCOUNT(1)
                                      $000



--------------------------------------------------------------------------------
BC TIMBER SALES  (FORMERLY SMALL BUSINESS FOREST ENTERPRISE
PROGRAM SPECIAL ACCOUNT)
  This account was established in 1988 through an amendment to section 109 of the FOREST ACT. The purpose of the account is to identify all revenues incidental to the operation of BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program.
  Revenue is collected from the following sources: upset stumpage; bonus stumpage; annual fees and billings (annual rent, trespass charges, scaling fees, and registration fees) incidental to the operation of the program; and sales of logs.
  Expenses are for: preparing forest development plans and logging plans; assessments required to formulate these plans for timber sale licences; costs of meeting requirements in accordance with applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program.
  Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund.
  Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE
  BEGINNING OF THE FISCAL YEAR ................      124,666            120,882
  OPERATING TRANSACTIONS
  Revenue .....................................      208,090            281,500
  Expense .....................................     (124,019)          (138,179)
                                                    --------           --------
    Net Revenue (Expense) .....................       84,071            143,321

  Difference Between 2002/03 Estimates and
    Projected Actual Net Revenue (Expense)(2)..       54,374

  Return to the General Fund ..................     (166,928)          (107,447)

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................         --                 --
  Disbursements - Capital .....................       (1,010)              (680)
  Disbursements - Other(3).....................       (6,880)           (34,610)
                                                    --------           --------
    Net Cash Source (Requirement) .............       (7,890)           (35,290)

  Difference Between 2002/03 Estimates and
    Projected Actual Net Cash Source
    (Requirement)(2)...........................       30,815

  Working Capital adjustments(4)...............        1,774                153
                                                    --------           --------

PROJECTED SPENDING AUTHORITY AVAILABLE
  AT THE END OF THE FISCAL YEAR(5).............      120,882            121,619
                                                    ========           ========

--------------------------------------------------------------------------------
NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) Forecast net revenue and net cash receipts are significantly higher than budget primarily due to higher than expected harvest volumes (up 26 percent to 12.2 million cubic meters).
(3) The significant year over year increase reflects a change in accounting estimate to include direct labour and an applicable share of overhead costs in the cost of inventory (i.e., timber developed for sale). Direct labour and overhead were previously expensed as period costs.
(4) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.
(5) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

108                             MINISTRY OF FORESTS


                                SPECIAL ACCOUNT (1)
                                      $000



--------------------------------------------------------------------------------
FOREST STAND MANAGEMENT FUND
  This account was originally established as a fund by the FOREST STAND MANAGEMENT FUND ACT, 1986, and was changed to a Special Account under the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 1988. Revenue is provided by contributions from municipalities, the forest industry, forest sector unions and others; through money collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and from stumpage levies. Expenses provide for enhanced management of British Columbia's forest and range lands, for silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, to defray the costs of investigating contraventions of applicable legislation, to defray fire suppression costs relating to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, and for reforestation and road deactivation in areas subject to stumpage levies.
  No financing transactions are provided for under this account.



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

  SPENDING AUTHORITY AVAILABLE AT THE
  BEGINNING OF THE FISCAL YEAR ................       13,881             15,377
                                                      ------             ------
   OPERATING TRANSACTIONS
   Revenue ....................................        2,051              3,674
   Expense ....................................       (2,293)            (1,490)
                                                      ------             ------
     Net Revenue (Expense) ....................         (242)             2,184

   Difference Between 2002/03 Estimates and
     Projected Actual Net Revenue (Expense)....        1,738

   FINANCING TRANSACTIONS
   Loans, Investments and Capital Acquisitions
   Receipts ...................................         --                 --
   Disbursements - Capital ....................         --                 --
   Disbursements - Other ......................         --                 --
                                                      ------             ------
     Net Cash Source (Requirement) ............         --                 --
                                                      ------             ------
  PROJECTED SPENDING AUTHORITY AVAILABLE
    AT THE END OF THE FISCAL YEAR (2)..........       15,377             17,561
                                                      ======             ======


--------------------------------------------------------------------------------

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                               MINISTRY OF FORESTS                           109


                               SPECIAL ACCOUNT(1)
                                      $000




SOUTH MORESBY FOREST REPLACEMENT
This account was established by the SOUTH MORESBY IMPLEMENTATION ACT in 1988. The purpose of this account is to offset the decrease in forest land available for harvest due to the creation of South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may receive contributions from the Consolidated Revenue Fund, the federal government and accrued interest.

No financing transactions are provided for under this account.



                                                                                 Estimates  ESTIMATES
                                                                                  2002/03    2003/04
-------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ..............    24,702     24,536
                                                                                  --------   ----------
  OPERATING TRANSACTIONS
  Revenue .....................................................................       404        711
  Expense .....................................................................    (3,828)    (3,000)
                                                                                  --------   ----------
    Net Revenue (Expense) .....................................................    (3,424)    (2,289)

  Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense)   3,258

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................................................        --         --
  Disbursements - Capital .....................................................        --         --
  Disbursements - Other .......................................................        --         --
                                                                                  --------   ----------
    Net Cash Source (Requirement) .............................................        --         --
                                                                                  --------   ----------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) .......    24,536     22,247
                                                                                  --------   ----------
                                                                                  --------   ----------
-------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                            [BRITISH COLUMBIA LOGO]


                           MINISTRY OF HEALTH PLANNING

          The mission of the Ministry of Health Planning is to guide and enhance the province's health services in order to ensure British Columbians are supported in their efforts to maintain and improve their health. The top priorities of the two health ministries will be to fulfil the government's New Era vision of saving and renewing public health care and providing high quality public health care services that meet patients' most essential needs.



                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------------------
                                                                     Estimates    ESTIMATES
                                                                     2002/03(1)    2003/04
--------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 27 - Ministry Operations....................................    16,071       17,069
  Vote 28 - Vital Statistics.......................................     7,109        7,085
                                                                     ----------  -----------
OPERATING EXPENSE                                                      23,180       24,154
                                                                     ----------  -----------
                                                                     ----------  -----------
--------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                --           --
--------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                 1,578          600
--------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                               --           --
--------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)               --           --
--------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                   215          209
--------------------------------------------------------------------------------------------


NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 Estimates. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

112                        MINISTRY OF HEALTH PLANNING



                              CORE BUSINESS SUMMARY
                                      $000



                                        2002/03           2003/04 ESTIMATES
                                        -------   --------------------------------

                                                               EXTERNAL
OPERATING EXPENSE                          Net      GROSS     RECOVERIES    NET
----------------------------------------------------------------------------------
CORE BUSINESS
Stewardship and Corporate Management     16,071     17,144        (75)     17,069
Services Delivered by Ministry .....      7,109      7,492       (407)      7,085
                                        --------   --------     ------    --------
  TOTAL OPERATING EXPENSE...........     23,180     24,636       (482)     24,154
                                        --------   --------     ------    --------
                                        --------   --------     ------    --------




CAPITAL EXPENDITURES                      Net    DISBURSEMENTS   RECEIPTS     NET
----------------------------------------------------------------------------------
CORE BUSINESS
Services Delivered by Ministry......     1,578        600          --         600
                                        ------   -------------   --------    -----
  TOTAL CAPITAL EXPENDITURES .......     1,578        600          --         600
                                        ------   -------------   --------    -----
                                        ------   -------------   --------    -----

                           MINISTRY OF HEALTH PLANNING                       113


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

                          VOTE 27 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the core business Stewardship and Corporate Management.



STEWARDSHIP AND CORPORATE MANAGEMENT

VOTED APPROPRIATIONS
Minister's Office.................................      467                 467
Program Management and Corporate Services.........   15,604              16,602
                                                    --------            --------
                                                     16,071              17,069
                                                    --------            --------
                                                    --------            --------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Health Planning and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff. This sub-vote also provides for stewardship and corporate management functions such as: development of the policy and legislative framework for the health system; development of long-term healthcare plans; monitoring and regulation of professional associations; and public health reports on population health through the Provincial Health Officer. Central financial and operational management is provided by the Ministry of Health Services. Transfers are provided to other levels of government, agencies and organizations complementing ministry-funded programs. Recoveries are made from other levels of government for services provided by the ministry.


--------------------------------------------------------------------------------
VOTE 27 -- MINISTRY OPERATIONS                        16,071              17,069
--------------------------------------------------------------------------------

114                        MINISTRY OF HEALTH PLANNING


                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------


              VOTE 28 - VITAL STATISTICS (SPECIAL OPERATING AGENCY) This vote provides for programs and operations described in the voted appropriations under the core business Services Delivered by Ministry.



SERVICES DELIVERED BY MINISTRY

VOTED APPROPRIATION
Vital Statistics.................................        7,109            7,085
                                                       --------          -------
                                                       --------          -------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Transfers are provided to various individuals, groups, and agencies that provide services on behalf of the Vital Statistics Agency. Recoveries are received as a result of the provision of services for genealogy, pre-adoption records, non-statutory certifications and data extraction, to provincial government ministries, to agencies, to other levels of government and to the public.


--------------------------------------------------------------------------------
VOTE 28 -- VITAL STATISTICS (SPECIAL OPERATING AGENCY)   7,109            7,085
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
    ----------------------------------------------------------------------
    GROUP ACCOUNT CLASSIFICATION
    Salaries and Benefits .......................  14,154           14,260
    Operating Costs .............................   7,409            8,185
    Government Transfers ........................   2,377            2,469
    Internal Recoveries .........................    (278)            (278)
    External Recoveries .........................    (482)            (482)
                                                  --------         --------
    TOTAL OPERATING EXPENSE .....................  23,180           24,154
                                                  --------         --------
                                                  --------         --------
--------------------------------------------------------------------------------

                           MINISTRY OF HEALTH PLANNING                       115


VITAL STATISTICS
The Vital Statistics Agency (the Agency) provides a system for the registration and certification of vital events for the Province of British Columbia. The Agency's mandate is established in a number of pieces of legislation including the VITAL STATISTICS ACT, the MARRIAGE ACT and the NAME ACT. The Agency provides a direct public service role by producing vital event certificates and documents to the public. The Agency also provides vital event data, statistical reports and health status indicators to support the needs of the Ministry, the provincial and federal governments, regional health care administrators and researchers in planning for and managing health care initiatives.

Goals

1. To fulfil the requirements of the legislation administered by the Agency, effectively and efficiently and in a manner that meets the service quality expectations of its clients.
2. To participate in an advisory capacity to the Identity and Vital Statistics Councils for Canada and to implement vital event registration and certification standards as established by those organizations to improve the identification process in Canada and address national security issues related to identification.
3. To produce health status indicators and statistical information in support of the ministry's population health goals in a manner that meets the service quality expectations of these clients.
4.   To expand the provision of alternate service delivery methods.
5. To meet the accountability objectives established in agency business plans as agreed upon by Treasury Board, the Ministry and the Agency.



---------------------------------------------------------------------------------------------------------------
PERFORMANCE MEASURES
---------------------------------------------------------------------------------------------------------------
                                            ACTUAL      FORECAST        TARGET        TARGET         TARGET
                                           2001/02       2002/03        2003/04       2004/05        2005/06
---------------------------------------------------------------------------------------------------------------
Gross Revenue ($000) ...............        9,941         10,059          9,842          9,807          9,857
 Allowance for doubtful accounts ...          (20)           (22)           (25)           (25)           (25)
 Less commissions ..................         (713)          (731)          (757)          (758)          (758)
                                         ---------      ---------     ----------     ----------     -----------
Revenue(1) ($000) ..................        9,208          9,306          9,060          9,024          9,074
                                         ---------      ---------     ----------     ----------     -----------
                                         ---------      ---------     ----------     ----------     -----------
Expense ($000) .....................        7,048          7,068          7,085          6,935          6,935
Volumes:
 Certificates ......................      221,024        228,750        229,243        230,303        230,650
 Registrations .....................      130,719        121,690        126,900        125,400        127,000
 Wills, Notices and Searches .......       65,274         64,198         60,300         59,400         55,000
Gross Unit Costs:
 Certificates ......................     $  14.88       $  14.78       $  14.71       $  14.64       $  14.60
 Registrations .....................     $  14.41       $  14.32       $  14.25       $  14.18       $  14.14
 Wills, Notices and Searches .......     $   8.93       $   8.98       $   8.71       $   8.67       $   8.90
Turnaround times (days to complete):
 Certificates ......................            3              3              5              5              5
 Registrations .....................           40             43             40             35             35
 Wills, Notices and Searches .......            4              4              3              2              2

Customer satisfaction
(% acceptable to excellent) ........           97%            97%            96%            96%            96%
---------------------------------------------------------------------------------------------------------------


(1) Revenue represents fees and licences charged by the Vital Statistics Agency for the provision of its services net of commissions and allowances for doubtful accounts.

                            [BRITISH COLUMBIA LOGO]


                           MINISTRY OF HEALTH SERVICES

          The mission of the Ministry of Health Services is to guide and enhance the province's health services in order to ensure British Columbians are supported in their efforts to maintain and improve their health. The top priorities of the two health ministries will be to fulfill the government's New Era vision of saving and renewing public health care and providing high quality public health care services that meet patients' most essential needs.


                                MINISTRY SUMMARY
                                     ($000)

----------------------------------------------------------------------------------------------------
                                                                     Estimates           ESTIMATES
                                                                     2002/03(1)           2003/04
----------------------------------------------------------------------------------------------------
VOTED APPROPRIATION
  Vote 29 -- Ministry Operations................................     10,041,466          10,038,097

STATUTORY APPROPRIATIONS
  Health Special Account........................................        144,500             147,250
  Medical and Health Care Services Special Account .............         15,000                  --
   Less: Transfer from Ministry Operations Vote ................        (15,000)                 --
                                                                     -----------         -----------
OPERATING EXPENSE                                                    10,185,966          10,185,347
                                                                     -----------         -----------
                                                                     -----------         -----------
----------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                             272,900             202,500
----------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                  19,962              16,031
----------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                             (1,362)             (2,034)
----------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                --                   --
----------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                   2,616               2,525
----------------------------------------------------------------------------------------------------


NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

118                        MINISTRY OF HEALTH SERVICES



                              CORE BUSINESS SUMMARY
                                      $000


                                                                         2002/03                    2003/04 ESTIMATES
                                                                       ----------     ---------------------------------------------

                                                                                                         EXTERNAL
OPERATING EXPENSE                                                          Net           GROSS          RECOVERIES          NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Services Delivered by Partners (includes special account) .......       9,871,481      10,005,873        (115,563)       9,890,310
Services Delivered by Ministry ..................................         202,660         205,334          (1,200)         204,134
Recoveries from Health Special Account (includes special account)              --              --              --               --
Stewardship and Corporate Management ............................         111,825          90,903              --           90,903
                                                                       ----------      ----------        ---------      ----------
  TOTAL OPERATING EXPENSE .......................................      10,185,966      10,302,110        (116,763)      10,185,347
                                                                       ----------      ----------        ---------      ----------
                                                                       ----------      ----------        ---------      ----------




PREPAID CAPITAL ADVANCES                                                   Net        DISBURSEMENTS      RECEIPTS            NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Services Delivered by Partners...................................         272,900         202,500              --          202,500
                                                                       ----------      ----------        ---------      ----------
  TOTAL PREPAID CAPITAL ADVANCES.................................         272,900         202,500              --          202,500
                                                                       ----------      ----------        ---------      ----------
                                                                       ----------      ----------        ---------      ----------





CAPITAL EXPENDITURES                                                       Net        DISBURSEMENTS      RECEIPTS           NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Services Delivered by Ministry...................................          10,155           7,843              --            7,843
Stewardship and Corporate Management.............................           9,807           8,188              --            8,188
                                                                       ----------      ----------        ---------      ----------
  TOTAL CAPITAL EXPENDITURES.....................................          19,962          16,031              --           16,031
                                                                       ----------      ----------        ---------      ----------
                                                                       ----------      ----------        ---------      ----------




LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                  Net        DISBURSEMENTS       RECEIPTS           NET
-----------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Services Delivered by Partners...................................          (1,362)             --           (2,034)         (2,034)
                                                                       ----------      ----------        ---------      ----------
  TOTAL LOANS, INVESTMENTS AND OTHER
  REQUIREMENTS...................................................          (1,362)             --           (2,034)         (2,034)
                                                                       ----------      ----------        ---------      ----------
                                                                       ----------      ----------        ---------      ----------

                           MINISTRY OF HEALTH SERVICES                     119


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                        Estimates      ESTIMATES
                                                         2002/03        2003/04
--------------------------------------------------------------------------------


                          VOTE 29 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Stewardship and Corporate Management.


SERVICES DELIVERED BY PARTNERS

      VOTED APPROPRIATIONS
      Regional Health Sector Funding............................        6,348,689       6,419,004
      Medical Services Plan......................................       2,515,599       2,551,892
      Pharmacare.................................................         701,903         614,014
      Debt Service Costs.........................................         178,790         172,300
      Amortization of Prepaid Capital Advances...................         126,500         133,100
                                                                       ----------      ----------
                                                                        9,871,481       9,890,310

      STATUTORY APPROPRIATIONS
      Medical and Health Care Services Special Account...........          15,000              --
      Less: Transfer from Ministry Operations Vote...............         (15,000)             --
                                                                       ----------      ----------
                                                                        9,871,481       9,890,310
                                                                       ----------      ----------
                                                                       ----------      ----------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation and delivery of health programs and services in the province. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. This includes funding for operations, minor equipment and minor capital improvements. Transfers are provided and services delivered to, or on behalf of, health authorities, individuals, and other organizations such as Canadian Blood Services. Recoveries are received from other levels of government and other organizations for services provided by the ministry.

Medical Services Plan provides transfers for eligible services provided by medical practitioners, health care practitioners and diagnostic facilities, on a fee-for-service basis or alternative contractual basis and other recruitment, retention, training and planning initiatives with respect to physicians. Payments for these services and initiatives are in accordance with the MEDICARE PROTECTION ACT and agreements with professional associations and health authorities. Recoveries are received to reimburse the Medical Services Plan for claims that are the responsibility of the Insurance Corporation of British Columbia, Workers' Compensation Board and other third parties and from other levels of government for services provided by the ministry.

Pharmacare provides transfers to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, ostomy supplies, prosthetic appliances and other approved items, as well as for services that complement Pharmacare programs.

Debt Service Costs provides for the provincial government's share of debt servicing costs related to health facility and equipment capital projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects.

STATUTORY APPROPRIATIONS DESCRIPTION: This statutory appropriation provides for the Medical and Health Care Services Special Account which is governed under the MEDICAL AND HEALTH CARE SERVICES SPECIAL ACCOUNT ACT.

120                        MINISTRY OF HEALTH SERVICES

                                      $000


                                                                    Estimates          ESTIMATES
                                                                     2002/03            2003/04
--------------------------------------------------------------------------------------------------

SERVICES DELIVERED BY MINISTRY

VOTED APPROPRIATIONS
Emergency Health Services........................................    187,566             190,540
Health Benefits Operations.......................................     15,094              13,594
                                                                   -----------         ----------
                                                                     202,660             204,134
                                                                   -----------         ----------
                                                                   -----------         ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services, including ground and air ambulance services, as well as for training, examination of emergency medical personnel, and amortization expense related to capital assets. Transfers are provided to agencies for ambulance services to the public on behalf of the Emergency Health Services Commission. Recoveries are received from organizations for the use of ambulances and attendants and from the Medical Services Plan for medical services provided on a contractual basis.

Health Benefit Operations provides for the administration of the Medical Services Plan and Pharmacare programs, including the enrolment of eligible British Columbia residents to ensure they have access to publicly funded health care, managing the premium assistance program, processing claims for medically required services provided by physicians, diagnostic and laboratory facilities, certain supplementary benefits practitioners, and eligible prescription drugs and designated medical supplies. Central financial and operational management, including information systems, is funded within the Stewardship and Corporate Management sub-vote. Recoveries are received from other agencies and ministries, such as the Workers' Compensation Board and Ministry of Human Resources, for the processing costs of claims covered by these parties.



RECOVERIES FROM HEALTH SPECIAL ACCOUNT


VOTED APPROPRIATION
Recoveries from Health Special Account...........................   (144,500)          (147,250)
                                                                   -----------         ----------
                                                                    (144,500)          (147,250)
STATUTORY APPROPRIATION
Health Special Account...........................................    144,500            147,250
                                                                   -----------         ----------
                                                                          --                 --
                                                                   -----------         ----------
                                                                   -----------         ----------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for recoveries from the Health Special Account.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Health Special Account which is governed under the HEALTH SPECIAL ACCOUNT ACT.

                           MINISTRY OF HEALTH SERVICES                       121

                                      $000



                                                                    Estimates          ESTIMATES
                                                                     2002/03            2003/04
--------------------------------------------------------------------------------------------------

STEWARDSHIP AND CORPORATE MANAGEMENT

VOTED APPROPRIATIONS
Ministers' Office................................................      1,042              1,042
Program Management and Corporate Services........................    110,783             89,861
                                                                   -----------         ----------
                                                                     111,825             90,903
                                                                   -----------         ----------
                                                                   -----------         ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff; salaries, benefits and allowances for the Minister of State for Mental Health, the Minister of State for Intermediate, Long Term and Home Care and the ministers' staff. This sub-vote also provides for stewardship and corporate management functions such as: direction to health authorities and other health providers; support to partners in delivering healthcare services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; and assistance to the Ministry of Health Planning. Transfers are provided to agencies and organizations complementing ministry-funded programs. Recoveries are received from other levels of government for services provided by the ministry.

---------------------------------------------------------------------------------------------------
VOTE 29 -- MINISTRY OPERATIONS                                       10,041,466          10,038,097
STATUTORY -- HEALTH SPECIAL ACCOUNT                                     144,500             147,250
STATUTORY -- MEDICAL AND HEALTH CARE SERVICES SPECIAL ACCOUNT            15,000                  --
---------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                  MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
     ---------------------------------------------------------------------
     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits                        191,225         178,305
     Operating Costs                              255,060         254,919
     Government Transfers                       9,680,092       9,696,563
     Other Expenses                               338,636         319,896
     Internal Recoveries                         (159,820)       (147,573)
     External Recoveries                         (119,227)       (116,763)
                                              ------------    ------------
     TOTAL OPERATING EXPENSE                   10,185,966      10,185,347
                                              ------------    ------------
                                              ------------    ------------
--------------------------------------------------------------------------------

122                        MINISTRY OF HEALTH SERVICES


                               SPECIAL ACCOUNT(1)
                                      $000



--------------------------------------------------------------------------------
HEALTH SPECIAL ACCOUNT
This account was established by the HEALTH SPECIAL ACCOUNT ACT, 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues and may include revenues from the winding down of the Healthcare Labour Adjustment Society, to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenditures of the Special Account represent transfers to the Ministry Operations Vote.
No financing transactions are provided for under this account.


                                                                                      Estimates              ESTIMATES
                                                                                       2002/03                2003/04
-----------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ......                     --                     --
                                                                                     -----------            -----------
  OPERATING TRANSACTIONS
  Revenue .............................................................                144,500                147,250
  Expense .............................................................               (144,500)              (147,250)
                                                                                     -----------            -----------
    Net Revenue (Expense) .............................................                     --                     --

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ............................................................                     --                     --
  Disbursements - Capital .............................................                     --                     --
  Disbursements - Other ...............................................                     --                     --
                                                                                     -----------            -----------
    Net Cash Source (Requirement) .....................................                     --                     --
                                                                                     -----------            -----------
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)                     --                     --
                                                                                     -----------            -----------
                                                                                     -----------            -----------
-----------------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                           MINISTRY OF HEALTH SERVICES                       123


                               SPECIAL ACCOUNT(1)
                                      $000




MEDICAL AND HEALTH CARE SERVICES SPECIAL ACCOUNT
     This account was established by the MEDICAL AND HEALTH CARE SERVICES SPECIAL ACCOUNT ACT, 1994, and is administered by the Ministry of Health Services. The purpose of the account is to facilitate arrangements to manage year-to-year fluctuations in payments by the Medical Services Plan to members of various health care professions. These arrangements are established by regulation or are contained in agreements between the government and the professions under the authority of the MEDICARE PROTECTION ACT.
     Revenue is provided from voted appropriations and consists of unused portions of the available amount for each profession and from any amount specified by an agreement.
     Expenses may be made where savings from under-utilization in prior years are applied to offset over-utilization in a subsequent year or specified by an agreement.
     No financing transactions are provided for under this account.



                                                                                             Estimates            ESTIMATES
                                                                                              2002/03              2003/04
----------------------------------------------------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ....................           6,248                306
                                                                                             ---------            ---------
  OPERATING TRANSACTIONS
  Revenue ...........................................................................          15,000                 --
  Expense ...........................................................................         (15,000)                --
                                                                                             ---------            ---------
    Net Revenue (Expense) ...........................................................              --                 --

  Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense) ...          (5,942)

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ..........................................................................              --                 --
  Disbursements - Capital ...........................................................              --                 --
  Disbursements - Other .............................................................              --                 --
                                                                                             ---------            ---------
    Net Cash Source (Requirement) ...................................................              --                 --
                                                                                             ---------            ---------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) .............             306                306
                                                                                             ---------            ---------
                                                                                             ---------            ---------
----------------------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

124                           MINISTRY OF HEALTH SERVICES


           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------

SERVICES DELIVERED BY PARTNERS

HEALTH INNOVATION INCENTIVE PROGRAM -- Loans (disbursements) are no longer provided to health authorities or other health agencies. Receipts represent repayment by health authorities of the loans (disbursements) made in previous years. Administration costs are funded through the ministry's voted appropriations.

Receipts .............................................       1,362       2,034
Disbursements ........................................          --          --
                                                           --------    ---------
  Net Cash Source (Requirement) ......................       1,362       2,034
                                                           --------    ---------
                                                           --------    ---------


                   PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------

SERVICES DELIVERED BY PARTNERS

PREPAID CAPITAL ADVANCES -- Disbursements are provided for approved health facilities and equipment capital projects.

Receipts..............................................           --          --
Disbursements.........................................      272,900     202,500
                                                           --------    ---------
  Net Cash Source (Requirement).......................     (272,900)   (202,500)
                                                           --------    ---------
                                                           --------    ---------

                            [BRITISH COLUMBIA LOGO]


                           MINISTRY OF HUMAN RESOURCES

The mission of the Ministry of Human Resources is to provide services that move people towards sustainable employment and assist individuals and families in need.


                                MINISTRY SUMMARY
                                     ($000)

-------------------------------------------------------------------------------------------------------------
                                                                           Estimates               ESTIMATES
                                                                           2002/03(1)               2003/04
-------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATION
  Vote 30 -- Ministry Operations ...........................               1,671,801               1,417,493
                                                                          -----------             -----------
OPERATING EXPENSE                                                          1,671,801               1,417,493
                                                                          -----------             -----------
                                                                          -----------             -----------
-------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                       --                      --
-------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                       21,380                  15,328
-------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                      --                      --
-------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                      --                      --
-------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                        2,599                   2,310
-------------------------------------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

126                        MINISTRY OF HUMAN RESOURCES



                              CORE BUSINESS SUMMARY
                                      $000


                                                             2002/03                   2003/04 ESTIMATES
                                                            ----------   ----------------------------------------

                                                                                           EXTERNAL
OPERATING EXPENSE                                              Net           GROSS        RECOVERIES       NET
-----------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Employment Programs ...................................       110,108       111,231        (1,123)       110,108
Temporary Assistance ..................................       699,164       453,352        (2,100)       451,252
Continuous Assistance .................................       449,200       445,150          (800)       444,350
Supplementary Assistance ..............................       185,989       199,136        (3,350)       195,786
Employment and Assistance Appeal Tribunal .............         2,241         2,417            --          2,417
Executive and Support Services ........................       225,099       213,590           (10)       213,580
                                                           -----------   -----------      ---------   -----------
TOTAL OPERATING EXPENSE ...............................     1,671,801     1,424,876        (7,383)     1,417,493
                                                           -----------   -----------      ---------   -----------
                                                           -----------   -----------      ---------   -----------





CAPITAL EXPENDITURES                                            Net       DISBURSEMENTS     RECEIPTS        NET
-----------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Employment and Assistance Appeal Tribunal .............            --            35            --             35
Executive and Support Services ........................        21,380        15,293            --         15,293
                                                              --------      --------        --------     --------
TOTAL CAPITAL EXPENDITURES ............................        21,380        15,328            --         15,328
                                                              --------      --------        --------     --------
                                                              --------      --------        --------     --------

                           MINISTRY OF HUMAN RESOURCES                       127


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                       Estimates     ESTIMATES
                                                        2002/03       2003/04
--------------------------------------------------------------------------------

                          VOTE 30 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Continuous Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.



EMPLOYMENT PROGRAMS

VOTED APPROPRIATION
Employment Programs ..............................     110,108       110,108
                                                     -----------   -----------
                                                     -----------   -----------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for programs for clients with employment plans to assist them to find sustainable employment and may include directed job search, job placement programs and/or specific training for employment. It also provides for specialized programs that support persons with disabilities. Transfers are made to organizations, corporations and individuals in support of employment programs, including transfers under the federal-provincial Employability Assistance for Persons with Disabilities Agreement. Recoveries may be received from the federal government for specialized employment programs. This sub-vote also provides for salaries and benefits for persons with disabilities receiving on-the-job training under the Public Service Training Program.

TEMPORARY ASSISTANCE

VOTED APPROPRIATION
Temporary Assistance .............................     699,164       451,252
                                                     -----------   -----------
                                                     -----------   -----------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for temporary assistance to eligible individuals who are capable of financial independence through employment. Those unable to work because of a short-term medical condition, because they are a single parent caring for a young child, or because they are caring for a disabled family member may be temporarily excused from seeking employment. This sub-vote also provides for persons with disabilities who are expected to work. Transfers are made to individuals in support of these activities. Recoveries are received from assignments authorized by the EMPLOYMENT AND ASSISTANCE ACT and the EMPLOYMENT AND ASSISTANCE FOR PERSONS WITH DISABILITIES ACT, and from repayable assistance and overpayments.

CONTINUOUS ASSISTANCE

VOTED APPROPRIATION
Continuous Assistance ............................     449,200       444,350
                                                     -----------   -----------
                                                     -----------   -----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for continuous assistance to eligible individuals who are not expected to gain financial independence through employment; this includes those with multiple barriers to employment. Transfers are made to individuals in support of these activities. Recoveries are received from assignments authorized by the EMPLOYMENT AND ASSISTANCE ACT and the EMPLOYMENT AND ASSISTANCE FOR PERSONS WITH DISABILITIES ACT, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

VOTED APPROPRIATION
Supplementary Assistance .........................     185,989       195,786
                                                     -----------   -----------
                                                     -----------   -----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for health and other supports for eligible individuals in need such as health services for persons with disabilities and emergency shelters. Transfers are made to individuals and organizations in support of these activities. Recoveries are received from Bus Pass Program user fees, from assignments authorized by the EMPLOYMENT AND ASSISTANCE ACT and the EMPLOYMENT AND ASSISTANCE FOR PERSONS WITH DISABILITIES ACT, from repayable assistance and overpayments, and from agencies contributing to or sharing in the cost of sponsored services.

128                        MINISTRY OF HUMAN RESOURCES


                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000

                                                       Estimates     ESTIMATES
                                                        2002/03       2003/04
--------------------------------------------------------------------------------


EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

VOTED APPROPRIATION
Employment and Assistance Appeal Tribunal ........       2,241         2,417
                                                     -----------   -----------
                                                     -----------   -----------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for a single-level, regionally-based appeal system Transfers are made to regional appeal. tribunal members.



EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Minister's Office ................................         383           371
Corporate Services ...............................      45,557        41,546
Service Delivery .................................     179,159       171,663
                                                     -----------   -----------
                                                       225,099       213,580
                                                     -----------   -----------
                                                     -----------   -----------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Human Resources, executive direction, and support services such as policy, research, performance measurement, employee services, financial services, information management, and service delivery. Transfers are made in support of these activities. Recoveries are received from ministries and parties external to government for ministry services provided.


--------------------------------------------------------------------------------
VOTE 30 -- MINISTRY OPERATIONS                         1,671,801     1,417,493
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
     ---------------------------------------------------------------------

     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits .......................     139,237     129,858
     Operating Costs .............................      90,369      88,063
     Government Transfers ........................   1,443,500   1,199,591
     Other Expenses ..............................       7,506       8,165
     Internal Recoveries .........................        (801)       (801)
     External Recoveries .........................      (8,010)     (7,383)
                                                    -----------  ----------
     TOTAL OPERATING EXPENSE .....................   1,671,801   1,417,493
                                                    -----------  ----------
                                                    -----------  ----------
--------------------------------------------------------------------------------

                            [BRITISH COLUMBIA LOGO]


                         MINISTRY OF MANAGEMENT SERVICES

The mission of the Ministry of Management Services is to ensure business results by driving fundamental change and technology enablement across the British Columbia public service through the use of leading practices and creative service delivery models.


                                MINISTRY SUMMARY
                                     ($000)

-----------------------------------------------------------------------------------------------------------
                                                                                  Estimates      ESTIMATES
                                                                                 2002/03(1)       2003/04
-----------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 31--Ministry Operations.................................................     46,094         38,218
  Vote 32--Public Service Employee Relations Commission........................      9,491          8,461
                                                                                ------------    -----------
OPERATING EXPENSE                                                                   55,585         46,679
                                                                                ------------    -----------
                                                                                ------------    -----------
-----------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                             --             --
-----------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                             57,922         58,665
-----------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                            --             --
-----------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                            --             --
-----------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                              2,202          2,049
-----------------------------------------------------------------------------------------------------------


NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

130                      MINISTRY OF MANAGEMENT SERVICES



                              CORE BUSINESS SUMMARY
                                      $000


                                                                 2002/03            2003/04 ESTIMATES
                                                               -----------  ----------------------------------

                                                                                         EXTERNAL
OPERATING EXPENSE                                                  Net        GROSS     RECOVERIES       NET
--------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Governance and Integration .................................       4,589       4,389          --        4,389
Results Management Office ..................................           1         201        (200)           1
Service and Channel Integration ............................      29,139      31,587      (3,929)      27,658
BC Shared Services Agency ..................................       7,940      54,537     (49,327)       5,210
Public Service Appeal Board ................................         219          --          --           --
Executive and Support Services .............................       4,206         960          --          960
HR Governance and Strategy .................................       6,301       6,301          --        6,301
HR Client Services .........................................       1,258       1,258          --        1,258
Pension, Employee Benefits and Corporate Programs ..........           1      21,971     (21,970)           1
HR Executive and Support Services ..........................       1,931         901          --          901
                                                                 --------   ---------   ---------     --------
  TOTAL OPERATING EXPENSE ..................................      55,585     122,105     (75,426)      46,679
                                                                 --------   ---------   ---------     --------
                                                                 --------   ---------   ---------     --------




CAPITAL EXPENDITURES                                                Net   DISBURSEMENTS    RECEIPTS      NET
--------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Governance and Integration .................................          30          30          --           30
Results Management Office ..................................         100         100          --          100
Service and Channel Integration ............................       1,296       1,546          --        1,546
BC Shared Services Agency ..................................      55,876      52,801          --       52,801
Executive and Support Services .............................           6          21          --           21
HR Governance and Strategy .................................           8           8          --            8
Pension, Employee Benefits and Corporate Programs ..........         304         304          --          304
HR Executive and Support Services ..........................         302       3,855          --        3,855
                                                                --------- -------------    --------   --------
  TOTAL CAPITAL EXPENDITURES ...............................      57,922      58,665          --       58,665
                                                                --------- -------------    --------   --------
                                                                --------- -------------    --------   --------

                         MINISTRY OF MANAGEMENT SERVICES                     131


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------


                          VOTE 31 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Governance and Integration, Results Management Office, Service and Channel Integration, BC Shared Services Agency, Public Service Appeal Board, and Executive and Support Services.



GOVERNANCE AND INTEGRATION

VOTED APPROPRIATIONS
Telecommunications ..................................       2,303       2,303
Chief Information Office Operations .................       2,286       2,086
                                                          --------    --------
                                                            4,589       4,389
                                                          --------    --------
                                                          --------    --------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the Chief Information Office Operations; governance and leadership of the provincial government's information and information technology (IT) resources including the development of strategies, policies, standards, architectures and electronic service delivery directions for government; and strategies to enable the local and federal governments, as well as businesses and citizens of British Columbia to engage with the provincial government electronically. This sub-vote also provides for the development of policies and programs to support telecommunications initiatives. Transfers are provided to support federal-provincial initiatives and telecommunications activities.


RESULTS MANAGEMENT OFFICE

VOTED APPROPRIATION
E-Government Initiatives ............................           1           1
                                                          --------    --------
                                                          --------    --------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the costs related to certain e-government, critical business and other initiatives. Costs are fully recovered from ministries, special offices, Crown agencies and external organizations.

SERVICE AND CHANNEL INTEGRATION

VOTED APPROPRIATIONS
Government Agents ...................................       21,110      21,110
Corporate and Information Programs ..................        8,029       6,548
                                                          --------    --------
                                                            29,139      27,658
                                                          --------    --------
                                                          --------    --------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the operation of Government Agent offices throughout the province, including the integrated delivery of programs, services and information on behalf of ministries, agencies, the private sector and other governments. This sub-vote also provides consolidated corporate and information programs that support cross government specialized functions. Activities include information management, privacy protection and information access, and statistical and research services. Activities also include managing legislation and providing policy and professional advice, tools, resources and services that enhance accountable decision-making and increase public access to programs and information. Recoveries are received from ministries, Crown agencies, and external organizations for various activities.

132                      MINISTRY OF MANAGEMENT SERVICES

                                      $000

                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------

BC SHARED SERVICES AGENCY

VOTED APPROPRIATIONS
Corporate Applications ..............................       4,097       3,110
Corporate Procurement Services ......................       2,539       2,097
Procurement and Supply Services .....................           1           1
Common IT Services ..................................           1           1
Finance Services ....................................           1           1
Shared Services Implementation Project ..............       1,301          --
                                                         ---------   ---------
                                                            7,940       5,210
                                                         ---------   ---------
                                                         ---------   ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for service delivery and administration of the BC Shared Services Agency. Shared services include: corporate procurement and supply chain services, evaluation and consultation services, and travel and light vehicle fleet management services; delivery of cross government initiatives that enable shared and common business applications, including special IT infrastructure projects and IT security services; procurement and supply services; common IT services; and finance services, including the corporate accounting system and payroll services. Recoveries are received from parties external and internal to government for shared services.



PUBLIC SERVICE APPEAL BOARD

VOTED APPROPRIATION
Public Service Appeal Board .........................         219          --
                                                         ---------   ---------
                                                         ---------   ---------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provided for fees and salaries of the board members and staff, and expenses of the board in the processing and hearing of appeals under the Public Service Act. The Office of the Merit Commissioner will take over the functions of the Public Service Appeal Board, which is being eliminated.


EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Minister's Office ...................................         420         420
Corporate Services ..................................       3,786         540
                                                         ---------   ---------
                                                            4,206         960
                                                         ---------   ---------
                                                         ---------   ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Management Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff. It also provides for executive direction of the ministry and administrative support services including financial, human resources, information systems, freedom of information and privacy services, and other services to ministry operations and programs. Recoveries are received from parties internal to government for services provided.


--------------------------------------------------------------------------------
VOTE 31 -- MINISTRY OPERATIONS                                46,094     38,218
--------------------------------------------------------------------------------

                         MINISTRY OF MANAGEMENT SERVICES                     133


                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000

                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------

             VOTE 32 - PUBLIC SERVICE EMPLOYEE RELATIONS COMMISSION

This vote provides for Public Service Employee Relations Commission (PSERC) programs and operations described in the voted appropriations under the following four core businesses: HR Governance and Strategy, HR Client Services, Pension, Employee Benefits and Corporate Programs, and HR Executive and Support Services.


HR GOVERNANCE AND STRATEGY

VOTED APPROPRIATIONS
Corporate HR Strategy and Planning ..................       2,357       2,357
Employee Relations ..................................       3,725       3,725
Office of the Merit Commissioner ....................         219         219
                                                         ----------  ---------
                                                            6,301       6,301
                                                         ----------  ---------
                                                         ----------  ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for PSERC activities related to strategic human resource management, policy and compensation, merit commissioner activities, management terms and conditions, workforce adjustment activities, labour relations, and collective bargaining, which includes the negotiation and administration of collective agreements on behalf of government.

HR CLIENT SERVICES

VOTED APPROPRIATIONS
Regional Operations .................................           1           1
Employee Learning ...................................       1,257       1,257
                                                         ----------  ---------
                                                            1,258       1,258
                                                         ----------  ---------
                                                         ----------  ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for a broad range of HR services to government and other clients including recruitment and selection, advisory services on organizational design, compensation, labour relations, government-wide training and development, workforce adjustment, career planning and transition services and other activities related to human resource management. Recoveries are received from parties internal to government for services provided.


PENSION, EMPLOYEE BENEFITS AND CORPORATE PROGRAMS

VOTED APPROPRIATIONS
Provincial Pensions ...................................     111,381     99,833
Miscellaneous and Statutory Items .....................       9,779      7,000
Canada Pension ........................................      55,031     48,645
Members of the Legislative Assembly Superannuation ....         600        600
Death and Retiring Benefits ...........................       2,629      1,820
Extended Health and Dental Benefits ...................      45,871     42,190
Group Insurance .......................................       6,603      4,500
Medical Services Plan .................................      19,731     29,200
Long Term Disability ..................................      34,091     38,110
Employment Insurance ..................................      35,781     27,904
Workers Compensation ..................................       6,500     11,000
Employee and Family Assistance Program Administration .       1,103      1,034
Other Benefits ........................................      32,842     35,789
Internal Recoveries ...................................     361,941)  (347,624)
                                                          ----------  ----------
                                                                  1          1
                                                          ----------  ----------
                                                          ----------  ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for employer contributions for pensions and benefits, as well as the management and administration of employee benefits plans and corporate programs. Transfers are made to employees through the employee recognition program. Recoveries are received from parties external and internal to government for pensions, benefits and corporate programs.

134                      MINISTRY OF MANAGEMENT SERVICES

                                      $000


                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------


HR EXECUTIVE AND SUPPORT SERVICES

VOTED APPROPRIATIONS
Office of the Commissioner ............................     1,408         378
Information Management Branch .........................         1           1
Corporate Services ....................................       522         522
                                                         ----------   ----------
                                                            1,931         901
                                                         ----------   ----------
                                                         ----------   ----------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the commissioner, and includes salaries, benefits, allowances and operating expenses of the commissioner and the commissioner's staff. It provides for executive direction of PSERC and administrative support services including financial, human resources, information systems, freedom of information and privacy services, and other services to PSERC operations and programs. Recoveries are received from parties internal to government for services provided.


--------------------------------------------------------------------------------
VOTE 32 -- PUBLIC SERVICE EMPLOYEE RELATIONS COMMISSION     9,491       8,461
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
     ---------------------------------------------------------------------
     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits .............        462,401         479,621
     Operating Costs ...................        199,019         252,734
     Government Transfers ..............          1,534           1,560
     Other Expenses ....................         63,713          58,103
     Internal Recoveries ...............       (613,620)       (669,913)
     External Recoveries ...............        (57,462)        (75,426)
                                              -----------     ------------
     TOTAL OPERATING EXPENSE ...........         55,585          46,679
                                              -----------     ------------
                                              -----------     ------------
--------------------------------------------------------------------------------

                            [BRITISH COLUMBIA LOGO]


                         MINISTRY OF PROVINCIAL REVENUE

The mission of the Ministry of Provincial Revenue is to provide fair, efficient and equitable revenue and debt collection which supports public services to meet the needs of British Columbians.


                                MINISTRY SUMMARY
                                     ($000)

-------------------------------------------------------------------------------------------------------
                                                                              Estimates      ESTIMATES
                                                                              2002/03(1)      2003/04
-------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 33--Ministry Operations............................................      50,673          49,617

STATUTORY APPROPRIATIONS
  Provincial Home Acquisition.............................................          25              25
                                                                              ----------    -----------
OPERATING EXPENSE                                                               50,698          49,642
                                                                              ----------    -----------
                                                                              ----------    -----------
-------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                         --              --
-------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                         10,000           9,734
-------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                     3,780           3,665
-------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                        --              --
-------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                            937             988
-------------------------------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

136                      MINISTRY OF PROVINCIAL REVENUE



                              CORE BUSINESS SUMMARY
                                      $000

                                                                       2002/03                 2003/04 ESTIMATES
                                                                      ----------  -----------------------------------------

                                                                                                   EXTERNAL
OPERATING EXPENSE                                                         Net          GROSS      RECOVERIES          NET
---------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Tax Administration and Collection ...............................         5,315        49,837       (47,212)         2,625
Debt Administration and Collection and Home Owner Grant
  (includes special account) ....................................           563            26            --             26
Executive and Support Services ..................................        44,820        46,991            --         46,991
                                                                       ----------  -------------  -----------    -----------
  TOTAL OPERATING EXPENSE .......................................        50,698        96,854       (47,212)        49,642
                                                                       ----------  -------------  -----------    -----------
                                                                       ----------  -------------  -----------    -----------



CAPITAL EXPENDITURES                                                      Net       DISBURSEMENTS     RECEIPTS        NET
---------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Debt Administration and Collection and Home Owner Grant
  (includes special account) ....................................           760           760            --            760
Executive and Support Services ..................................         9,240         8,974            --          8,974
                                                                       ----------  -------------  -----------    -----------
  TOTAL CAPITAL EXPENDITURES ....................................        10,000         9,734            --          9,734
                                                                       ----------  -------------  -----------    -----------
                                                                       ----------  -------------  -----------    -----------


LOANS, INVESTMENTS AND OTHER REQUIREMENTS                                  Net     DISBURSEMENTS    RECEIPTS          NET
---------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Tax Administration and Collection ...............................         3,840        22,500       (18,800)         3,700
Debt Administration and Collection and Home Owner Grant
  (includes special account) ....................................           (60)           40           (75)           (35)
                                                                       ----------  -------------  -----------    -----------
  TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS ...............         3,780        22,540       (18,875)         3,665
                                                                       ----------  -------------  -----------    -----------
                                                                       ----------  -------------  -----------    -----------




REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES                  Net     DISBURSEMENTS     RECEIPTS           NET
---------------------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Tax Administration and Collection ...............................            --       904,600       (904,600)           --
                                                                       ----------  -------------  -----------    -----------
  TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED
  TO, OTHER ENTITIES ............................................            --       904,600       (904,600)           --
                                                                       ----------  -------------  -----------    -----------
                                                                       ----------  -------------  -----------    -----------

                         MINISTRY OF PROVINCIAL REVENUE                     137


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------



                          VOTE 33 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Tax Administration and Collection, Debt Administration and Collection and Home Owner Grant, and
Executive and Support Services.


TAX ADMINISTRATION AND COLLECTION

VOTED APPROPRIATION
Tax Administration and Collection .....................       5,315      2,625
                                                           ----------  ---------
                                                           ----------  ---------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the administration and enforcement of various tax statutes and revenue and benefit programs which are the responsibility of the Ministry of Provincial Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.


DEBT ADMINISTRATION AND COLLECTION AND HOME OWNER GRANT


VOTED APPROPRIATIONS
Debt Administration and Collection ....................           1           1
Home Owner Grant ......................................         537          --
                                                           ----------  ---------
                                                                538           1
STATUTORY APPROPRIATION
Provincial Home Acquisition Special Account ...........          25          25
                                                           ----------  ---------
                                                                563          26
                                                           ----------  ---------
                                                           ----------  ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for accounts receivable collection, loan management services, and administration of the Home Owner Grant
Program. Costs are recovered from clients or deducted from collected proceeds.

STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Provincial Home Acquisition Special Account.


EXECUTIVE AND SUPPORT SERVICES


VOTED APPROPRIATIONS
Minister's Office .....................................         430         430
Strategic Initiatives and Administration ..............      44,390      46,561
                                                           ----------  ---------
                                                             44,820      46,991
                                                           ----------  ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Provincial Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister's staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and centralized billing and receivable management including premiums and fees collected for the Medical
Services Plan of the Ministry of Health Services.


--------------------------------------------------------------------------------
VOTE 33 -- MINISTRY OPERATIONS                                50,673      49,617
STATUTORY -- PROVINCIAL HOME ACQUISITION SPECIAL ACCOUNT          25          25
--------------------------------------------------------------------------------


138                      MINISTRY OF PROVINCIAL REVENUE


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
     ---------------------------------------------------------------------


     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits ..................        58,841         62,570
     Operating Costs ........................        38,303         41,886
     Government Transfers ...................            --             --
     Other Expenses .........................         1,412          3,949
     Internal Recoveries ....................       (10,031)       (11,551)
     External Recoveries ....................       (37,827)       (47,212)
                                                   ----------     ----------
     TOTAL OPERATING EXPENSE ................        50,698         49,642
                                                   ----------     ----------
                                                   ----------     ----------
--------------------------------------------------------------------------------


                         MINISTRY OF PROVINCIAL REVENUE                     139


                               SPECIAL ACCOUNT(1)
                                      $000




PROVINCIAL HOME ACQUISITION
     This account was created as a fund by the PROVINCIAL HOME ACQUISITION ACT, 1967, and was changed to a Special Account under the SPECIAL APPROPRIATIONS ACT, 1982. The purpose of the account was to pay grants to qualified British Columbia residents constructing or purchasing a home, and to make loans secured by second mortgages. Currently, mortgage financing is provided from this account to qualified British Columbia residents for the conversion of existing housing into rental suites under the HOME CONVERSION AND LEASEHOLD LOAN ACT, 1979.
     Most of the BC Second Mortgage program portfolio has been sold to private sector lenders. The province repurchases mortgage accounts which become more than 90 days in arrears.
     Revenue consists of interest on outstanding mortgage principal. Expense includes statutory rebates and other miscellaneous program costs.
     Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent new conversion mortgages, repurchased mortgage accounts and guarantee claims paid under the mortgage assistance program.


                                                                                       Estimates       ESTIMATES
                                                                                        2002/03         2003/04
-----------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ...............        482,574         482,634
                                                                                       ---------       ---------
  OPERATING TRANSACTIONS
  Revenue ......................................................................             25              25
  Expense ......................................................................            (25)            (25)
                                                                                       ---------       ---------
    Net Revenue (Expense) ......................................................             --              --

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts .....................................................................            100              75
  Disbursements - Capital ......................................................             --              --
  Disbursements - Other ........................................................            (40)            (40)
                                                                                       ---------       ---------
      Net Cash Source (Requirement) ............................................             60              35
                                                                                       ---------       ---------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ........        482,634         482,669
                                                                                       ---------       ---------
                                                                                       ---------       ---------
-----------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

140                      MINISTRY OF PROVINCIAL REVENUE


           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------


TAX ADMINISTRATION AND COLLECTION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) -- Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.


Receipts ..............................................     4,700      4,800
Disbursements .........................................     3,800      3,900
                                                          ---------   --------
  Net Cash Source (Requirement) .......................       900        900
                                                          ---------   --------
                                                          ---------   --------


TAX ADMINISTRATION AND COLLECTION

LAND TAX DEFERMENT ACT -- Disbursements are made to local governments to reimburse them for property taxes of those over 60 years of age and other qualified property owners that are deferred under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest).
Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry's voted appropriations.

Receipts ..............................................     13,860    14,000
Disbursements .........................................     18,600    18,600
                                                          ---------   --------
  Net Cash Source (Requirement) .......................     (4,740)   (4,600)
                                                          ---------   --------
                                                          ---------   --------

                         MINISTRY OF PROVINCIAL REVENUE                     141


   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                      $000

                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------

TAX ADMINISTRATION AND COLLECTION

BRITISH COLUMBIA FERRY CORPORATION (MOTOR FUEL TAX ACT) -- Disbursements were provided to the British Columbia Ferry Corporation (BCFC) in respect of motive fuel tax (receipts) collected on BCFC's behalf by the Ministry of Provincial
Revenue. Administration costs were funded through the ministry's voted appropriations. Disbursements were used by BCFC to cover a portion of their operating losses incurred in providing ferry services in British Columbia coastal waters. In 2003/04, this financing transaction is eliminated and a grant of $106 million will be provided to the British Columbia Ferry Services Inc. for the costal ferry services contract.



Receipts ..............................................     73,900       --
Disbursements .........................................     73,900       --
                                                          ----------  ---------
  Net Cash Source (Requirement) .......................         --       --
                                                          ----------  ---------
                                                          ----------  ---------


TAX ADMINISTRATION AND COLLECTION

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX) -- Disbursements are provided to
British Columbia Transit (BCT) in respect of the BRITISH COLUMBIA TRANSIT ACT fuel tax (receipts) collected on BCT's behalf by the Ministry of Provincial
Revenue. Administration costs are funded through the ministry's voted appropriations.

Receipts ..............................................     7,450     8,000
Disbursements .........................................     7,450     8,000
                                                          ----------  ---------
  Net Cash Source (Requirement) .......................        --        --
                                                          ----------  ---------
                                                          ----------  ---------



TAX ADMINISTRATION AND COLLECTION

BUILD BC ACT (MOTOR FUEL AND SOCIAL SERVICES TAXES) -- Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short term rentals of passenger vehicles collected on BCTFA's behalf under the Build BC Act by the ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.


Receipts ..............................................     203,200   418,300
Disbursements .........................................     203,200   418,300
                                                          ----------  ---------
  Net Cash Source (Requirement) .......................          --        --
                                                          ----------  ---------
                                                          ----------  ---------



TAX ADMINISTRATION AND COLLECTION

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE
TAXES) -- Disbursements are provided to the Greater Vancouver Transportation
Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on GVTA's behalf under the GREATER VANCOUVER
TRANSPORTATION AUTHORITY ACT by the ministry of Provincial Revenue.
Administration costs are funded through the ministry's voted appropriations.

Receipts ..............................................     241,900   260,600
Disbursements .........................................     241,900   260,600
                                                          ----------  ---------
  Net Cash Source (Requirement) .......................          --        --
                                                          ----------  ---------
                                                          ----------  ---------


142
                         MINISTRY OF PROVINCIAL REVENUE


   REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
                                   (CONTINUED)
                                      $000

                                                          Estimates    ESTIMATES
                                                           2002/03      2003/04
--------------------------------------------------------------------------------


TAX ADMINISTRATION AND COLLECTION

RURAL AREA PROPERTY TAXES -- Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Provincial Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry's voted appropriations.


Receipts ..............................................     182,000   190,000
Disbursements .........................................     182,000   190,000
                                                            -------   -------
  Net Cash Source (Requirement) .......................        --        --
                                                            -------   -------
                                                            -------   -------


TAX ADMINISTRATION AND COLLECTION

TOBACCO TAX AMENDMENT ACT -- Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf. Administration costs are funded through the ministry's voted appropriations.


Receipts ..............................................     1,500     2,200
Disbursements .........................................     1,500     2,200
                                                            -------   -------
  Net Cash Source (Requirement) .......................        --        --
                                                            -------   -------
                                                            -------   -------

TAX ADMINISTRATION AND COLLECTION

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT) -- Disbursements are provided by the province to Tourism British Columbia in respect of the TOURISM BRITISH
COLUMBIA ACT hotel room tax (receipts) collected on the corporation's behalf by the Ministry of Provincial Revenue. Administration costs are funded through the ministry's voted appropriations.

Receipts ..............................................     23,450    25,500
Disbursements .........................................     23,450    25,500
                                                            -------   -------
  Net Cash Source (Requirement) .......................        --        --
                                                            -------   -------
                                                            -------   -------


                                     [LOGO]
                                     BRITISH
                                     COLUMBIA


                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to ensure the security and economic vitality of communities through effective policing, corrections, liquor control, gaming, protective and regulatory programs.

                                MINISTRY SUMMARY
                                     ($000)

----------------------------------------------------------------------------------------------------
                                                                         Estimates        ESTIMATES
                                                                         2002/03(1)        2003/04
----------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 34--Ministry Operations.......................................      477,505          480,862
  Vote 35--Statutory Services........................................       16,956           16,957

STATUTORY APPROPRIATIONS
  Forfeited Crime Proceeds Fund Special Account......................        6,176               --
  Inmate Work Program Special Account................................        1,540            1,540
  Victims of Crime Act Special Account...............................        7,319            7,325
                                                                          ---------       ----------
OPERATING EXPENSE                                                          509,496          506,684
                                                                          ---------       ----------
                                                                          ---------       ----------
----------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                     --               --
----------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                      7,696            7,430
----------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                    --               --
----------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                    --               --
----------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                      2,814            2,827
----------------------------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

144              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL




                              CORE BUSINESS SUMMARY
                                      $000


                                                            2002/03              2003/04 ESTIMATES
                                                           ----------  --------------------------------------

                                                                                      EXTERNAL
OPERATING EXPENSE                                              Net        GROSS      RECOVERIES        NET
-------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Corrections ...........................................      217,266      199,124      (10,727)      188,397
Policing and Community Safety .........................      232,325      245,267       (6,212)      239,055
Compliance and Consumer Services ......................       15,964       37,719       (1,701)       36,018
Gaming Policy and Enforcement .........................        9,566      198,036     (182,643)       15,393
Liquor Control and Licensing ..........................            1        8,601       (8,600)            1
Executive and Support Services ........................        2,383        1,998           --         1,998
Statutory Services (includes special accounts) ........       31,991       25,822           --        25,822
                                                             -------      -------     --------       -------
  TOTAL OPERATING EXPENSE .............................      509,496      716,567     (209,883)      506,684
                                                             -------      -------     --------       -------
                                                             -------      -------     --------       -------




CAPITAL EXPENDITURES                                            Net     DISBURSEMENTS   RECEIPTS        NET
-------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Corrections ...........................................        2,335        2,659           --         2,659
Policing and Community Safety .........................        2,903        1,766           --         1,766
Compliance and Consumer Services ......................          560        1,627           --         1,627
Gaming Policy and Enforcement .........................        1,219           20           --            20
Liquor Control and Licensing ..........................          586          905           --           905
Executive and Support Services ........................           --          360           --           360
Statutory Services (includes special accounts) ........           93           93           --            93
                                                             -------      -------     --------       -------
  TOTAL CAPITAL EXPENDITURES ..........................        7,696        7,430           --         7,430
                                                             -------      -------     --------       -------
                                                             -------      -------     --------       -------

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL            145


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------

                          VOTE 34 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Corrections, Policing and Community Safety, Compliance and Consumer Services, Gaming Policy and
Enforcement, Liquor Control and Licensing, and Executive and Support Services.


CORRECTIONS


VOTED APPROPRIATIONS
Adult Custody .........................................     173,382     146,585
Community Corrections .................................      43,884      41,812
                                                          ----------   ---------
                                                            217,266     188,397
                                                          ----------   ---------
                                                          ----------   ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, non-criminally charged intoxicated persons, and for planning and management of correctional programs. Electronic monitoring technology is used to assist in the supervision of parolees and offenders on conditional sentences. Transfers are provided for correctional services related to health, counselling, education, training, work programs, food services, attendance programs, and residential programs; development and evaluation of correctional programs; and Keep of Prisoners. Recoveries are received from the federal government for costs related to community programs and housing of federal inmates and immigration detainees; the Medical Services Plan for salaried and sessional medical services; the Vancouver Police Department for the provision of municipal lockup functions; community services required for the Drug Court; and external agencies for the holding of intoxicated persons.



POLICING AND COMMUNITY SAFETY

VOTED APPROPRIATIONS
Police Services .......................................     182,500     196,006
Security Programs .....................................       2,627       2,262
Provincial Emergency Program ..........................       6,492       6,455
Coroners Service ......................................       8,346       8,247
Victim Services .......................................      27,779      21,994
Community Programs ....................................       4,581       4,091
                                                          ----------   ---------
                                                            232,325     239,055
                                                          ----------   ---------
                                                          ----------   ---------

VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting communities with community support and crime prevention programs, as well as for providing coroner services, province-wide emergency preparedness, security industry regulations, and other protective programs. Transfers are provided to: the Royal Canadian Mounted Police; the Organized Crime Agency of British Columbia; the Justice Institute of British Columbia (Police Academy); the federal government and other parties to enhance policing in the province; communities and organizations in the province for victim services and emergency preparedness; and individuals and service providers for assistance to victims of crime. Recoveries are received from the Insurance Corporation of British Columbia, the Vancouver Port Corporation, all levels of government, individuals and organizations covered by the CRIMINAL RECORDS REVIEW ACT and the VICTIMS OF CRIME ACT Special Account.

146              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

                                      $000


                                                           Estimates   ESTIMATES
                                                            2002/03     2003/04
--------------------------------------------------------------------------------


COMPLIANCE AND CONSUMER SERVICES


Voted Appropriations
Office of the Superintendent of Motor Vehicles ........       3,942       6,399
Commercial Vehicle Safety and Enforcement .............         748      19,007
Residential Tenancy ...................................       7,761       7,290
Consumer Services .....................................       2,157       2,135
Film Classification ...................................       1,356       1,187
                                                          ----------   ---------
                                                             15,964      36,018
                                                          ----------   ---------
                                                          ----------   ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for: the Office of the Superintendent of Motor Vehicles which administers programs relating to road safety; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs; the administration and enforcement of consumer legislation; residential tenancy information and landlord-tenant dispute resolution services; film and adult video classification services and licensing of theatres and distributors. Transfers are provided to foundations, agencies and societies providing services that complement ministry programs. Recoveries are received from the federal government for costs associated with the use of advanced technology for National Safety Code enforcement; from parties external to the ministry for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution.


GAMING POLICY AND ENFORCEMENT

VOTED APPROPRIATIONS
Gaming Policy and Enforcement Operations ..............       9,565      15,392
Distribution of Gaming Proceeds .......................           1           1
                                                          ----------   ---------
                                                              9,566      15,393
                                                          ----------   ---------
                                                          ----------   ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the administration of gaming in the province, and includes the definition of policy and standards, the regulation and enforcement of legal gaming; the management of the province's gaming initiatives, and the distribution of gaming proceeds. Transfers may be made to eligible organizations, to host local governments where casinos are located; to eligible, successful destination casino proponents for Development
Assistance Contributions; and to the Royal Canadian Mounted Police for law enforcement information. Recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation and from gaming registrants for the direct costs incurred in investigations.



LIQUOR CONTROL AND LICENSING

VOTED APPROPRIATION
Liquor Control and Licensing ..........................           1           1
                                                          ----------   ---------
                                                          ----------   ---------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for overall policy development, administration, licensing and inspections in support of the Liquor Control and Licensing Act and Regulations. Recoveries are received from licensing fees and permit charges.

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL            147

                                      $000

                                                            Estimates  ESTIMATES
                                                             2002/03    2003/04
--------------------------------------------------------------------------------


EXECUTIVE AND SUPPORT SERVICES


VOTED APPROPRIATIONS
Minister's Office .....................................         477         480
Corporate Services ....................................         941         510
Agencies, Boards and Commissions ......................         965       1,008
                                                          ----------   ---------
                                                              2,383       1,998
                                                          ----------   ---------
                                                          ----------   ---------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General including salaries, benefits, allowances and operating expenses of the Solicitor General and the minister's staff; secondary support and operations of the Ministry of Public Safety and Solicitor General, and centralized capital acquisitions for the ministry.
Primary support services are provided by the Ministry of Attorney General and Minister Responsible for Treaty Negotiations. This sub-vote also provides for various agencies, boards and commissions under the jurisdiction of the Solicitor
General.

--------------------------------------------------------------------------------
VOTE 34-- MINISTRY OPERATIONS                           477,505         480,862
--------------------------------------------------------------------------------


148              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                            Estimates  ESTIMATES
                                                             2002/03    2003/04
--------------------------------------------------------------------------------

                          VOTE 35 - STATUTORY SERVICES
This vote provides for ministry programs and operations described in the voted appropriations under the core business Statutory Services.




STATUTORY SERVICES


VOTED APPROPRIATION
EMERGENCY PROGRAM ACT .................................      16,956      16,957

STATUTORY APPROPRIATIONS
Forfeited Crime Proceeds Fund Special Account .........       6,176          --
Inmate Work Program Special Account ...................       1,540       1,540
VICTIMS OF CRIME ACT Special Account ..................       7,319       7,325
                                                          ----------   ---------
                                                             31,991      25,822
                                                          ----------   ---------
                                                          ----------   ---------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the EMERGENCY
PROGRAM ACT which provides for response and recovery to emergencies and disasters.

STATUTORY APPROPRIATIONS DESCRIPTION: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program
Special Account, and the VICTIMS OF CRIME ACT Special Account,.


--------------------------------------------------------------------------------
VOTE 35 -- STATUTORY SERVICES                                16,956      16,957
STATUTORY -- FORFEITED CRIME PROCEEDS FUND SPECIAL ACCOUNT    6,176          --
STATUTORY -- INMATE WORK PROGRAM SPECIAL ACCOUNT              1,540       1,540
STATUTORY -- VICTIMS OF CRIME ACT SPECIAL ACCOUNT             7,319       7,325
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

     ---------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY


     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits ..................      168,686       169,050
     Operating Costs ........................      108,928       109,325
     Government Transfers ...................      441,901       439,626
     Other Expenses .........................        1,928         2,716
     Internal Recoveries ....................       (4,017)       (4,150)
     External Recoveries ....................     (207,930)     (209,883)
                                                ------------   -----------
     TOTAL OPERATING EXPENSE ................      509,496       506,684
                                                ------------   -----------
                                                ------------   -----------
--------------------------------------------------------------------------------


                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL            149


                               SPECIAL ACCOUNT(1)
                                      $000




FORFEITED CRIME PROCEEDS FUND

     This account was established by the SPECIAL ACCOUNTS APPROPRIATION AND CONTROL ACT, 1988 as amended by the ATTORNEY GENERAL AMENDMENT ACT, 1989. The purpose of the account is to dispose of property forfeited from criminal offenses in a manner which will facilitate the administration of criminal justice and law enforcement in the province. Revenue represents the disposition of forfeited proceeds of crimes. The Solicitor General will determine expenses to be made from the account, however, under the terms of a protocol agreement, expenses from previous years' revenues can be made only with the approval of the Minister of Finance.
     No financing transactions are provided for under this account.


                                                                                             Estimates     ESTIMATES
                                                                                              2002/03       2003/04
---------------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .........................      6,176         325
                                                                                             -----------   ----------
  OPERATING TRANSACTIONS
  Revenue ................................................................................         50         100
  Expense ................................................................................     (6,176)         --
                                                                                             -----------   ----------
    Net Revenue (Expense) ................................................................     (6,126)        100

  Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense) ........        275

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...............................................................................         --          --
  Disbursements - Capital ................................................................         --          --
  Disbursements - Other ..................................................................         --          --
                                                                                             -----------   ----------
    Net Cash Source (Requirement) ........................................................         --          --
                                                                                             -----------   ----------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ..................        325         425
                                                                                             -----------   ----------
                                                                                             -----------   ----------
---------------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

150              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL


                               SPECIAL ACCOUNT(1)
                                      $000


--------------------------------------------------------------------------------

INMATE WORK PROGRAM
     This account was created by the MISCELLANEOUS STATUTES AMENDMENT ACT (NO.
2), 1987. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits.
     Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs directly related to the production and sale of goods and services within the Inmate Work Program. Administration costs are funded through voted appropriations.


                                                                                              Estimates   ESTIMATES
                                                                                               2002/03     2003/04
--------------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .........................      1,740       1,699
                                                                                            ----------- -----------
  OPERATING TRANSACTIONS
  Revenue ................................................................................      2,200       1,550
  Expense ................................................................................     (1,540)     (1,540)
                                                                                            ----------- -----------
    Net Revenue (Expense) ................................................................        660          10

  Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense) ........       (660)

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...............................................................................         --          --
  Disbursements - Capital ................................................................        (93)        (93)
  Disbursements - Other ..................................................................         --          --
                                                                                            ----------- -----------
    Net Cash Source (Requirement) ........................................................        (93)        (93)

  Working Capital adjustments(2) .........................................................         52          47
                                                                                            ----------- -----------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(3) ..................      1,699       1,663
                                                                                            ----------- -----------
                                                                                            ----------- -----------
--------------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.
(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                 MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL            151


                               SPECIAL ACCOUNT(1)
                                      $000


--------------------------------------------------------------------------------

VICTIMS OF CRIME ACT
     This account was established by the VICTIMS OF CRIME ACT, 1995. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue includes proceeds from a victim surcharge levy on fines from all provincial offenses, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offenses imposed by the court under the CRIMINAL CODE OF CANADA. Expenses are to fund justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime.
     No financing transactions are provided for under this account.



                                                                                             Estimates   ESTIMATES
                                                                                              2002/03     2003/04
-------------------------------------------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR .........................     18,068      20,149
                                                                                             ----------  ---------
  OPERATING TRANSACTIONS
  Revenue ................................................................................      8,400       9,500
  Expense ................................................................................     (7,319)     (7,325)
                                                                                             ----------  ---------
    Net Revenue (Expense) ................................................................      1,081       2,175

  Difference Between 2002/03 Estimates and Projected Actual Net Revenue (Expense) ........      1,000

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ...............................................................................         --          --
  Disbursements - Capital ................................................................         --          --
  Disbursements - Other ..................................................................         --          --
                                                                                             ----------  ---------
    Net Cash Source (Requirement) ........................................................         --          --
                                                                                             ----------  ---------

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2) ..................     20,149      22,324
                                                                                             ----------  ---------
                                                                                             ----------  ---------
-------------------------------------------------------------------------------------------------------------------


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

152              MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL


           LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
                                      $000

                                                     Estimates    ESTIMATES
                                                      2002/03      2003/04
--------------------------------------------------------------------------------

GAMING POLICY AND ENFORCEMENT

BRITISH COLUMBIA RACING COMMISSION (HORSE RACING TAX ACT) -- Advances
(disbursements) were provided to the British Columbia Racing Commission in respect of HORSE RACING TAX ACT taxes on wagering collected on the Commission's behalf by the Ministry of Finance. Administration costs for revenue collection were funded through the Ministry of Finance's voted appropriations, and corporate services and regulation of horse racing were provided by the Ministry of Public Safety and Solicitor General. In 2003/04, this tax will be replaced by a horse racing betting fee collected and distributed to the industry by the BC
Lottery Corporation.


Receipts .........................................     13,800         --
Disbursements ....................................     13,800         --
                                                     ---------    ---------
  Net Cash Source (Requirement) ..................         --         --
                                                     ---------    ---------
                                                     ---------    ---------


                                   [LOGO]
                                   BRITISH
                                   COLUMBIA

                    MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

The mission of the Ministry of Skills Development and Labour is to create an employment environment with dynamic workplaces that meet the needs of workers, employers and unions. Vulnerable workers will be protected. The Ministry will ensure that British Columbians have the tools they need to foster working relationships in safe and healthy workplaces. It will develop programs and legislation that contribute to provincial competitiveness and prosperity.


                                MINISTRY SUMMARY
                                     ($000)


-----------------------------------------------------------------------------------------------------
                                                                            Estimates     ESTIMATES
                                                                            2002/03(1)     2003/04
-----------------------------------------------------------------------------------------------------

VOTED APPROPRIATION
  Vote 36--Ministry Operations..........................................      28,800        25,637
                                                                           ------------  -----------
OPERATING EXPENSE                                                             28,800        25,637
                                                                           ------------  -----------
                                                                           ------------  -----------
-----------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                       --            --
-----------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                        1,351         3,512
-----------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                      --            --
-----------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                      --            --
-----------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                          476           451
-----------------------------------------------------------------------------------------------------



NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

154                 MINISTRY OF SKILLS DEVELOPMENT AND LABOUR



                              CORE BUSINESS SUMMARY
                                      $000



                                                            2002/03             2003/04 ESTIMATES
                                                           ---------  ------------------------------------

                                                                                    EXTERNAL
OPERATING EXPENSE                                             Net        GROSS     RECOVERIES       NET
----------------------------------------------------------------------------------------------------------

CORE BUSINESS
Skills Development and Employment Standards ...........      16,114      14,125        (291)      13,834
Industrial Relations ..................................       9,510       8,199         (79)       8,120
Workers' Compensation .................................           1      31,814     (31,813)           1
Executive and Support Services ........................       3,175       3,682          --        3,682
                                                            -------     -------     ---------    -------
  TOTAL OPERATING EXPENSE .............................      28,800      57,820     (32,183)      25,637
                                                            -------     -------     ---------    -------
                                                            -------     -------     ---------    -------




CAPITAL EXPENDITURES                                           Net     DISBURSEMENTS  RECEIPTS      NET
---------------------------------------------------------------------------------------------------------

CORE BUSINESS
Skills Development and Employment Standards ...........         355         677          --          677
Industrial Relations ..................................         133          20          --           20
Workers' Compensation .................................         863       2,815          --        2,815
                                                             ------      ------       -------     -------
  TOTAL CAPITAL EXPENDITURES ..........................       1,351       3,512          --        3,512
                                                             ------      ------       -------     -------
                                                             ------      ------       -------     -------

                    MINISTRY OF SKILLS DEVELOPMENT AND LABOUR               155


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                      Estimates   ESTIMATES
                                                       2002/03     2003/04
--------------------------------------------------------------------------------


                          VOTE 36 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Skills Development and Employment Standards, Industrial Relations, Workers' Compensation, and Executive and Support Services.



SKILLS DEVELOPMENT AND EMPLOYMENT STANDARDS


VOTED APPROPRIATION
Skills Development and Employment Standards ......     16,114     13,834
                                                      --------   --------
                                                      --------   --------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for direct operating costs for the overall direction, development and support of strategic plans for skills development and labour market services in the province. This sub-vote also provides for services promoting harmonious labour and employment relations including administration of the EMPLOYMENT STANDARDS ACT and support services to the Labour Relations Board. Recoveries are received for the costs of client education, investigations, ministry record searches, regulation of children in the workplace, and other sources.



INDUSTRIAL RELATIONS

VOTED APPROPRIATION
Industrial Relations .............................      9,510      8,120
                                                      --------   --------
                                                      --------   --------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operation of the Labour Relations Board, an agency established under the Labour Relations Code to promote harmonious labour relations in British Columbia, and for other labour relations initiatives. This sub-vote also provides for the administration of some sections of the EMPLOYMENT STANDARDS ACT. Recoveries are received for the costs of adjudication and mediation services, appeals and from other sources.



WORKERS' COMPENSATION

VOTED APPROPRIATION
Workers' Compensation ............................          1          1
                                                      --------   --------
                                                      --------   --------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operations of the Workers' Compensation Appeal Tribunal, an independent agency established under the WORKERS' COMPENSATION ACT to hear appeals from decisions made by the Workers' Compensation Board and other matters, and for Compensation Advisory Services which provides information and advice to employers and workers respecting workers' compensation matters. This sub-vote also provides for windup costs of the Workers Compensation Review Board. Costs associated with Workers' Compensation are fully recovered from the Accident Fund established pursuant to the WORKERS' COMPENSATION ACT, course fees, proceeds from the sale of manuals, and disposal of assets, and other sources.

156                 MINISTRY OF SKILLS DEVELOPMENT AND LABOUR

                                      $000


                                                      Estimates  ESTIMATES
                                                       2002/03    2003/04
-------------------------------------------------------------------------------


EXECUTIVE AND SUPPORT SERVICES


VOTED APPROPRIATIONS
Minister's Office ................................        489        489
Program Management ...............................      2,686      3,193
                                                      --------   --------
                                                        3,175      3,682
                                                      --------   --------
                                                      --------   --------


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Skills Development and Labour and includes salaries, benefits, allowances and operation expenses of the Minister and the Minister's staff. It provides for administration and executive direction of the Ministry, including the Deputy Minister's office, policy and legislative services. Other administrative services, including financial, human resources, information systems, facilities management, and freedom of information and protection of privacy, are provided by the Ministry of Education. Transfers are provided to agencies and other organizations for the promotion of good employment relationships.


-------------------------------------------------------------------------------
VOTE 36-- MINISTRY OPERATIONS                          28,800         25,637
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
     ---------------------------------------------------------------------



     GROUP ACCOUNT CLASSIFICATION
     Salaries and Benefits ..................        34,595         37,655
     Operating Costs ........................        14,971         20,047
     Government Transfers ...................         1,953             35
     Other Expenses .........................           183             83
     External Recoveries ....................       (22,902)       (32,183)
                                                   ---------      ---------
     TOTAL OPERATING EXPENSE ................        28,800         25,637
                                                   ---------      ---------
                                                   ---------      ---------
-------------------------------------------------------------------------------


                                   [LOGO]
                                   BRITISH
                                   COLUMBIA


                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

The mission of the Ministry of Sustainable Resource Management is to provide provincial leadership, through policies, planning and resource information to support sustainable economic development of the province's land, water and resources.

                                MINISTRY SUMMARY
                                     ($000)

--------------------------------------------------------------------------------------------------------------------------
                                                                                                Estimates       ESTIMATES
                                                                                                2002/03(1)       2003/04
--------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
  Vote 37--Ministry Operations..............................................................      114,566         90,001
  Vote 38--Agricultural Land Commission.....................................................        2,931          2,296

STATUTORY APPROPRIATION
  Crown Land Special Account................................................................           --             --
                                                                                                ------------   -----------
OPERATING EXPENSE                                                                                 117,497         92,297
                                                                                                ------------   -----------
                                                                                                ------------   -----------
--------------------------------------------------------------------------------------------------------------------------
PREPAID CAPITAL ADVANCES(2)                                                                            --             --
--------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES(3)                                                                             8,115          8,342
--------------------------------------------------------------------------------------------------------------------------
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)                                                          100            100
--------------------------------------------------------------------------------------------------------------------------
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)                                           --             --
--------------------------------------------------------------------------------------------------------------------------
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                                                             1,292            954
--------------------------------------------------------------------------------------------------------------------------


NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2)  Details of prepaid capital advances are presented in Schedule C.
(3)  Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6)  Details of FTEs are presented in Schedule G.

158                MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT



                              CORE BUSINESS SUMMARY
                                      $000

                                                                 2002/03             2003/04 ESTIMATES
                                                               ----------  -----------------------------------

                                                                                         EXTERNAL
OPERATING EXPENSE                                                  Net        GROSS     RECOVERIES      NET
--------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Sustainable Economic Development ...........................      29,166      25,565        (469)      25,096
Integrated Land and Resource Information ...................      63,118      66,364     (13,960)      52,404
Sound Governance ...........................................       2,218       2,012         (17)       1,995
Water Management ...........................................       7,771          --          --           --
Property Assessment Services ...............................           1       1,973      (1,972)           1
Executive and Support Services .............................      12,292      10,535         (30)      10,505
Agricultural Land Commission ...............................       2,931       2,296          --        2,296
                                                                ---------   ----------  ----------   ---------
  TOTAL OPERATING EXPENSE ..................................     117,497     108,745     (16,448)      92,297
                                                                ---------   ----------  ----------   ---------
                                                                ---------   ----------  ----------   ---------



CAPITAL EXPENDITURES                                                Net     DISBURSEMENTS  RECEIPTS      NET
--------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Sustainable Economic Development ...........................         639         501          --          501
Integrated Land and Resource Information ...................       7,264       7,646          --        7,646
Sound Governance ...........................................           5           5          --            5
Property Assessment Services ...............................          96          97          --           97
Executive and Support Services .............................          60          50          --           50
Agricultural Land Commission ...............................          51          43          --           43
                                                                ---------   ----------  ----------   ---------
  TOTAL CAPITAL EXPENDITURES ...............................       8,115       8,342          --        8,342
                                                                ---------   ----------  ----------   ---------
                                                                ---------   ----------  ----------   ---------



LOANS, INVESTMENTS AND OTHER REQUIREMENTS                            Net   DISBURSEMENTS   RECEIPTS       NET
--------------------------------------------------------------------------------------------------------------

CORE BUSINESS
Crown Land (special account) ...............................         100       1,000        (900)         100
                                                                ---------   ----------  ----------   ---------
  TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS ..........         100       1,000        (900)         100
                                                                ---------   ----------  ----------   ---------
                                                                ---------   ----------  ----------   ---------

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT               159


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000


                                                     Estimates    ESTIMATES
                                                      2002/03      2003/04
-------------------------------------------------------------------------------

                          VOTE 37 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Sustainable Economic
Development, Integrated Land and Resource Information, Sound Governance, Water
Management, Property Assessment Services, and Executive and Support Services.



SUSTAINABLE ECONOMIC DEVELOPMENT


VOTED APPROPRIATION
Sustainable Economic Development .................     29,166     25,096
                                                      --------   --------
                                                      --------   --------

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for management and delivery of programs through regional offices and headquarter branches that support sustainable economic development of Crown land, water and other resources. This sub-vote also provides for strategic landscape/watershed land and resource use planning; developing guidelines and tools for strategic plans;
and developing operational policy and conducting planning to support sustainable development of tourism and other resource-based sectors. Transfers are provided for activities concerned with sustainable economic development and land and resource use activities and processes. Costs are recovered for some program services from clients or from revenues collected by the ministry, other ministries, other levels of government, organizations, and individuals.


INTEGRATED LAND AND RESOURCE INFORMATION

VOTED APPROPRIATION
Integrated Land and Resource Information .........     63,118     52,404
                                                      --------   --------
                                                      --------   --------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the administration and delivery of programs that collect, record, manage and co-ordinate land, water and natural resource inventories and data. The sub-vote also provides decision support, base mapping and information management services and products in support of economic development, land-use planning and negotiations with First Nations. It also provides for developing and maintaining partnerships with other governments, industry, academia and other organizations related to information management. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from clients or from revenues collected by the ministry, other ministries, other levels of government, organizations, and individuals.

SOUND GOVERNANCE

VOTED APPROPRIATION
Sound Governance .................................      2,218      1,995
                                                      --------   --------
                                                      --------   --------


VOTED APPROPRIATION DESCRIPTION: This sub-vote provides corporate policy and legislation development associated with land and water activities, property assessment, and revenue (fees and licences). It also provides for the development and implementation of consultation and accommodation policies, and development of strategic land and resource policies for negotiations with First Nations. Further, the sub-vote provides for intergovernmental-affairs, service planning, evaluation and the development of a sustainable resource management framework to support decision-making. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from clients or from revenues collected by the ministry, other ministries, other levels of government, organizations, and individuals.

160               MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT

                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

WATER MANAGEMENT

  VOTED APPROPRIATION
  Water Management ............................        7,771               --
                                                       =====              =====

  VOTED APPROPRIATION DESCRIPTION: Responsibility for the Water Management
  Program has been assumed by Land and Water British Columbia, a provincial
  Crown corporation. In 2002/03, this sub-vote provided for Crown land management and appraisals, acquisitions and exchanges and land administration activities including Crown land pricing and allocation, water pricing and allocations, administration of land tenures and water licences and regulation of water utilities. This sub-vote also provided for managing appeals under the WATER AND UTILITIES ACT. Transfers were provided for activities concerned with sustainable resource use and land related activities and processes. Costs are recovered for some program services from clients or from revenues collected by the ministry, other ministries, other levels of government, organizations, and individuals.


PROPERTY ASSESSMENT SERVICES

  VOTED APPROPRIATION
  Property Assessment Services ................            1                  1
                                                       =====              =====

  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operating costs of the Property Assessment Review Panels and the Property Assessment
  Appeal Board including the fees and expenses of appointees. Recoveries are received from the British Columbia Assessment Authority or from organizations and individuals.


EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          520                520
  Corporate Services ..........................       11,772              9,985
                                                      ------              -----
                                                      12,292             10,505
                                                      ======             ======

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Sustainable Resource Management and includes salaries, benefits allowances and operating expenses of the Minister, the Minister's staff and the deputy minister's office. This sub-vote also provides for finance, administrative, personnel, information systems, information and privacy, special and corporate program co-ordination and trust fund management for ministry operations and programs. Under agreement, corporate services are provided to the Ministry of Water, Land and Air Protection, the Environmental
  Assessment Office and Land and Water British Columbia Inc. Transfers are provided for activities concerned with sustainable resource use and land-related activities and processes. Costs are recovered for some program services from clients or from revenues collected by the ministry, other ministries, other levels of government, organizations, and individuals.


--------------------------------------------------------------------------------
  VOTE 37-- MINISTRY OPERATIONS                      114,566             90,001

--------------------------------------------------------------------------------

                   MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT               161



                 OPERATING EXPENSE BY CORE BUSINESS (CONTINUED)
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

                     VOTE 38 - AGRICULTURAL LAND COMMISSION
This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.



AGRICULTURAL LAND COMMISSION

  VOTED APPROPRIATION
  Agricultural Land Commission ................        2,931              2,296
                                                       =====              =====
  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the operation of the Agricultural Land Commission (formerly the Land Reserve Commission). Under the AGRICULTURAL LAND COMMISSION ACT, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the AGRICULTURAL LAND COMMISSION ACT are retained by local governments for services provided in the application process.


--------------------------------------------------------------------------------
  VOTE 38-- AGRICULTURAL LAND COMMISSION               2,931              2,296

--------------------------------------------------------------------------------





                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................       74,830             62,547
  Operating Costs .............................       71,414             60,110
  Government Transfers ........................        7,461              2,843
  Other Expenses ..............................        3,875                397
  Internal Recoveries .........................      (22,286)           (17,152)
  External Recoveries .........................      (17,797)           (16,448)
                                                     -------            -------
  TOTAL OPERATING EXPENSE .....................      117,497             92,297
                                                     =======             ======

162                  MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT


                                SPECIAL ACCOUNT(1)
                                       $000



--------------------------------------------------------------------------------

CROWN LAND SPECIAL ACCOUNT
     This account was originally created as a fund by authority of Section 7 of the DEPARTMENT OF HOUSING ACT, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the MINISTRY OF LANDS, PARKS AND HOUSING ACT, and was changed to a Special Account under the SPECIAL APPROPRIATIONS AND CONTROL ACT, 1982.
     Revenue sources (net of direct costs) include land sales, land exchanges, land tenures, interest income, and sale of density allotments pursuant to community plans, and fees. Expenses have been restated to reflect the reallocation of program costs such as reporting, clean-up and crown land servicing to the Ministry of Sustainable Resource Management and transfer to the Ministry of Water, Land and Air Protection of expenses relating to park land.
     Receipts represent repayment of outstanding loans and deposits made on pending sales. Disbursements reflect recoverable disbursements associated with the acquisition, servicing, development and disposition of inventoried Crown land administered by Land and Water British Columbia Inc.


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------
SPENDING AUTHORITY AVAILABLE AT THE
  BEGINNING OF THE FISCAL YEAR ................       50,000             50,000
                                                     =======            =======
  OPERATING TRANSACTIONS
  Revenue .....................................       56,600             65,870
  Expense .....................................         --                 --
                                                     -------            -------
    Net Revenue (Expense) .....................       56,600             65,870

  Difference Between 2002/03 Estimates and
    Projected Actual Net Revenue (Expense) ....         (334)

  Return to the General Fund ..................      (56,166)           (65,770)

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................          900                900
  Disbursements - Capital .....................         --                 --
  Disbursements - Other .......................       (1,000)            (1,000)
                                                     -------            -------
    Net Cash Source (Requirement) .............         (100)              (100)
                                                     -------            -------

PROJECTED SPENDING AUTHORITY AVAILABLE
  AT THE END OF THE FISCAL YEAR(2) ............       50,000             50,000
                                                     =======            =======


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                     [LOGO]
                                    BRITISH
                                    COLUMBIA
                          MINISTRY OF TRANSPORTATION

        The mission of the Ministry of Transportation is to: create an integrated transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally and internationally.


                                MINISTRY SUMMARY
                                     ($000)
--------------------------------------------------------------------------------

                                                     Estimates         ESTIMATES
                                                     2002/03(1)         2003/04
--------------------------------------------------------------------------------
  VOTED APPROPRIATIONS
    Vote 39--Ministry Operations ..............      734,632            834,366
                                                     -------            -------

  OPERATING EXPENSE ...........................      734,632            834,366
                                                     =======            =======
--------------------------------------------------------------------------------
  PREPAID CAPITAL ADVANCES(2)                        155,070             46,390
--------------------------------------------------------------------------------
  CAPITAL EXPENDITURES(3)                              7,865              6,450
--------------------------------------------------------------------------------
  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)         --                 --
--------------------------------------------------------------------------------
  REVENUE COLLECTED FOR, AND TRANSFERRED TO,
    OTHER ENTITIES(5)                                  --                 --
--------------------------------------------------------------------------------
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)              1,583              1,385
--------------------------------------------------------------------------------

NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

164                         MINISTRY OF TRANSPORTATION



                              CORE BUSINESS SUMMARY
                                      $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         ----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Highway Operations ...........................................        447,004          707,702        (252,887)        454,815
Transportation Improvements ..................................         16,481          271,096        (257,560)         13,536
Motor Carrier Regulation .....................................            595            1,805              (1)          1,804
Public Transportation ........................................        250,162          348,157            --           348,157
Executive and Support Services ...............................         20,390           16,074             (20)         16,054
                                                                      -------        ---------        --------         -------
   TOTAL OPERATING EXPENSE ...................................        734,632        1,344,834        (510,468)        834,366
                                                                      =======        =========        ========         =======


PREPAID CAPITAL ADVANCES                                                 Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Public Transportation ........................................        155,070           46,390          --               46,390
                                                                      -------           ------        ------             ------

   TOTAL PREPAID CAPITAL ADVANCES ............................        155,070           46,390          --               46,390
                                                                      =======           ======        ======             ======


CAPITAL EXPENDITURES                                                      Net    DISBURSEMENTS         RECEIPTS            NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Highway Operations ...........................................           4,140           5,150            --              5,150
Transportation Improvements ..................................           1,350             974            --                974
Executive and Support Services ...............................           2,375             326            --                326
                                                                         -----           -----          -----             -----
   TOTAL CAPITAL EXPENDITURES ................................           7,865           6,450            --              6,450
                                                                         =====           =====          =====             =====

                           MINISTRY OF TRANSPORTATION                        165


                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------


                          VOTE 39 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Highway Operations, Transportation Improvements, Motor Carrier Regulation, Public Transportation, and Executive and Support Services.


HIGHWAY OPERATIONS

  VOTED APPROPRIATIONS
  Maintenance, Asset Preservation and
    Traffic Operations ........................      431,017            436,278
  Inland Ferries ..............................       14,155             16,705
  Coquihalla Toll Administration ..............        1,832              1,832
                                                     -------            -------
                                                     447,004            454,815
                                                     =======            =======

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for Maintenance,
  Asset Preservation and Traffic Operations; Inland Ferries; and Coquihalla Toll
  Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; pavement marking; road and bridge surfacing, rehabilitation, replacement, seismic retrofit, safety improvements and minor betterments; weigh scale operations; electrical installations, maintenance and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; operation, maintenance and rehabilitation of inland ferries and ferry landings; and Coquihalla toll collection. Transfers are provided to various organizations in support of transportation-related activities. Recoveries are received from the BC Transportation Financing
  Authority and other parties external to the ministry for costs incurred, and works and services provided on their behalf.


TRANSPORTATION IMPROVEMENTS
  VOTED APPROPRIATIONS
  Transportation Policy and Legislation .......        1,420                723
  Planning, Engineering and Construction ......       15,060             12,812
  Partnerships ................................            1                  1
                                                      ------             ------
                                                      16,481             13,536
                                                      ======             ======

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for Transportation
  Policy and Legislation; Planning, Engineering and Construction; and
  Partnerships. Major activities include: transportation, highway and corporate policy and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; the direction and management of projects;
  engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; and land base management. Transfers are provided to various organizations in support of transportation-related activities. Recoveries are received from the BC
  Transportation Financing Authority and other parties external to the ministry for costs incurred, and works and services provided on their behalf.


MOTOR CARRIER REGULATION

  VOTED APPROPRIATIONS
  Motor Carrier Commission ....................          595                595
  Motor Carrier Department ....................         --                1,209
                                                       -----              -----
                                                         595              1,804
                                                       =====              =====

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the Motor Carrier Commission and Motor Carrier Department. The Motor Carrier Commission is an independent body that regulates the province's commercial passenger industry (buses and taxis) pursuant to the MOTOR CARRIER ACT. The Commission, by delegation pursuant to the MOTOR VEHICLE TRANSPORT ACT (CANADA) also issues licences for the inter-provincial and international road transport of passengers. The Motor Carrier Department carries out investigations associated with motor carrier licence applications; and in cooperation with other agencies, participates in various compliance activities including: road checks; investigation of complaints, and random audits of records of licensed motor carriers. Recoveries of costs are received from some participants in hearings before the Commission, and for some program services provided.

166                       MINISTRY OF TRANSPORTATION

                                      $000



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

PUBLIC TRANSPORTATION

  VOTED APPROPRIATIONS
  British Columbia Transit ....................      153,841            151,700
  Rapid Transit Project 2000 ..................       96,321             90,957
  British Columbia Ferry Services Inc .........         --              105,500
                                                     -------            -------
                                                     250,162            348,157
                                                     =======            =======

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for annual provincial government contributions toward costs incurred by British Columbia Transit and Rapid Transit Project 2000. These include operating transfers toward costs incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and for debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000. This sub-vote also provides for transfers under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.


EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          415                415
  Corporate Services ..........................       19,975             15,639
                                                      ------             ------
                                                      20,390             16,054
                                                      ======             ======

  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the Minister's
  Office; and Corporate Services, which includes the deputy minister's office, finance, administration, human resources, facilities management, information systems, service planning, reporting and performance measurement; and freedom of information, protection of privacy and records management. Transfers are provided to various organizations in support of transportation-related activities. Recoveries are received from parties external to the ministry for administrative services and materials provided.



--------------------------------------------------------------------------------
  VOTE 39-- MINISTRY OPERATIONS                      734,632            834,366

--------------------------------------------------------------------------------





                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................      106,717             95,720
  Operating Costs .............................      751,857            936,272
  Government Transfers ........................       46,118            161,021
  Other Expenses ..............................      158,315            151,976
  Internal Recoveries .........................           (5)              (155)
  External Recoveries .........................     (328,370)          (510,468)
                                                    --------           --------
  TOTAL OPERATING EXPENSE .....................      734,632            834,366
                                                    ========           ========

--------------------------------------------------------------------------------

                          MINISTRY OF TRANSPORTATION                         167


                    PREPAID CAPITAL ADVANCES BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

PUBLIC TRANSPORTATION

PREPAID CAPITAL ADVANCES (BRITISH COLUMBIA TRANSIT) -- Disbursements are provided for approved capital expenditures for selected public passenger transit services in communities around the province.

  Receipts ....................................         --                 --
  Disbursements ...............................       12,170              4,050
                                                     -------             ------
      Net Cash Source (Requirement) ...........      (12,170)            (4,050)
                                                     =======             ======

PUBLIC TRANSPORTATION

PREPAID CAPITAL ADVANCES (RAPID TRANSIT PROJECT 2000) -- Disbursements are provided for approved rapid transit capital expenditures in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

  Receipts ....................................         --                 --
  Disbursements ...............................      142,900             42,340
                                                    --------            -------
    Net Cash Source (Requirement) .............     (142,900)           (42,340)
                                                    ========            =======

                                     [LOGO]

                   MINISTRY OF WATER, LAND AND AIR PROTECTION

        The ministry provides leadership and support to British Columbians to help them limit the adverse effects of their individual and collective activities on the environment, while fostering economic development and providing recreational opportunities.


                                MINISTRY SUMMARY
                                     ($000)

                                                     Estimates         ESTIMATES
                                                     2002/03(1)         2003/04
--------------------------------------------------------------------------------
  VOTED APPROPRIATIONS
  Vote 40--Ministry Operations ................      117,213             98,712

  STATUTORY APPROPRIATIONS
  Sustainable Environment Fund
    Special Account ...........................       31,345             31,345
                                                     -------            -------

  OPERATING EXPENSE                                  148,558            130,057
                                                     =======            =======
--------------------------------------------------------------------------------
  PREPAID CAPITAL ADVANCES(2)                           --                 --
--------------------------------------------------------------------------------
  CAPITAL EXPENDITURES(3)                             29,554             86,920
--------------------------------------------------------------------------------
  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) .        --                 --
--------------------------------------------------------------------------------
  REVENUE COLLECTED FOR, AND TRANSFERRED
    TO, OTHER ENTITIES(5)                               --                 --
--------------------------------------------------------------------------------
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)              1,140                998
--------------------------------------------------------------------------------



NOTES

(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

170              MINISTRY OF WATER, LAND AND AIR PROTECTION



                              CORE BUSINESS SUMMARY
                                      $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         ----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Environmental Protection (includes special account) ..........         48,879          55,554          (3,473)          52,081
Environmental Stewardship ....................................         44,323          43,466          (4,232)          39,234
Park, Fish and Wildlife Recreation ...........................         18,068          37,771         (26,466)          11,305
Executive and Support Services ...............................         37,288          27,447             (10)          27,437
                                                                      -------         -------         -------          -------

  TOTAL OPERATING EXPENSE ....................................        148,558         164,238         (34,181)         130,057
                                                                      =======         =======         =======          =======



CAPITAL EXPENDITURES                                                     Net    DISBURSEMENTS       RECEIPTS              NET
-------------------------------------------------------------------------------------------------------------------------------
CORE BUSINESS
Environmental Protection (includes special account) ..........           2,862             584            --               584
Environmental Stewardship ....................................          18,035          80,583            --            80,583
Park, Fish and Wildlife Recreation ...........................           8,145           4,503            --             4,503
Executive and Support Services ...............................             512           1,250            --             1,250
                                                                        ------          ------          ------          ------

   TOTAL CAPITAL EXPENDITURES ................................          29,554          86,920            --            86,920
                                                                        ======          ======          ======          ======

              MINISTRY OF WATER, LAND AND AIR PROTECTION                     171

                       OPERATING EXPENSE BY CORE BUSINESS
                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------


                          VOTE 40 - MINISTRY OPERATIONS
This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Environmental Protection, Environmental Stewardship, Park, Fish and Wildlife Recreation, and Executive and Support Services.



ENVIRONMENTAL PROTECTION

  VOTED APPROPRIATION
  Environmental Protection ....................       17,534             20,736
                                                      ------             ------
                                                      17,534             20,736
  STATUTORY APPROPRIATION
  Sustainable Environment Fund
    Special Account ...........................       31,345             31,345
                                                      ------             ------
                                                      48,879             52,081
                                                      ======             ======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering and delivering the SUSTAINABLE ENVIRONMENT FUND ACT, 1990; setting standards for, monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use and flood hazards; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from other ministries, other levels of government, organizations and individuals for ministry services.

  STATUTORY APPROPRIATION DESCRIPTION: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the SUSTAINABLE ENVIRONMENT FUND ACT.



ENVIRONMENTAL STEWARDSHIP

  VOTED APPROPRIATION
  Environmental Stewardship ...................       44,323             39,234
                                                      ======             ======

  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the management and conservation of the province's biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, maintenance, and restoration of terrestrial and aquatic ecosystems;
  protection, rehabilitation and enhancement of fish, wildlife and their habitat; management of special areas including provincial parks; monitor and report on the state of provincial biodiversity; and enforcement, inspection and special investigations to deter violations that harm the environment.
  Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from other ministries, other levels of government, organizations and individuals for ministry services.

  This core business also provides for the estimated capital cost of acquiring parks and protected lands, including the potential acquisition of Burns Bog.



PARK, FISH AND WILDLIFE RECREATION

  VOTED APPROPRIATION
  Park, Fish and Wildlife Recreation ..........       18,068             11,305
                                                      ======             ======

  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for diverse park, fish and wildlife outdoor recreational opportunities across the province through programs including the maintenance of the provincial park system which provides for day and overnight front country, backcountry and boating facilities and services; the management of hunting and angling activities and the provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from other ministries, other levels of government, organizations and from fees, licences and other charges collected from individuals for ministry services.

172                    MINISTRY OF WATER, LAND AND AIR PROTECTION

                                      $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



EXECUTIVE AND SUPPORT SERVICES

  VOTED APPROPRIATIONS
  Minister's Office ...........................          457                457
  Program Management ..........................       36,831             26,980
                                                      ------             ------
                                                      37,288             27,437
                                                      ======             ======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the office of the Minister of Water, Land and Air Protection, corporate business innovation including strategic planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; the management and delivery of programs that report on public information on the state of environment and environmental trends. It provides for executive direction of the ministry and administrative support services including financial planning, human resources, communications, information systems and program audit. Transfers are provided for activities concerned with access, protection and management of the environment. Recoveries are received from other ministries, other levels of government, organizations and individuals for ministry services.


--------------------------------------------------------------------------------

  VOTE 40--MINISTRY OPERATIONS                       117,213             98,712
  STATUTORY--SUSTAINABLE ENVIRONMENT
    FUND SPECIAL ACCOUNT                              31,345             31,345
--------------------------------------------------------------------------------





                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................       75,053             72,256
  Operating Costs .............................       74,883             78,333
  Government Transfers ........................        9,746              8,697
  Other Expenses ..............................       51,083             41,252
  Internal Recoveries .........................      (35,947)           (36,300)
  External Recoveries .........................      (26,260)           (34,181)
                                                     -------            -------
  TOTAL OPERATING EXPENSE .....................      148,558            130,057
                                                     =======            =======

                 MINISTRY OF WATER, LAND AND AIR PROTECTION                  173


                                SPECIAL ACCOUNT(1)
                                       $000





SUSTAINABLE ENVIRONMENT FUND
     This account was created by the SUSTAINABLE ENVIRONMENT FUND ACT, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the WASTE MANAGEMENT ACT, PESTICIDE CONTROL ACT, the ENVIRONMENT MANAGEMENT ACT, and related regulations.
     Revenue is derived from environmental levies, fees, licenses, and contributions from the federal government and other organizations and individuals.
     Expenses represent a transfer from the Ministry Operations Vote of the Ministry of Water, Land and Air Protection for administration, the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education, and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; the clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.
     No financing transactions are provided for under this account.



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

SPENDING AUTHORITY AVAILABLE AT
  THE BEGINNING OF THE FISCAL YEAR ............       26,986             26,986
                                                     -------            -------
  OPERATING TRANSACTIONS
  Revenue .....................................       31,345             31,345
  Expense .....................................      (31,345)           (31,345)
                                                     -------            -------
     Net Revenue (Expense) ....................         --                 --

  FINANCING TRANSACTIONS
  Loans, Investments and Capital Acquisitions
  Receipts ....................................         --                 --
  Disbursements - Capital .....................         --                 --
  Disbursements - Other .......................         --                 --
                                                     -------            -------
    Net Cash Source (Requirement) .............         --                 --
                                                     -------            -------

PROJECTED SPENDING AUTHORITY AVAILABLE
  AT THE END OF THE FISCAL YEAR(2) ............       26,986             26,986
                                                     =======            =======


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                     [LOGO]


                      MANAGEMENT OF PUBLIC FUNDS AND DEBT


                                     SUMMARY
                                     ($000)

                                                     Estimates         ESTIMATES
                                                     2002/03 1          2003/04
--------------------------------------------------------------------------------

  VOTED APPROPRIATION
    Vote 41--Management of Public
      Funds and Debt ..........................      920,000            926,000
                                                     -------            -------

  OPERATING EXPENSE ...........................      920,000            926,000
                                                     =======            =======
--------------------------------------------------------------------------------
  PREPAID CAPITAL ADVANCES(2)                           --                 --
--------------------------------------------------------------------------------
  CAPITAL EXPENDITURES(3)                               --                 --
--------------------------------------------------------------------------------
  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)          --                 --
--------------------------------------------------------------------------------
  REVENUE COLLECTED FOR, AND TRANSFERRED
    TO, OTHER ENTITIES(5)                               --                 --
--------------------------------------------------------------------------------
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)               --                 --
--------------------------------------------------------------------------------

NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

176                   MANAGEMENT OF PUBLIC FUNDS AND DEBT



                                     SUMMARY
                                      $000

                                                                      2002/03                    2003/04 ESTIMATES
                                                                      -------         -----------------------------------------
                                                                                                      EXTERNAL
OPERATING EXPENSE                                                       Net            GROSS         RECOVERIES           NET
-------------------------------------------------------------------------------------------------------------------------------
Cost of Borrowing for Government Operating and Capital
Financing Purposes ...........................................         919,996       1,037,890        (111,894)         925,996
Cost of Borrowing for Relending to Government Bodies .........               1         801,769        (801,768)               1
Cost of Financial Agreements Entered into on Behalf of
Government Bodies ............................................               1             798            (797)               1
Provincial Treasury Revenue Program ..........................               1           5,600          (5,599)               1
Cost of Unallocated Borrowing under the Warehouse Program ....               1          52,483         (52,482)               1
                                                                       -------       ---------        --------          -------

TOTAL OPERATING EXPENSE ......................................         920,000       1,898,540        (972,540)         926,000
                                                                       =======       =========        ========          =======

                      MANAGEMENT OF PUBLIC FUNDS AND DEBT                    177


                          OPERATING EXPENSE BY SUB-VOTE
                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



                  VOTE 41 - MANAGEMENT OF PUBLIC FUNDS AND DEBT
This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program and under financial agreements; and borrowing for the provincial treasury revenue program and the warehouse program.


COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

  VOTED APPROPRIATIONS
  Government Operating Purposes ...............      919,991            925,991
  Schools Capital Financing ...................            1                  1
  Post Secondary Institutions Capital Financing            1                  1
  Health Facilities Capital Financing .........            1                  1
  Public Transit Capital Financing ............            1                  1
  SKYTRAIN Extension Capital Financing ........            1                  1
                                                     -------            -------
                                                     919,996            925,996
                                                     =======            =======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the cost of interest and all associated costs and fees on debt incurred or assumed for government operating purposes and for education, health facility and public transit capital financing purposes. Capital costs include approved construction of new buildings, renovations and improvements; bus and equipment purchases; and infrastructure for transit and rapid transit. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements, and revenue earned from sinking fund investments and prefunding operations, are offset against the related interest expenditure. Costs associated with the student loans program and capital borrowing for education and health facilities and transit projects are recovered from the debt servicing appropriations in the Ministries of Advanced Education, Education, Health Services and Transportation.




COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

  VOTED APPROPRIATION
  Cost of Borrowing for Relending to
    Government Bodies .........................       1                  1
                                                     =======            =======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the cost of interest on borrowings under the fiscal agency loan program, and all associated costs. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure, the remaining costs are fully recovered from government bodies.



COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

  VOTED APPROPRIATION
  Cost of Financial Agreements Entered into
  on Behalf of Government Bodies ..............       1                  1
                                                     =======            =======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the cost of financial agreements entered into by the government on behalf of government bodies and all associated costs. These agreements are in relation to borrowings of the government bodies that do not involve the provincial government, and to commodity derivatives. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure, the remaining costs are fully recovered from government bodies.

178                    MANAGEMENT OF PUBLIC FUNDS AND DEBT

                                      $000



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

  PROVINCIAL TREASURY REVENUE PROGRAM
    (NET OF RECOVERIES)

  VOTED APPROPRIATION
  Provincial Treasury Revenue Program .........      1                  1
                                                     =======            =======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for costs associated with special revenue programs. The programs are structured so that interest (and other earnings) on program assets exceed interest (and other payments) on program liabilities. Any profit or loss is transferred to the Provincial Treasury Revenue Special Account. Recoveries may be made from investment earnings of the Consolidated Revenue Fund. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure.



COST OF UNALLOCATED BORROWING UNDER THE WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

  VOTED APPROPRIATION
  Cost of Unallocated Borrowing under the
    Warehouse Borrowing Program ...............       1                  1
                                                     =======            =======


  VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for the costs associated with debt issued in advance of requirements. At the time of borrowing, the debt has not been allocated to the province or any government body. The program is structured so that interest (and other earnings) on program assets offsets interest (and other payments) on program liabilities. Recoveries from the use of financial instruments such as interest rate swaps and forward rate agreements are offset against the related interest expenditure. There is no profit or loss associated with the program.





--------------------------------------------------------------------------------

  VOTE 41-- MANAGEMENT OF PUBLIC FUNDS AND DEBT      920,000            926,000

--------------------------------------------------------------------------------






                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Other Expenses ..............................    2,850,174          2,738,440
  Internal Recoveries .........................     (850,250)          (839,900)
  External Recoveries .........................   (1,079,924)          (972,540)
                                                  ----------          ---------
  TOTAL OPERATING EXPENSE .....................      920,000            926,000
                                                  ==========          =========


                                     [LOGO]


                              OTHER APPROPRIATIONS

                                     SUMMARY
                                     ($000)

                                                     Estimates         ESTIMATES
                                                     2002/03(1)         2003/04
--------------------------------------------------------------------------------
  VOTED APPROPRIATIONS
    Vote 42--Contingencies (All Ministries)
      and New Programs ........................      173,695            170,000
    Vote 43--Government Restructuring
      (All Ministries) ........................      230,000            190,000
    Vote 44--BC Family Bonus ..................       91,000             85,000
    Vote 45--Citizens' Assembly ...............         --                1,500
    Vote 46-- Commissions on Collection of
      Public Funds and Allowances for Doubtful
      Revenue Accounts ........................            1                  1
    Vote 47--Environmental Assessment Office ..        3,542              2,897
    Vote 48--Environmental Appeal Board and
      Forest Appeals Commission ...............        1,895              1,895
    Vote 49--Forest Practices Board ...........        4,822              4,344
    Office of the Child, Youth and Family
      Advocate ................................        1,491               --
    Seismic Mitigation ........................       50,000               --

  STATUTORY APPROPRIATIONS
  Insurance and Risk Management Special Account         --                 --
  Build BC Special Account ....................         --                 --
  Purchasing Commission Working Capital
    Special Account ...........................         --                 --
                                                     -------            -------
  OPERATING EXPENSE                                  549,446            455,637
                                                     =======            =======
--------------------------------------------------------------------------------
  PREPAID CAPITAL ADVANCES(2)                           --                 --
--------------------------------------------------------------------------------
  CAPITAL EXPENDITURES(3)                             56,286             45,918
--------------------------------------------------------------------------------
  LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4) .        --                 --
--------------------------------------------------------------------------------
  REVENUE COLLECTED FOR, AND TRANSFERRED TO,
    OTHER ENTITIES(5)                                   --                 --
--------------------------------------------------------------------------------
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)                121                109
--------------------------------------------------------------------------------





NOTES
(1) For comparative purposes only, figures shown for 2002/03 operating expense, capital expenditures, and FTEs have been restated to be consistent with the presentation of the 2003/04 ESTIMATES. Schedule A presents a detailed reconciliation.
(2) Details of prepaid capital advances are presented in Schedule C.
(3) Details of capital expenditures are presented in Schedule D.
(4) Details of loans, investments and other requirements are presented in Schedule E.
(5) Details of revenue collected for, and transferred to, other entities is presented in Schedule F.
(6) Details of FTEs are presented in Schedule G.

180                         OTHER APPROPRIATIONS




                                                              SUMMARY
                                                              $000

                                                              2002/03                        2003/04 ESTIMATES
----------------------------------------------------------------------------------------------------------------------------
                                                                                             EXTERNAL
OPERATING EXPENSE                                             Net               GROSS        RECOVERIES              NET
----------------------------------------------------------------------------------------------------------------------------

VOTED APPROPRIATIONS
Contingencies (All Ministries) and New Programs               173,695           170,000        --                    170,000
Government Restructuring (All Ministries)                     230,000           190,000        --                    190,000
BC Family Bonus                                                91,000            86,000        (1,000)                85,000
Citizens' Assembly                                              --                1,500        --                      1,500
Commissions on Collection of Public Funds and Allowances for
Doubtful Revenue Accounts                                           1           201,001      (201,000)                     1
Environmental Assessment Office                                 3,542             2,897        --                      2,897
Environmental Appeal Board and Forest Appeals Commission        1,895             1,895        --                      1,895
Forest Practices Board                                          4,822             4,344        --                      4,344
Office of the Child, Youth and Family Advocate                  1,491             --           --                      --
Seismic Mitigation                                             50,000             --           --                      --

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account                   --                2,481        (2,481)                 --
Build BC Special Account                                        --                --           --                      --
Purchasing Commission Working Capital Special Account           --                --           --                      --
                                                              -------           -------      --------                 -------
TOTAL OPERATING EXPENSE                                       549,446           660,118      (204,481)               455,637
                                                              -------           -------      --------                 -------
                                                              -------           -------      --------                 -------


----------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES                                              Net           DISBURSEMENTS     RECEIPTS            NET
----------------------------------------------------------------------------------------------------------------------------
VOTED APPROPRIATIONS
Contingencies (All Ministries) and New Programs                 20,000          30,000             --                 30,000
Government Restructuring (All Ministries)                       35,000          15,000             --                 15,000
Environmental Assessment Office                                    101             103             --                    103
Environmental Appeal Board and Forest Appeals Commission            65              45             --                     45
Forest Practices Board                                             125             100             --                    100
Office of the Child, Youth and Family Advocate                      25             --              --                   --

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account                      970             670             --                    670
                                                               -------          -------           -------             -------
TOTAL CAPITAL EXPENDITURES                                      56,286          45,918             --                 45,918
                                                               -------          -------           -------             -------
                                                               -------          -------           -------             -------

                                                                            181
                                    OTHER APPROPRIATIONS


                                    OTHER APPROPRIATIONS
                                            $000



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

            VOTE 42 - CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
                              (MINISTER OF FINANCE)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. EX GRATIA payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.



  OPERATING EXPENSE
  Contingencies (All Ministries) and
    New Programs ..............................      173,695            170,000
                                                     =======            =======
  CAPITAL EXPENDITURES
  Contingencies (All Ministries) and
    New Programs ..............................       20,000             30,000
                                                     =======            =======




               VOTE 43 - GOVERNMENT RESTRUCTURING (ALL MINISTRIES)
                              (MINISTER OF FINANCE)

This vote provides funding for costs associated with Voluntary Departure and Early Retirement Incentive programs, employee termination benefits and related severance costs, facility closure costs, costs to consolidate and relocate operations and other costs associated with the government's approved plan for restructuring.


  OPERATING EXPENSE
  Government Restructuring (All Ministries) ...      230,000            190,000
                                                     =======            =======
  CAPITAL EXPENDITURES
  Government Restructuring (All Ministries) ...       35,000             15,000
                                                     =======            =======

182                          OTHER APPROPRIATIONS

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                            VOTE 44 - BC FAMILY BONUS
                              (MINISTER OF FINANCE)

This vote provides funding for payments to low income families with children. Recoveries are received from the federal government for the payment of Family Bonus to aboriginal families on reserves. A payment is made to Canada Customs and Revenue Agency for program administration.

  OPERATING EXPENSE
  BC Family Bonus .............................       91,000             85,000
                                                     =======            =======




                          VOTE 45 - CITIZENS' ASSEMBLY
                         (MINISTER OF ATTORNEY GENERAL)

This vote provides for the operation of the Citizens' Assembly on Electoral Reform, which is to assess and make recommendations regarding the voting systems for provincial elections. The Citizens' Assembly is to consult with the public on this issue and report to government by the end of calendar year 2004.

  OPERATING EXPENSE
  Citizens' Assembly ..........................       --                1,500
                                                     =====              =====

                              OTHER APPROPRIATIONS                           183

                                      $000


VOTE  46 - COMMISSIONS ON COLLECTION OF PUBLIC FUNDS AND
      ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

MINISTER OF ADVANCED EDUCATION                                        MINISTER OF HUMAN RESOURCES
MINISTER OF AGRICULTURE, FOOD AND FISHERIES                           MINISTER OF PROVINCIAL REVENUE
MINISTER OF ATTORNEY GENERAL                                          MINISTER OF PUBLIC SAFETY AND SOLICITOR GENERAL
MINISTER OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES                MINISTER OF SUSTAINABLE RESOURCE MANAGEMENT
MINISTER OF COMPETITION, SCIENCE AND ENTERPRISE                       MINISTER OF TRANSPORTATION
MINISTER OF FINANCE                                                   MINISTER OF WATER, LAND AND AIR PROTECTION
MINISTER OF HEALTH SERVICES


This vote provides for the recognition of commissions paid for the collection of public funds and for allowances for doubtful collection of revenue accounts.

COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

  VOTED APPROPRIATIONS
  Ministry of Advanced Education ..............        3,464              3,100
  Ministry of Agriculture, Food and Fisheries .            1                 --
  Ministry of Attorney General ................           50                 50
  Ministry of Community, Aboriginal and
    Women's Services ..........................           90                 35
  Ministry of Competition, Science
    and Enterprise ............................            2                 --
  Ministry of Finance .........................          505                462
  Ministry of Health Services .................        3,972              3,737
  Ministry of Human Resources .................        1,200              2,400
  Ministry of Provincial Revenue ..............       29,878             31,762
  Ministry of Public Safety and
    Solicitor General .........................            5                 --
  Ministry of Sustainable Resource
    Management ................................           25                 30
  Ministry of Transportation ..................        4,750              4,363
  Ministry of Water, Land and Air Protection ..        1,058              1,062
                                                     -------            -------
                                                      45,000             47,001
                                                     =======            =======


VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for the recognition of payments to or amounts withheld by parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This sub-vote also provides for collection costs incurred by the Loans Administration Branch, Ministry of Provincial Revenue and Legal Services Branch, Ministry of Attorney General.

184                           OTHER APPROPRIATIONS



                      OTHER APPROPRIATIONS (CONTINUED) $000

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



VOTE  46 - COMMISSIONS ON COLLECTION OF PUBLIC FUNDS AND
  ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS (CONTINUED)

MINISTER OF ADVANCED EDUCATION                                        MINISTER OF HUMAN RESOURCES
MINISTER OF AGRICULTURE, FOOD AND FISHERIES                           MINISTER OF PROVINCIAL REVENUE
MINISTER OF ATTORNEY GENERAL                                          MINISTER OF PUBLIC SAFETY AND SOLICITOR GENERAL
MINISTER OF COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES                MINISTER OF SUSTAINABLE RESOURCE MANAGEMENT
MINISTER OF COMPETITION, SCIENCE AND ENTERPRISE                       MINISTER OF TRANSPORTATION
MINISTER OF FINANCE                                                   MINISTER OF WATER, LAND AND AIR PROTECTION
MINISTER OF HEALTH SERVICES


ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

  VOTED APPROPRIATIONS
  Ministry of Agriculture, Food and Fisheries .            1                  1
  Ministry of Attorney General ................        4,600              5,650
  Ministry of Community, Aboriginal
    and Women's Services ......................           18                 18
  Ministry of Finance .........................           --                 --
  Ministry of Health Services .................       41,750             92,078
  Ministry of Human Resources .................       16,300             11,900
  Ministry of Provincial Revenue ..............       35,564             35,585
  Ministry of Public Safety and
    Solicitor General .........................          100                 --
  Ministry of Sustainable Resource Management .          518                518
  Ministry of Transportation ..................        2,500              8,200
  Ministry of Water, Land and Air Protection ..          650                 50
                                                     -------            -------
                                                     102,001            154,000
                                                     =======            =======


  VOTED APPROPRIATIONS DESCRIPTION: This sub-vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations.

RECOVERIES

  VOTED APPROPRIATION
  Recoveries ..................................     (147,000)          (201,000)
                                                    =========          =========

VOTED APPROPRIATION DESCRIPTION: This sub-vote provides for recoveries that represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under various statutes and regulations, and allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

  OPERATING EXPENSE
  Commissions on Collection of Public Funds
    and Allowances for Doubtful
    Revenue Accounts ..........................        1                  1
                                                     =======            =======

                              OTHER APPROPRIATIONS                           185

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------



                    VOTE 47 - ENVIRONMENTAL ASSESSMENT OFFICE
                  (MINISTER OF SUSTAINABLE RESOURCE MANAGEMENT)


This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and/or other levels of government. Costs are recovered for some program services from other ministries, other levels of government, organizations other levels of government and organizations external to government.

  OPERATING EXPENSE
  Environmental Assessment Office .............        3,542              2,897
                                                     =======            =======
  CAPITAL EXPENDITURES
  Environmental Assessment Office .............          101                103
                                                     =======            =======
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT
  Environmental Assessment Office .............           35                 29
                                                     =======            =======



       VOTE 48 - ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION (MINISTER OF FORESTS AND MINISTER OF WATER, LAND AND AIR PROTECTION)

This vote provides for provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. Administrative costs for some appeals are recovered from the Ministry of Health Services. The Environmental Appeal Board hears appeals to decisions made under environmental legislation. This vote also provides for operation of the Forest Appeals Commission in meeting the requirements of Part 9 of the FOREST PRACTICES CODE OF BRITISH COLUMBIA ACT, including: hearing appeals under the Act; evaluating how the Act, regulations and standards are functioning; and recommending amendments. This vote further provides for the hearing of appeals by the Forest Appeals Commission under Part 12 of the FOREST ACT and section 41 of the RANGE ACT.


  OPERATING EXPENSE
  Administration and Support Services .........        1,153              1,153
  Environmental Appeal Board ..................          410                410
  Forest Appeals Commission ...................          332                332
                                                     -------            -------
                                                       1,895              1,895
                                                     =======            =======
  CAPITAL EXPENDITURES
  Environmental Appeal Board and
    Forest Appeals Commission .................           65                 45
                                                     =======            =======
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT
  Environmental Appeal Board and
    Forest Appeals Commission .................           11                 11
                                                     =======            =======

186                          OTHER APPROPRIATIONS

                                      $000



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




                        VOTE 49 - FOREST PRACTICES BOARD
                              (MINISTER OF FORESTS)

This vote provides for the operation of the Forest Practices Board in meeting the requirements of Part 8 of the FOREST PRACTICES CODE OF BRITISH COLUMBIA ACT, including independent audits and special investigations of forest practices, investigations of public complaints, and reviews of administrative decisions. This vote also provides for the operations of the Board relative to independent audits and investigations of public complaints on Nisga'a lands during the five-year transitional period.

  OPERATING EXPENSE
  Forest Practices Board ......................        4,822              4,344
                                                     =======            =======
  CAPITAL EXPENDITURES
  Forest Practices Board ......................          125                100
                                                     =======            =======
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT
  Forest Practices Board ......................           33                 26
                                                     =======            =======

 VOTE (ELIMINATED FOR 2003/04) - OFFICE OF THE CHILD, YOUTH AND FAMILY ADVOCATE

This vote provided for the operation of the Office of the Child, Youth and Family Advocate. The Advocate was an Officer of the Legislature with a mandate under the CHILD, YOUTH AND FAMILY ADVOCACY ACT to ensure that the rights and interests of children, youth and their families relating to designated services are protected and advanced. The Advocate assisted and supported children and youth in obtaining access to government services, ensured appropriate and effective review and appeal processes were in place, and provided information and advice to government and communities about services for children, youth and their families. All functions of this office are now carried out by the new Office for Children and Youth (Ministry of Attorney General) under the OFFICE FOR CHILDREN AND YOUTH ACT.


  OPERATING EXPENSE
  Office of the Child, Youth and Family Advocate       1,491               --
                                                     =======            =======
  CAPITAL EXPENDITURES
  Office of the Child, Youth and Family Advocate          25               --
                                                     =======            =======
  FULLTIME EQUIVALENT (FTE) EMPLOYMENT
  Office of the Child, Youth and Family Advocate          14               --
                                                     =======            =======

                            OTHER APPROPRIATIONS                             187

                                      $000


                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------




               VOTE (ELIMINATED FOR 2003/04) - SEISMIC MITIGATION
                              (MINISTER OF FINANCE)


This vote provided for transfers for approved seismic mitigation projects in existing buildings funded by the provincial government. Transfers were made to participating agencies including school districts, health authorities, universities, colleges, institutes, the British Columbia Buildings Corporation and the British Columbia Housing Management Commission.




  OPERATING EXPENSE
  Seismic Mitigation ..........................       50,000               --
                                                     =======            =======




                 MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY
--------------------------------------------------------------------------------

  GROUP ACCOUNT CLASSIFICATION
  Salaries and Benefits .......................       73,875             73,480
  Operating Costs .............................      145,448             77,361
  Government Transfers ........................      142,090             86,123
  Other Expenses ..............................      374,017            466,304
  Internal Recoveries .........................      (29,000)           (43,150)
  External Recoveries .........................     (149,984)          (204,481)
                                                    --------           --------
  TOTAL OPERATING EXPENSE .....................      549,446            455,637
                                                    ========           ========

188                         OTHER APPROPRIATIONS


                                SPECIAL ACCOUNT(1)
                                       $000





INSURANCE AND RISK MANAGEMENT  (MINISTER OF FINANCE)
  This account was established by the FINANCIAL ADMINISTRATION AMENDMENT ACT, 1989, and provides insurance and/or risk management services to government bodies, ministries, public authorities, and classes of persons and public authorities designated by regulation. The account is administered by the Ministry of Finance.
  Revenue and recoveries represent amounts paid into the account by or in respect of participants under agreements, and earnings of the account. Expenses represent the cost of services provided to or on behalf of participants, amounts required to be paid under regulation or amounts appropriated for that purpose. Revenues are received from government entities not included in the Consolidated Revenue Fund. Expenses are for administrative costs associated with risk management services; and costs related to agreements or arrangements for risk management services, purchases of insurance, and/or self-insurance services provided to government bodies, ministries, public authorities, persons, hospitals, health authorities, schools, colleges, and universities, and for investigation and settlement of claims. Recoveries are received from government entities and are netted against expenses.



                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

  SPENDING AUTHORITY AVAILABLE AT THE
    BEGINNING OF THE FISCAL YEAR ..............      138,058            142,083
                                                     -------            -------
    OPERATING TRANSACTIONS
    Revenue .....................................      3,250              3,250
    Expense .....................................    (30,734)           (45,009)
    Internal and External Recoveries ............     30,734             45,009
                                                     -------            -------
      Net Revenue (Expense) .....................      3,250              3,250

    Difference Between 2002/03 Estimates
    and Projected Actual Net Revenue (Expense) ..      1,385

    FINANCING TRANSACTIONS
    Loans, Investments and Capital Acquisitions
    Receipts ....................................       --                 --
    Disbursements - Capital .....................       (970)              (670)
    Disbursements - Other .......................       --                 --
                                                     -------            -------
      Net Cash Source (Requirement) .............       (970)              (670)

    Difference Between 2002/03 Estimates and
    Projected Actual Net Cash Source (Requirement)        50

    Working Capital adjustments(2) ..............        310                489
                                                     -------            -------
  PROJECTED SPENDING AUTHORITY AVAILABLE AT THE
  END OF THE FISCAL YEAR(3) .....................    142,083            145,152
                                                     =======            =======

  FULLTIME EQUIVALENT (FTE) EMPLOYMENT ..........         28                 43
                                                     =======            =======

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.
(3) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                               OTHER APPROPRIATIONS                          189


                                SPECIAL ACCOUNT 1
                                      $000





BUILD BC SPECIAL ACCOUNT (MINISTER OF TRANSPORTATION)
  This Special Account was established in 1993 by the BUILD BC ACT. The purpose of the account is to provide for projects and initiatives that facilitate the expansion and diversification of the British Columbia economy in a manner consistent with the Act.
  No financing transactions are provided for under this account.

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------

  SPENDING AUTHORITY AVAILABLE AT THE
    BEGINNING OF THE FISCAL YEAR ..............       58,821             58,821
                                                     =======            =======
    OPERATING TRANSACTIONS
    Revenue ...................................           --                 --
    Expense ...................................           --                 --
                                                     -------            -------
      Net Revenue (Expense) ...................           --                 --

    FINANCING TRANSACTIONS
    Loans, Investments and Capital Acquisitions
    Receipts ..................................           --                 --
    Disbursements - Capital ...................           --                 --
    Disbursements - Other .....................           --                 --
                                                     -------            -------
      Net Cash Source (Requirement) ...........           --                 --
                                                     -------            -------
  PROJECTED SPENDING AUTHORITY AVAILABLE
  AT THE END OF THE FISCAL YEAR(2) ............       58,821             58,821
                                                     =======            =======


NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

190                          OTHER APPROPRIATIONS


                  SPECIAL ACCOUNT(1) (ELIMINATED FOR 2003/04)
                                      $000





PURCHASING COMMISSION WORKING CAPITAL ACCOUNT (MINISTER OF MANAGEMENT SERVICES)

  This account provided the Purchasing Commission with working capital to finance the acquisition of capital assets for use by special offices and ministries. All expenditures were recoverable from ministries and special offices over the life of the capital assets. Revenue was received from the disposal of government assets.

  This account was established by authority of the PURCHASING COMMISSION ACT and will terminate on March 31, 2003. The account was administered by the Ministry of Management Services.

                                                     Estimates         ESTIMATES
                                                      2002/03           2003/04
--------------------------------------------------------------------------------
  SPENDING AUTHORITY AVAILABLE AT THE
    BEGINNING OF THE FISCAL YEAR ..............       49,799               --
                                                     =======            =======
    OPERATING TRANSACTIONS
    Revenue ...................................           --               --
    Expense ...................................           --               --
                                                     -------            -------
      Net Revenue (Expense)

    Return to the General Fund ................      (49,799)

    FINANCING TRANSACTIONS
    Loans, Investments and Capital Acquisitions
    Receipts ..................................           --               --
    Disbursements - Capital ...................           --               --
    Disbursements - Other .....................           --               --
                                                     -------            -------
      Net Cash Source (Requirement) ...........           --               --
                                                     -------            -------
  PROJECTED SPENDING AUTHORITY AVAILABLE AT
    THE END OF THE FISCAL YEAR(2) .............           --               --
                                                     =======            =======

NOTES
(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.
(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

                                   SCHEDULES

A   - Consolidated Revenue Fund Operating Expense, Capital Expenditure and FTE
              Reconciliation - 2002/03

B   - Special Accounts - Summary

C   - Financing Transactions - Prepaid Capital Advances

D   - Financing Transactions - Capital Expenditures

D1  - Financing Transactions - Capital Expenditures - Taxpayer-Supported Crown
         Corporations and Agencies

E   - Financing Transactions - Loans, Investments and Other Requirements

F   - Financing Transactions - Revenue Collected for, and Transferred to,
         Other Entities

G   - Fulltime Equivalent (FTE) Employment

H   - Reconciliation of Deficit to Change in Taxpayer-Supported Debt and
         Statement of Total Debt

I   - Summary of Ministerial Accountability for Operating Expenses

J   - Estimated Consolidated Revenue Fund Operating Result

K   - Taxpayer-Supported Crown Corporations and Agencies - Estimated Revenues
      and Expenses

L   - Regional Authorities - Estimated Revenues and Expenses

M   - Estimated Revenue by Source

N   - Estimated Expense by Function

                              ESTIMATES, 03/04                             193

                                                                     SCHEDULE A


CONSOLIDATED REVENUE FUND OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                                Operating      Capital
                                                                                                Expense     Expenditures  FTEs
                                                                                                $000           $000
                                                                                                ---------    --------     ----
LEGISLATION
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Estimates ........  39,332          451         230
 Transfer from Ministry of Management Services
  Legislative building facilities .............................................................   1,917           --         --
                                                                                                -------        ------      ------
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Restated .........  41,249          451         230
                                                                                                -------        ------      ------
                                                                                                -------        ------      ------
OFFICERS OF THE LEGISLATURE
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Estimates ........  31,516        2,859         255
 Transfer from Ministry of Attorney General
  Lobbyist registration program ...............................................................      97           --           1
 Transfer to Other Appropriations - Office of the Child Youth and Family Advocate
  Office of the Child, Youth and Family Advocate ..............................................  (1,491)         (25)        (14)
                                                                                                -------        ------      ------
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Restated .........  30,122        2,834         242
                                                                                                -------        ------      ------
                                                                                                -------        ------      ------
OFFICE OF THE PREMIER
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Estimates ........  49,727          949         367
 Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
  Capital city allowance, ministerial travel between Victoria/constituency ....................     146           --          --
 Transfer to Ministry of Attorney General
  Internal printing expense ...................................................................     (83)          --          --
  Printing expenses adjustment ................................................................     (17)          --          --
  Public Information Working Group ............................................................     (48)          --          --
 Transfer to Ministry of Children and Family Development
  One FTE .....................................................................................     (80)          --          (1)
 Transfer to Ministry of Community, Aboriginal and Women's Services
  Provincial Carillon funds ...................................................................     (25)          --          --
 Transfer to Ministry of Competition, Science and Enterprise
  One FTE .....................................................................................     (40)          --          (1)
 Transfer to Ministry of Energy and Mines
  One FTE .....................................................................................     (67)          --          (1)
 Transfer to Ministry of Forests
  One FTE .....................................................................................     (55)          --          (1)
 Transfer to Ministry of Management Services
  Government Chief Information Office .........................................................  (2,287)        (130)        (18)
 Transfer to Ministry of Public Safety and Solicitor General
  One FTE .....................................................................................     (64)          --          (1)
 Transfer to Ministry of Transportation
  One FTE .....................................................................................     (45)          --          (1)
                                                                                                -------        ------      ------
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Restated .........  47,062          819         343
                                                                                                -------        ------      ------
                                                                                                -------        ------      ------

ADVANCED EDUCATION
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Estimates ....... 1,899,696       2,685         278
 Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
  Capital city allowance, ministerial travel between Victoria/constituency ....................      16           --          --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems, printing services      --         (195)         --
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association ............................................................    (705)          --          --
                                                                                                -------        ------      ------
Total Operating Expense, Capital Expenditures, and Authorized FTEs - 2002/03 Restated ........ 1,899,007       2,490         278
                                                                                                -------        ------      ------
                                                                                                -------        ------      ------

194                            ESTIMATES, 03/04

                                                                      SCHEDULE A

      CONSOLIDATED REVENUE FUND OPERATING EXPENSE, CAPITAL EXPENDITURES AND
                          FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense        Expenditures         FTEs
                                                                                         $000             $000
                                                                                       ---------       ------------       --------
AGRICULTURE, FOOD AND FISHERIES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
    2002/03
Estimate..........................................................................         64,078           1,432             360
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
    printing services.............................................................             --            (202)             (9)
 Transfer to Other Appropriations - Contingencies (All Ministries) and New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .......            (17)             --              --
                                                                                         ---------      ----------        --------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
    2002/03 Restated .............................................................         64,061           1,230             351
                                                                                         ---------      ----------        --------
                                                                                         ---------      ----------        --------
ATTORNEY GENERAL
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
   2002/03 Estimates..............................................................        556,228          25,572           3,635
 Transfer from Office of the Premier
  Internal printing expense ......................................................             83              --              --
  Printing expenses adjustment ...................................................             17              --              --
  Public information working group ...............................................             48              --              --
 Transfer from Ministry of Public Safety and Solicitor General
  Amortization budget on capital requested for personal computers ................             33              --              --
  Communication support to policy, planning and legislation ......................             50              --              --
  Funding for information technology systems services ............................            800              --              --
  Office of the Superintendent of Motor Vehicles .................................            492              --               6
 Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .......             63              --              --
  Child Commissioner's Office ....................................................          1,200              --              --
 Transfer to Officers of the Legislature
  Lobbyist registration program ..................................................            (97)             --              (1)
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
    printing services.............................................................             --          (6,050)           (122)
 Transfer to Ministry of Public Safety and Solicitor General
  Drug Court .....................................................................            (42)             --              (2)
  E-mail and network costs .......................................................           (114)             --              --
  Funding for Office for Children and Youth to provide for fatality reviews ......           (200)             --              (2)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association ...............................................            (47)             --              --
                                                                                         ---------      ----------        --------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
    2002/03 Restated..............................................................        558,514          19,522           3,514
                                                                                         ---------      ----------        --------
                                                                                         ---------      ----------        --------
CHILDREN AND FAMILY DEVELOPMENT
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
    2002/03 Estimate..............................................................      1,558,430          18,042           4,907
 Transfer from Office of the Premier
  One FTE ........................................................................             80              --               1
 Transfer from Ministry of Public Safety and Solicitor General
  Metchosin Camp Property ........................................................            103              --              --
 Transfer from Other Appropriations - Contingencies (All Ministries) and New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .......             30              --              --
  School based programs ..........................................................         31,000              --              --
 Transfer to Ministry of Health Services
  Centralization of library resources ............................................            (59)             --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
    printing services.............................................................             --              --             (39)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association ...............................................         (2,040)             --              --
                                                                                        ----------      ----------        --------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated.............................................................      1,587,544          18,042           4,869
                                                                                        ----------      ----------        --------
                                                                                        ----------      ----------        --------

                            ESTIMATES, 03/04                                 195

                                                                      SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
             CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03


                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------
COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
      2002/03 Estimate..........................................................        554,828           9,575           1,107
 Transfer from Office of the Premier
  Provincial Carillon funds ....................................................             25              --              --
 Transfer from Ministry of Human Resources
  Child care subsidy and youth parents programs ................................          8,999              --             138
  Child care subsidy program ...................................................        107,302              --              --
  One FTE ......................................................................             44              --               1
 Transfer from Ministry of Management Services
  BC Archives ..................................................................          3,070             196              32
 Transfer from Other Appropriations - Contingencies (All Ministries) and New
  Programs Capital city allowance, ministerial travel between
  Victoria/constituency .......................................................             27              --              --
 Transfer to Ministry of Management Services
  Government Agents ............................................................        (21,526)         (1,000)           (284)
  Support for shared services: human resources, payroll, information systems,
     printing services..........................................................             --          (1,802)            (27)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association .............................................           (205)             --              --
                                                                                     -----------      ----------       ---------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated...........................................................        652,564           6,969             967
                                                                                     -----------      ----------       ---------
                                                                                     -----------      ----------       ---------
COMPETITION, SCIENCE AND ENTERPRISE

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimate...........................................................         53,680           1,105             202
 Transfer from Office of the Premier
  One FTE ......................................................................             40              --               1
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             67              --              --
 Transfer to Ministry of Management Services
  Science, Technology and Telecommunications ...................................         (2,398)             --              (9)
  Support for shared services: human resources, payroll, information systems,
     printing services..........................................................             --            (300)            (17)
                                                                                     -----------      ----------       ---------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated...........................................................         51,389             805             177
                                                                                     -----------      ----------       ---------
                                                                                     -----------      ----------       ---------

EDUCATION

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................      4,861,081           3,976             353
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             95              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
      printing services.........................................................             --            (695)            (27)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association .............................................         (1,250)             --              --
                                                                                     -----------      ----------       ---------
Total Operating Expense, Capital Expenditures, and Authorized
      FTEs - 2002/03 Restated...................................................      4,861,176           3,281             326
                                                                                     -----------      ----------       ---------
                                                                                     -----------      ----------       ---------

ENERGY AND MINES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
      2002/03 Estimate..........................................................         50,144           1,002             243
 Transfer from Office of the Premier
  One FTE ......................................................................             67              --               1
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs Offshore Oil and Gas ............................................          2,150              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
      printing services.........................................................             --            (317)             --
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (19)             --              --
                                                                                     -----------      ----------       ---------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated...........................................................         52,342             685             244
                                                                                     -----------      ----------       ---------
                                                                                     -----------      ----------       ---------

196                             ESTIMATES, 03/04

                                                                      SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
              CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

FINANCE

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimate...........................................................         27,216           9,689             559
 Transfer from Ministry of Management Services
  Corporate and Ministry Support Services Division .............................         13,135             780              83
  Procurement governance funding ...............................................            350              --               3
  Support for shared services: human resources, payroll, information systems,
    printing services ..........................................................             --              --               1
 Transfer from Other Appropriations - Contingencies (All Ministries) and
    New Programs
    Capital city allowance, ministerial travel between Victoria/constituency ...          1,280              --              --
 Transfer from Other Appropriations - Public Sector Employers' Council
  Public Sector Employers' Council .............................................         14,812               3              13
 Transfer from Other Appropriations - Unclaimed Property
  Unclaimed Property special account ...........................................            931             145               4
 Transfer to Ministry of Management Services
  Corporate Accounting System ..................................................             (1)         (5,000)            (60)
  Internal audit funding .......................................................            (60)             --              --
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --            (459)             (1)
 Transfer to Ministry of Provincial Revenue
  Internal audit funding .......................................................            (60)             --              --
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (15)             --              --
                                                                                     ------------    ------------     -----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................         57,588           5,158             602
                                                                                     ------------    ------------     -----------
                                                                                     ------------    ------------     -----------

FORESTS

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        620,914          19,120           3,569
 Transfer from Office of the Premier
  One FTE ......................................................................             55              --               1
 Transfer from Ministry of Water, Land and Air Protection

  Centralization of library resources ..........................................            204              --               1
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            109              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          (1,800)           (101)
                                                                                     ------------    ------------     -----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        621,282          17,320           3,470
                                                                                     ------------    ------------     -----------
                                                                                     ------------    ------------     -----------

HEALTH PLANNING

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimate ..........................................................         16,633              --             135
 Transfer from Ministry of Health Services
  Vital Statistics Special Operating Agency ....................................          7,109           1,578              93
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             29              --              --
 Transfer to Ministry of Health Services
  Primary care funding from federal government .................................             --              --              (8)
  Rural health care program ....................................................           (591)             --              (5)
                                                                                     ------------    ------------     -----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................         23,180           1,578             215
                                                                                     ------------    ------------     -----------
                                                                                     -----------    ------------     -----------

                                ESTIMATES, 03/04                             197

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
              CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

HEALTH SERVICES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................     10,205,400          23,890           2,789
 Transfer from Ministry of Children and Family Development
  Centralization of library resources ..........................................             59              --              --
 Transfer from Ministry of Health Planning
  Primary care funding from federal government .................................             --              --               8
  Rural health care program ....................................................            591              --               5
 Transfer from Ministry of Human Resources
  Funding for general anesthesia for non-cosmetic restorative dental services ..          1,000              --              --
 Transfer to Ministry of Health Planning
  Vital Statistics Special Operating Agency ....................................         (7,109)         (1,578)            (93)
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          (1,350)            (55)
 Transfer to Ministry of Provincial Revenue
  Medical Services Plan billings and collection functions ......................         (5,373)         (1,000)            (36)
 Transfer to Ministry of Public Safety and Solicitor General
  Two FTEs .....................................................................             --              --              (2)
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (48)             --              --
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association .............................................         (8,554)             --              --
                                                                                    ------------     -----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................     10,185,966          19,962           2,616
                                                                                    ------------     -----------      ----------
                                                                                    ------------     -----------      ----------

HUMAN RESOURCES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................      1,789,143          23,555           2,799
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             13              --              --
 Transfer to Ministry of Community, Aboriginal and Women's Services
  Child care subsidy and young parents programs ................................         (8,999)             --            (138)
  Child care subsidy program ...................................................       (107,302)             --              --
  One FTE ......................................................................            (44)             --              (1)
 Transfer to Ministry of Health Services
  Funding for general anesthesia for non-cosmetic restorative dental services ..         (1,000)             --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          (2,175)            (61)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association .............................................            (10)             --              --
                                                                                    ------------     -----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................      1,671,801          21,380           2,599
                                                                                    ------------     -----------      ----------
                                                                                    ------------     -----------      ----------

198                                ESTIMATES, 03/04

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
              CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------
MANAGEMENT SERVICES

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................         47,843          28,317           1,336
 Transfer from Office of the Premier
  Government Chief Information Office ..........................................          2,287             130              18
 Transfer from Ministries
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          24,378             614
 Transfer from Ministry of Community, Aboriginal and Women's Services
  Government Agents ............................................................         21,526           1,000             284
 Transfer from Ministry of Competition, Science and Enterprise
  Science, Technology and Telecommunications ...................................          2,398              --               9
 Transfer from Ministry of Finance
  Corporate Accounting System ..................................................              1           5,000              60
  Internal audit funding .......................................................             60              --              --
 Transfer from Other Appropriations
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --              73              --
 Transfer to Legislation
  Legislative building facilities ..............................................         (1,917)             --              --
 Transfer to Ministry of Community, Aboriginal and Women's Services
  BC Archives ..................................................................         (3,070)           (196)            (32)
 Transfer to Ministry of Finance
  Corporate and Ministry Support Services Division .............................        (13,135)           (780)            (83)
  Procurement governance funding ...............................................           (350)             --              (3)
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --              --              (1)
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (58)             --              --
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................         55,585          57,922           2,202
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

PROVINCIAL REVENUE

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................         45,278          11,000             908
 Transfer from Ministry of Finance
  Internal audit funding .......................................................             60              --              --
 Transfer from Ministry of Health Services
  Medical Services Plan billings and collection functions ......................          5,373           1,000              36
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          (2,000)             (7)
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (13)             --              --
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................         50,698          10,000             937
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

                                ESTIMATES, 03/04                            199

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
              CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

PUBLIC SAFETY AND SOLICITOR GENERAL

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        506,491           7,446           2,758
 Transfer from Office of the Premier
  One FTE ......................................................................             64              --               1
 Transfer from Ministry of Attorney General
  Drug Court ...................................................................             42              --               2
  E-mail and network costs .....................................................            114              --              --
  Office for Children and Youth funding to provide for fatality reviews ........            200              --               2
 Transfer from Ministry of Health Services
  Two FTEs .....................................................................             --              --               2
 Transfer from Ministry of Transportation
  Integration of public safety within government ...............................          4,108             250              61
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             17              --              --
 Transfer to Ministry of Attorney General
  Amortization budget ..........................................................            (33)             --              --
  Communication support ........................................................            (50)             --              --
  Funding for information technology systems services ..........................           (800)             --              --
  Office of the Superintendent of Motor Vehicles ...............................           (492)             --              (6)
 Transfer to Ministry of Children and Family Development
  Metchosin camp property ......................................................           (103)             --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --              --              (6)
 Transfer to Other Appropriations - Public Sector Employers' Council
  Funding for employer association .............................................            (62)             --              --
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        509,496           7,696           2,814
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

SKILLS DEVELOPMENT AND LABOUR

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................         28,728           1,530             476
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             72              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --            (179)             --
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................         28,800           1,351             476
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

SUSTAINABLE RESOURCE MANAGEMENT

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        117,770          25,088           1,385
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --            (473)            (90)
 Transfer to Ministry of Water, Land and Air Protection
  Park land, ecological reserves and critical fish and wildlife conservation
  projects .....................................................................           (267)        (16,500)             (3)
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....             (6)             --              --
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        117,497           8,115           1,292
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

200                             ESTIMATES, 03/04

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
             CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

TRANSPORTATION

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        738,505           8,750           1,695
 Transfer from Office of the Premier
  One FTE ......................................................................             45              --               1
 Transfer from Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Inland ferries ...............................................................            200              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --            (635)            (52)
 Transfer to Ministry of Public Safety and Solicitor General
  Integration of public safety within government ...............................         (4,108)           (250)            (61)
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (10)             --              --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        734,632           7,865           1,583
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

WATER, LAND AND AIR PROTECTION

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        162,494          18,800           1,138
 Transfer from Ministry of Sustainable Resource Management
  Park land, ecological reserves and critical fish and wildlife conservation
  projects .....................................................................            267          16,500               3
 Transfer to Ministry of Forests
  Centralization of library resources ..........................................           (204)             --              (1)
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --          (5,746)             --
 Transfer to Other Appropriations - Contingencies (All Ministries) and
  New Programs
  Capital city allowance, ministerial travel between Victoria/constituency .....            (23)             --              --
  Restatement for parks, hunting and angling fees recoveries ...................        (13,976)             --              --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        148,558          29,554           1,140
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

OTHER APPROPRIATIONS - CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................        210,000          20,000              --
 Transfer to Ministries
  Capital city allowance, ministerial travel between Victoria/constituency .....         (1,755)             --              --
 Transfer to Ministry of Attorney General
  Child Commissioner's Office ..................................................         (1,200)             --              --
 Transfer to Ministry of Children and Family Development
  School based programs ........................................................        (31,000)             --              --
 Transfer to Ministry of Energy and Mines
  Offshore Oil and Gas .........................................................         (2,150)             --              --
 Transfer to Ministry of Transportation
  Inland ferries ...............................................................           (200)             --              --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................        173,695          20,000              --
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

OTHER APPROPRIATIONS - ENVIRONMENTAL ASSESSMENT OFFICE

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................          3,470             112              35
 Transfer from Other Appropriations - Environmental Appeal Board and the
  Forest Appeals Commission
  Environmental Assessment Board ...............................................             72              --              --
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --             (11)             --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................          3,542             101              35
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

                                   ESTIMATES, 03/04                         201

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
             CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

OTHER APPROPRIATIONS - ENVIRONMENTAL APPEAL BOARD AND THE FOREST APPEALS COMMISSION
    (FORMERLY ENVIRONMENTAL BOARDS AND FOREST APPEALS COMMISSION)

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................          1,967              85              11
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --             (20)             --
 Transfer to Other Appropriations - Environmental Assessment Office
  Environmental Assessment Board ...............................................            (72)             --              --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................          1,895              65              11
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

OTHER APPROPRIATIONS - PUBLIC SECTOR EMPLOYERS' COUNCIL

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................          1,939              15              13
 Transfer from Ministry of Advanced Education
  Funding for employer association .............................................            705              --              --
 Transfer from Ministry of Attorney General
  Funding for employer association .............................................             47              --              --
 Transfer from Ministry of Children and Family Development
  Funding for employer association .............................................          2,040              --              --
 Transfer from Ministry of Community, Aboriginal and Women's Services
  Funding for employer association .............................................            205              --              --
 Transfer from Ministry of Education
  Funding for employer association .............................................          1,250              --              --
 Transfer from Ministry of Health Services
  Funding for employer association .............................................          8,554              --              --
 Transfer from Ministry of Human Resources
  Funding for employer association .............................................             10              --              --
 Transfer from Ministry of Public Safety and Solicitor General
  Funding for employer association .............................................             62              --              --
 Transfer to Ministry of Finance
  Funding for Public Sector Employers' Council .................................        (14,812)             (3)            (13)
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --             (12)             --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................             --              --              --
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

OTHER APPROPRIATIONS - INSURANCE AND RISK MANAGEMENT

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................         16,715           1,000              28
 Transfer to Ministry of Management Services
  Support for shared services: human resources, payroll, information systems,
  printing services ............................................................             --             (30)             --
 Restatement of Insurance and Risk Management special account recoveries .......        (16,715)             --              --
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................             --             970              28
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

OTHER APPROPRIATIONS - OFFICE OF THE CHILD YOUTH AND FAMILY ADVOCATE

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................             --              --              --
 Transfer from Officers of the Legislature
  Office of the Child Youth and Family Advocate ................................          1,491              25              14
                                                                                      ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................          1,491              25              14
                                                                                      ----------      ----------      ----------
                                                                                      ----------      ----------      ----------

202                            ESTIMATES, 03/04

                                                                     SCHEDULE A

                  CONSOLIDATED REVENUE FUND OPERATING EXPENSE,
             CAPITAL EXPENDITURES AND FTE RECONCILIATION - 2002/03

                                                                                       Operating         Capital
                                                                                        Expense       Expenditures        FTEs
                                                                                         $000            $000
                                                                                       ---------      ------------       ------

OTHER APPROPRIATIONS - UNCLAIMED PROPERTY

Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Estimates .........................................................            931             145               4
 Transfer to Ministry of Finance
  Unclaimed Property special account ...........................................           (931)           (145)             (4)
                                                                                       ----------      ----------      ----------
Total Operating Expense, Capital Expenditures, and Authorized FTEs -
     2002/03 Restated ..........................................................             --              --              --
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------



ALL SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS

Total Consolidated Revenue Fund Operating Expense, Authorized FTEs and
     Capital Expenditures - 2002/03 Estimates ..................................     25,556,000         301,315          31,608
 Total Transfers from Special Offices, Ministries and Other Appropriations ....        279,908          51,058           1,500
  Total Transfers to Special Offices, Ministries and Other Appropriations ......       (279,908)        (51,058)         (1,500)
  Restatement for parks, hunting and angling fees recoveries ...................        (13,976)             --              --
  Restatement of Insurance and Risk Management special account recoveries ......        (16,715)             --              --
                                                                                       ----------      ----------      ----------
Total Consolidated Revenue Fund Operating Expense, Authorized FTEs and
     Capital Expenditures - 2002/03 Restated ...................................     25,525,309         301,315          31,608
                                                                                       ----------      ----------      ----------
                                                                                       ----------      ----------      ----------

                              ESTIMATES, 03/04                               203

                                                                      SCHEDULE B

                         SPECIAL ACCOUNTS(1) -- SUMMARY
                  (for the Fiscal Year Ending March 31, 2004)
                                     ($000)

                                                                                                                          SPENDING
                                          SPENDING                                                                        AUTHORITY
                                          AUTHORITY   OPERATING TRANSACTIONS   General   FINANCING TRANSACTIONS Working   AVAILABLE
                                          AVAILABLE   ----------------------     Fund    ---------------------- Capital    MARCH 31
                                        APRIL 1, 2003  Revenue    Expense    Transfer(2) Receipts DisbursementsAdjustment(3) 2004
------------------------------------------------------------------------------------------------------------------------------------
SPECIAL ACCOUNTS
 BC Timber Sales ......................    120,882     281,500    (138,179    (107,447)       --      (35,290)      153      121,619
 Build BC .............................     58,821          --          --          --        --           --        --       58,821
 Crown Land Special Account ...........     50,000      65,870          --     (65,770)      900       (1,000)       --       50,000
 First Citizens' Fund .................     15,090       3,962      (3,962)      9,000        --           --        --       24,090
 Forest Stand Management Fund .........     15,377       3,674      (1,490)         --        --           --        --       17,561
 Forfeited Crime Proceeds Fund ........        325         100          --          --        --           --        --          425
 Health Special Account ...............         --     147,250    (147,250)         --        --           --        --           --
 Industry Training and Apprenticeship .      4,806      78,968     (78,438)         --        --         (190)      285        5,431
 Inmate Work Program ..................      1,699       1,550      (1,540)         --        --          (93)       47        1,663
 Insurance and Risk Management ........    142,083       3,250          --          --        --         (670)      489      145,152
 Livestock Protection .................        108          20         (20)         --        --           --        --          108
 Medical and Health Care Services .....        306          --          --          --        --           --        --          306
 Northern Development Fund ............      7,457         600      (1,500)         --        --           --        --        6,557
 Olympic Arts Fund ....................      5,002         483        (483)      5,000        --           --        --       10,002
 Physical Fitness and Amateur Sports
  Fund ................................      7,175       2,215      (2,215)      5,500        --           --        --       12,675
 Provincial Home Acquisition ..........    482,634          25         (25)         --        75          (40)       --      482,669
 Provincial Treasury Revenue Program ..      9,096         310          --          --        --           --        --        9,406
 Public Guardian and Trustee of British
  Columbia ............................     11,029      17,823     (17,351)         --        --         (889)      483       11,095
 Purchasing Commission Working Capital
  Account .............................         --          --          --          --        --           --        --           --
 South Moresby Forest Replacement .....     24,536         711      (3,000)         --        --           --        --       22,247
 Sustainable Environment Fund .........     26,986      31,345     (31,345)         --        --           --        --       26,986
 Unclaimed Property ...................      5,000       2,500        (809)     (1,683)       --          (10)        2        5,000
 University Endowment Lands
 Administration .......................     13,251       3,142      (3,142)         --        --           --        --       13,251
 Vancouver Island Natural Gas Pipeline          --          --          --          --        --           --        --           --
 Victims of Crime Act .................     20,149       9,500      (7,325)         --        --           --        --       22,324
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------
                                         1,021,812     654,798    (438,074)   (155,400)      975      (38,182)    1,459    1,047,388
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------

TRANSFERS FROM VOTED APPROPRIATIONS
 TO SPECIAL ACCOUNTS(4)

 Industry Training and Apprenticeship .         --     (78,438)     78,438          --        --          --        --          --
 Public Guardian and Trustee of
  British Columbia ....................         --      (6,497)      6,497          --        --          --        --          --
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------
                                                --     (84,935)     84,935          --        --          --        --          --
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------


TOTAL SPECIAL ACCOUNTS (NET OF
 TRANSFERS) ........................... 1,021,812     569,863    (353,139)   (155,400)      975     (38,182)    1,459   1,047,388
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------
                                         ---------    --------    ---------   ---------    ------     --------   -------   ---------
------------------------------------------------------------------------------------------------------------------------------------

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the SUPPLY ACT.

(2)  General Fund Transfers consist of changes in statutory spending authority.

(3) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in accumulated amortization, inventory, and accounts receivable and payable.

(4) Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations.
     This net amount of special account expense is then deducted from total expenses in the determination of SUPPLY ACT requirements shown on page 13.

204                             ESTIMATES, 03/04

                                                                      SCHEDULE C

                             FINANCING TRANSACTIONS
                          PREPAID CAPITAL ADVANCES (1)
                   (for the Fiscal Year Ending March 31, 2004)
                                     ($000)

                                                                                                                NET CASH
                                                                                                                 SOURCE
                                                                   Receipts                Disbursements      (REQUIREMENT)
------------------------------------------------------------------------------------------------------------------------------
MINISTRY OF ADVANCED EDUCATION(2)
Prepaid Capital Advances                                                --                   212,410            (212,410)

MINISTRY OF EDUCATION(2)
Prepaid Capital Advances                                                --                   195,000            (195,000)

MINISTRY OF HEALTH SERVICES(2)
Prepaid Capital Advances                                                --                   202,500            (202,500)

MINISTRY OF TRANSPORTATION(2)
Prepaid Capital Advances (British Columbia Transit)                     --                     4,050              (4,050)
Prepaid Capital Advances (Rapid Transit Project 2000)                   --                    42,340             (42,340)

                                                                 -----------               ----------          ----------
TOTAL PREPAID CAPITAL ADVANCES                                          --                   656,300            (656,300)
                                                                 -----------               ----------          ----------
                                                                 -----------               ----------          ----------
------------------------------------------------------------------------------------------------------------------------------

(1) Commencing in 1998/99, loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Commencing with the 2000/01 fiscal year, loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, public transit and health facilities capital is now raised directly through the CRF, these financial requirements are included in the annual SUPPLY ACT.

(2) Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus and equipment purchases. Disbursements by the Ministry of Health Services are for capital costs of new buildings, renovations and improvements for health facilities and agencies. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

                                ESTIMATES, 03/04                             205

                                                                      SCHEDULE D

                             FINANCING TRANSACTIONS
                              CAPITAL EXPENDITURES
                  (FOR THE FISCAL YEAR ENDING MARCH 31, 2004)
                                     ($000)

                                         Land and                       Office                              Roads,
                                         Land                          Furniture                  Tenant   Bridges
                                         Improve-         Specialized    and        Information   Improve-   and
                                         ments   Buildings Equipment Equipment Vehicles Systems    ments   Ferries   Other    Total
SPECIAL OFFICES AND MINISTRIES

  Legislation ........................      --       --       --       284       --         386       --       --      --        670
  Officers of the Legislature ........      --       --       --        28       --       1,269       --       --      --      1,297
  Office of the Premier ..............      --       --       --        46       --         563       --       --      --        609
  Ministry of Advanced Education .....      --       --       --       100       --       1,910      560       --      --      2,570
  Ministry of Agriculture, Food
    and Fisheries ....................      --       --      323       161      760         691       55       --      --      1,990
  Ministry of Attorney General .......      --       --      982       390      240       5,501    2,707       --      --      9,820
  Ministry of Children and Family
    Development ......................      --       --       --       550      200      15,000    1,400       --      --     17,150
  Ministry of Community, Aboriginal
    and Women's Services .............      --       --       --        --      320       3,197      100       --      --      3,617
  Ministry of Competition, Science
    and Enterprise ...................      --       --       --        30       --         622       --       --      --        652
  Ministry of Education ..............      --       --       --       300       --       4,629      200       --      --      5,129
  Ministry of Energy and Mines .......      --       --       90        62       30         378      100       --      --        660
  Ministry of Finance ................      --       --       10       262       --       5,295      309       --      --      5,876
  Ministry of Forests ................      --      700    4,790       240    2,200       7,260      500       --      --     15,690
  Ministry of Health Planning ........      --       --        5        20       --         575       --       --      --        600
  Ministry of Health Services ........      --       --    1,843       400    6,000       7,788       --       --      --     16,031
  Ministry of Human Resources ........      --       --       --     3,183       --      11,825      320       --      --     15,328
  Ministry of Management Services ....      --       --    1,889       528       95      55,693      460       --      --     58,665
  Ministry of Provincial Revenue .....      --       --       --       175       --       9,135      424       --      --      9,734
  Ministry of Public Safety and
    Solicitor General ................      --       --      550        67    1,302       4,316    1,195       --      --      7,430
  Ministry of Skills Development and
    Labour ...........................      --       --       --        40       --       3,322      150       --      --      3,512
  Ministry of Sustainable Resource
    Management .......................      --       --      100       110      437       7,595      100       --      --      8,342
  Ministry of Transportation .........      --      350    3,610        80      560       1,850       --       --      --      6,450
  Ministry of Water, Land and Air
    Protection .......................  84,100       --    1,570        --       --       1,250       --       --      --     86,920


OTHER APPROPRIATIONS

  Contingencies (All Ministries) and
    New Programs(1) ..................      --       --       --        --       --          --       --       --   30,000    30,000
  Government Restructuring
    (All Ministries)(1) ..............      --       --       --        --       --          --   10,000       --   5,000     15,000
  Environmental Assessment Office ....      --       --       --        47       --          56       --       --      --        103
  Environmental Appeal Board and
  Forest Appeals Commission ..........      --       --       --        10       --          35       --       --      --         45
  Forest Practices Board .............      --       --       --        25       --          75       --       --      --        100
  Insurance and Risk Management ......      --       --       --        24       --         646       --       --      --        670
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
  CONSOLIDATED REVENUE FUND SUBTOTAL(2) 84,100    1,050   15,762     7,162   12,144     150,862   18,580       --  35,000    324,660
   TAXPAYER-SUPPORTED CROWN
   CORPORATIONS AND AGENCIES(3) ......      --  105,000       --        --    7,000          --       --  298,000  59,000    469,000
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
TOTAL ................................  84,100  106,050   15,762     7,162   19,144     150,862   18,580  298,000  94,000    793,660
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
SUMMARY

Consolidated Revenue Fund - Voted
  Appropriations .....................  84,100    1,050   15,669     7,114   12,144     148,471   18,580       --   35,000   322,128
Consolidated Revenue Fund - Special
  Accounts(4) ........................      --       --       93        48       --       2,391       --       --      --      2,532
Taxpayer-Supported Crown Corporations
  and Agencies .......................      --  105,000       --        --    7,000          --       --  298,000   59,000   469,000
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
TOTAL ................................  84,100  106,050   15,762     7,162   19,144     150,862   18,580  298,000   94,000   793,660
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------
                                       -------  -------   ------    ------   ------     -------   ------  -------  ------    -------

(1)  Administered by the Minister of Finance.

(2) These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3)  See Schedule D1.

(4) The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2003/04 SUPPLEMENT TO THE ESTIMATES.

206                          ESTIMATES, 03/04


                                                                   SCHEDULE D1
                           FINANCING TRANSACTIONS
                   CAPITAL EXPENDITURES - TAXPAYER-SUPPORTED
                      CROWN CORPORATIONS AND AGENCIES(1)
                  (for the Fiscal Year Ending March 31, 2004)
                                   ($000)



                                                                                           Roads,
                                                                                           Bridges and
                                                              Buildings      Vehicles      Ferries         Other(1)        Total
---------------------------------------------------------------------------------------------------------------------------------
CROWN CORPORATIONS AND AGENCIES

British Columbia Buildings Corporation                        38,000               --              --         --          38,000
BC Transportation Financing Authority                             --               --         298,000         --         298,000
British Columbia Transit                                          --            7,000              --         --           7,000
Vancouver Convention and Exhibition Centre Expansion
Project(2)                                                    67,000               --              --         --          67,000
Other                                                             --               --              --     59,000          59,000
                                                             --------          -------      ----------   --------        --------
                        Total                                105,000            7,000         298,000     59,000         469,000
                                                             --------          -------      ----------   --------        --------
                                                             --------          -------      ----------   --------        --------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents infrastructure-related capital expenditures, funded through the government's Consolidated Capital Plan, as well as other capital expenditures made by taxpayer-supported Crown corporations and agencies.
(2) The Vancouver Convention and Exhibition Centre Expansion Project will be delivered through a provincial Crown corporation with capital contributions provided by the Ministry of Competition, Science and Enterprise.

                             ESTIMATES, 03/04                              207


                                                                    SCHEDULE E
                            FINANCING TRANSACTIONS
                 LOANS, INVESTMENTS AND OTHER REQUIREMENTS(1)
                 (for the Fiscal Year Ending March 31, 2004)
                                    ($000)

                                                                                                                         NET CASH
                                                                                                                          SOURCE
                                                                                         Receipts    Disbursements    (REQUIREMENT)
-----------------------------------------------------------------------------------------------------------------------------------
MINISTRY OF ADVANCED EDUCATION
  British Columbia Student Loan Program -- Loan repayments (receipts) and new loans         8,989           208,545        (199,556)

MINISTRY OF AGRICULTURE, FOOD AND FISHERIES
  AGRICULTURE CREDIT ACT -- Loan repayments (receipts)                                        870                --             870
  Crop Insurance Stabilization -- Premium (receipts) and recoverable advances to
  the Crop Insurance Trust Fund                                                             3,000             3,000              --

MINISTRY OF ATTORNEY GENERAL
  Interest on Trusts and Deposits -- Interest on trust funds and deposits
  belonging to third parties                                                                  670               670              --
  Treaty Settlement and Implementation Costs --
  Payments to First Nations in accordance with treaty agreements                               --            17,589         (17,589)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT
  Human Services Providers Financing Program -- Principal repayments (receipts)                 6                --               6

MINISTRY OF ENERGY AND MINES
  Columbia Basin Accord -- Investment in the Columbia Power Corporation and the
  Columbia Basin Trust joint venture                                                           --            50,000         (50,000)

MINISTRY OF FORESTS
  BC Timber Sales (Special Account) -- Development of timber for sale in future years          --            34,610         (34,610)

MINISTRY OF HEALTH SERVICES
  Health Innovation Incentive Program -- Loan repayments (receipts)                         2,034                --           2,034

MINISTRY OF PROVINCIAL REVENUE
  International Fuel Tax Agreement (MOTOR FUEL TAX ACT ) -- Moneys collected for,
  and transferred to, other jurisdications                                                  4,800             3,900             900
  LAND TAX DEFERMENT ACT -- Repayments of outstanding loans (receipts) and payments
  to local government for property taxes                                                   14,000            18,600          (4,600)
  Provincial Home Acquisition (Special Account) -- Repayments of outstanding loans
  (receipts) and guarantee claims and other disbursements                                      75                40              35

MINISTRY OF SUSTAINABLE RESOURCE MANAGEMENT
  Crown Land Special Account (Special Account) -- Loan repayment and loan sales
  deposit (receipts) and land acquisition, servicing and development costs                    900             1,000            (100)
                                                                                         ---------          --------       ---------
         CONSOLIDATED REVENUE FUND SUBTOTAL                                                35,344           337,954        (302,610)
                                                                                         ---------          --------       ---------
                                                                                         ---------          --------       ---------
TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES(2)                                          --                --        (440,000)
                                                                                         ---------          --------       ---------
TOTAL                                                                                      35,344           337,954        (742,610)
                                                                                         ---------          --------       ---------
                                                                                         ---------          --------       ---------


SUMMARY
  Voted Appropriations                                                                     34,369           302,304        (267,935)
  Special Accounts                                                                            975            35,650         (34,675)
  Taxpayer-Supported Crown Corporations and Agencies                                           --                --        (440,000)
                                                                                         ---------          --------       ---------
TOTAL                                                                                      35,344           337,954        (742,610)
                                                                                         ---------          --------       ---------
                                                                                         ---------          --------       ---------
-----------------------------------------------------------------------------------------------------------------------------------

(1) The purpose of this table is to show the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries, in order to fully disclose the government's financial transactions and provide documentation for the SUPPLY ACT which authorizes financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2) The total net cash source (requirement) for taxpayer-supported Crown corporation and agency financing transactions is disclosed for information only.

208                          ESTIMATES, 03/04


                                                                    SCHEDULE F
                           FINANCING TRANSACTIONS
         REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(1)
                 (for the Fiscal Year Ending March 31, 2004)
                                   ($000)


                                                                                                                         NET CASH
                                                                                                                          SOURCE
                                                                                         Receipts    Disbursements    (REQUIREMENT)
-----------------------------------------------------------------------------------------------------------------------------------

MINISTRY OF ENERGY AND MINES

  OIL AND GAS COMMISSION ACT -- Fees collected for, and transferred to, the Oil
  and Gas Commission                                                                       17,800           17,800               --


MINISTRY OF PROVINCIAL REVENUE

  BRITISH COLUMBIA TRANSIT ACT (Motor Fuel Tax) -- Taxes collected for, and
  transferred to, British Columbia Transit                                                  8,000            8,000               --

  BUILD BC ACT (Motor Fuel and Social Services Taxes) -- Taxes collected for,
  and transferred to, the BC Transportation Financing Authority                           418,300          418,300               --

  GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (Motor Fuel and Social Service
  Taxes) -- Taxes collected for, and transferred to, the Greater Vancouver
  Transportation Authority                                                                260,600          260,600               --

  Rural Area Property Taxes -- Taxes collected for, and transferred to, local
  governments and entities                                                                190,000          190,000               --

  TOBACCO TAX AMENDMENT ACT -- Taxes collected for, and transferred to, the
  Cowichan Tribes                                                                           2,200            2,200               --

  Tourism British Columbia (HOTEL ROOM TAX ACT ) -- Hotel room taxes collected for,
  and transferred to, Tourism British Columbia                                             25,500           25,500               --
                                                                                         ---------          --------       ---------
TOTAL                                                                                     922,400          922,400               --
                                                                                         ---------          --------       ---------
                                                                                         ---------          --------       ---------
-----------------------------------------------------------------------------------------------------------------------------------

(1) The purpose of this table is to show the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries, in order to fully disclose the government's financial transactions and provide documentation for the SUPPLY ACT which authorizes financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

                             ESTIMATES, 03/04                              209


                                                                   SCHEDULE G
                   FULLTIME EQUIVALENT (FTE) EMPLOYMENT

      Fulltime equivalent (FTE) employment is the estimate of each special office's, ministry's, taxpayer-supported Crown corporation/agency's and regional authority's annualstaff utilization. The BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT defines staffutilization to include all employees whose salaries are paid directly by the taxpayer-supported government reporting entity. The term "fulltime equivalent" is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing eachspecial office's and ministry's total hours of permanent, auxiliary, temporary, seasonal and overtimee mployment paid, or estimatedto bepaid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation/agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and taxpayer-supported Crown corporation/agency for the 2002/03 and 2003/04 fiscal years. The 2002/03 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2002/03 FTE utilization is forecast to be 38,728 FTEs.

                                                                                   2002/03                            2003/04
-----------------------------------------------------------------------------------------------------------------------------
Legislation                                                                            230                                300
Officers of the Legislature                                                            242                                211
Office of the Premier                                                                  343                                312
Ministry of Advanced Education                                                         278                                237
Ministry of Agriculture, Food and Fisheries                                            351                                329
Ministry of Attorney General                                                         3,514                              3,464
Ministry of Children and Family Development                                          4,869                              4,274
Ministry of Community, Aboriginal and Women's Services                                 967                                799
Ministry of Competition, Science and Enterprise                                        177                                149
Ministry of Education                                                                  326                                317
Ministry of Energy and Mines                                                           244                                234
Ministry of Finance                                                                    602                                548
Ministry of Forests                                                                  3,470                              3,070
Ministry of Health Planning                                                            215                                209
Ministry of Health Services                                                          2,616                              2,525
Ministry of Human Resources                                                          2,599                              2,310
Ministry of Management Services                                                      2,202                              2,049
Ministry of Provincial Revenue                                                         937                                988
Ministry of Public Safety and Solicitor General                                      2,814                              2,827
Ministry of Skills Development and Labour                                              476                                451
Ministry of Sustainable Resource Management                                          1,292                                954
Ministry of Transportation                                                           1,583                              1,385
Ministry of Water, Land and Air Protection                                           1,140                                998
Management of Public Funds and Debt                                                     --                                 --
Other Appropriations                                                                   121                                109
                                                                                 ---------                          ---------
  Total                                                                             31,608                             29,049
                                                                                 ---------                          ---------
TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
  British Columbia Ferry Corporation(1)                                              3,430                                 --
  Other(2)                                                                           5,370                              5,270
                                                                                 ---------                          ---------
  Total Taxpayer-Supported Crown Corporations and Agencies                           8,800                              5,270
                                                                                 ---------                          ---------
REGIONAL AUTHORITIES(3)                                                                 --                                150
                                                                                 ---------                          ---------
TOTAL                                                                               40,408                             34,469
                                                                                 ---------                          ---------
                                                                                 ---------                          ---------
-----------------------------------------------------------------------------------------------------------------------------


(1) Reflects transfer of BC Ferry Corporation FTEs to the new independent British Columbia Ferry Services Inc.
(2) Includes 127 FTEs transferred from the Ministry of Community, Aboriginal and Women's Services to the Royal British Columbia Museum Crown agency which will be established this fiscal year.
(3) In 2003/04, the government reporting entity is expanded to include the Ministry of Children and Family Development (MCFD) governance authorities. Includes 150 FTEs transferred from MCFD.

210                          ESTIMATES, 03/04
                                                                    SCHEDULE H
        RECONCILIATION OF DEFICIT TO CHANGE IN TAXPAYER-SUPPORTED DEBT
                       AND STATEMENT OF TOTAL DEBT(1)


Estimates(1)           Revised Forecast                                                                              ESTIMATES
2002/03                 2002/03                                                                                       2003/04
$000                    $000                                                                                            $000
--------------------------------------------------------------------------------------------------------------------------------
                                          TAXPAYER-SUPPORTED DEBT

4,400,000               3,800,000         Deficit(2).........................................................        2,300,000
   74,000                  62,000         Self-Supported Crown Corporation and Agency Income in
                                            Excess of Contributions to the Consolidated Revenue Fund(3)......            7,000

(1,863,000)            (1,489,000)        Adjustment for Expenses Not Requiring Working Capital
                                            or Other Borrowing(4)............................................       (1,841,000)
  (228,668)            (1,599,000)        Working Capital Changes............................................          106,430
-----------         --------------                                                                                ------------
 2,382,332                774,000         Operating Requirement (Source).....................................          572,430
-----------         --------------                                                                                ------------

   894,120                619,000         Prepaid Capital Advances (Schedule C)..............................          656,300
   775,315                562,000         Tangible Capital Asset Expenditures (Schedule D)...................          793,660
-----------         --------------                                                                                ------------
 1,669,435              1,181,000         Capital Requirement................................................        1,449,960
-----------         --------------                                                                                ------------

   179,233                151,000         Loan, Investment and Other Requirements (Schedule E)...............          742,610
-----------         --------------                                                                                ------------

 4,231,000              2,106,000         Net Increase/(Decrease) in Taxpayer-Supported Debt.................        2,765,000
27,370,000             27,175,000         Taxpayer-Supported Debt, Beginning of Year(5)......................       29,281,000
-----------         --------------                                                                                ------------
31,601,000              29,281,000        Taxpayer-Supported Debt, End of Year...............................       32,046,000
  (222,000)               (194,000)       Less: Taxpayer-Supported Third Party Guarantees and
                                            Non-Guaranteed Debt..............................................         (175,000)
-----------         --------------                                                                                ------------
31,379,000              29,087,000        Taxpayer-Supported Debt, End of Year (net of guarantees
                                            and non-guaranteed  debt).......................................        31,871,000
-----------         --------------                                                                                ------------
                                          SELF-SUPPORTED DEBT
                                          Self-Supported Crown Corporation and Agency Debt
 7,442,000               6,998,000          British Columbia Hydro and Power Authority.......................        7,689,000
   639,000                 486,000          British Columbia Railway Company.................................          478,000
   296,000                 203,000          Other Crown Corporation and Agency Debt(6).......................          253,000
-----------         --------------                                                                                ------------
 8,377,000               7,687,000        Total Self-Supported Crown Corporation and Agency Debt.............        8,420,000
  (413,000)               (232,000)         Less: Debt Guarantees and Non-Guaranteed Debt....................         (264,000)
-----------         --------------                                                                                ------------
 7,964,000               7,455,000        Self-Supported Debt (net of guarantees and non-guaranteed
                                            debt)............................................................        8,156,000
-----------         --------------                                                                                ------------
750,000                 300,000           Forecast Allowance.................................................          500,000
-----------         --------------                                                                                ------------
40,093,000              36,842,000        Total Debt (net of guarantees and non-guaranteed debt)                    40,527,000
-----------         --------------                                                                                ------------
-----------         --------------                                                                                ------------

NOTES
(1) Further details on debt are provided in Appendix Table A15 in the Budget and Fiscal Plan - 2003/04 to 2005/06.
(2) For purposes of the debt reconciliation a deficit is shown as a positive amount since it increases government debt.
(3) Represents the elimination of self-supported Crown corporation/agency income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund. The excess earnings remain in the Crown corporation/agency and reduce self-supported Crown corporation/agency debt.
(4) These adjustments include, primarily, the amortization of capital assets and the forecast allowance.
(5) The 2002/03 Revised Forecast includes taxpayer-supported third party guarantees. The amount reported in the 2001/02 Public Accounts ($26,952 million) excludes third party guarantees of $223 million.
(6 ) Includes, primarily, the debt related to Columbia River power projects.

                              ESTIMATES, 03/04                             211


                                                                    SCHEDULE I
         SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES
                 (for the Fiscal Year Ending March 31, 2004)
                                   ($000)

      For each Minister (other than the Minister of Provincial Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT, commencing with the 2002/03 fiscal year. The estimated amount is described in section 5(1) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2)of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.
       Section 5(2) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT applies to the Minister of Provincial Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT applies to ministers of state, for whom expected results are specified by Treasury Board regulation and are itemized in minister of state accountability statements which appear in the corresponding ministry service plans.
       The table below shows, for each minister, the ministry and other appropriations for which the minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2003/04 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister is responsible for under section 5(1) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT for the 2003/04 fiscal year.

                                                                                                       2003/04            2003/04
                                                                                                       TOTAL OPERATING    ESTIMATED
MINISTER RESPONSIBLE                               MINISTRY AND OTHER APPROPRIATIONS                   EXPENSES (NET)     AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
PREMIER                                            Office of the Premier                                  52,270             52,270

MINISTER OF ADVANCED EDUCATION                     Ministry of Advanced Education                      1,899,007          1,899,007

MINISTER OF AGRICULTURE, FOOD AND FISHERIES        Ministry of Agriculture, Food and Fisheries            49,153             49,153

ATTORNEY GENERAL AND MINISTER
 RESPONSIBLE FOR TREATY NEGOTIATIONS               Ministry of Attorney General                          505,845
                                                   Citizens' Assembly                                      1,500            507,345

MINISTER OF CHILDREN AND FAMILY DEVELOPMENT        Ministry of Children and Family Development         1,451,472          1,451,472

MINISTER OF COMMUNITY, ABORIGINAL AND WOMEN'S      Ministry of Community, Aboriginal and Women's
 SERVICES                                          Services                                              665,551            665,551

MINISTER OF COMPETITION, SCIENCE AND ENTERPRISE    Ministry of Competition, Science and Enterprise       114,706            114,706

MINISTER OF EDUCATION                              Ministry of Education                               4,859,939          4,859,939

MINISTER OF ENERGY AND MINES                       Ministry of Energy and Mines                           56,631             56,631

MINISTER OF FINANCE                                Ministry of Finance                                    54,870
                                                   Management of Public Funds and Debt                   926,000
                                                   Contingencies (All Ministries) and New Programs       170,000
                                                   Government Restructuring (All Ministries)             190,000
                                                   BC Family Bonus                                        85,000
                                                   Commissions on Collection of Public Funds and               1
                                                   Allowance
                                                   Insurance and Risk Management                              --          1,425,871

MINISTER OF FORESTS                                Ministry of Forests                                   564,899
                                                   Environmental Appeal Board and Forest Appeals             848
                                                   Commission(1)
                                                   Forest Practices Board                                  4,344            570,091
MINISTER OF HEALTH PLANNING                        Ministry of Health Planning(2)                         24,154             24,154
MINISTER OF HEALTH SERVICES                        Ministry of Health Services(2)                     10,185,347         10,185,347
MINISTER OF HUMAN RESOURCES                        Ministry of Human Resources                         1,417,493          1,417,493
MINISTER OF MANAGEMENT SERVICES                    Ministry of Management Services                        46,679             46,679
MINISTER OF PUBLIC SAFETY AND SOLICITOR GENERAL    Ministry of Public Safety and Solicitor General       506,684            506,684

212                          ESTIMATES, 03/04


                                                                    SCHEDULE I
  SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES - (CONTINUED)
                 (for the Fiscal Year Ending March 31, 2004)
                                  ($000)

                                                                                                       2003/04            2003/04
                                                                                                       TOTAL OPERATING    ESTIMATED
MINISTER RESPONSIBLE                              MINISTRY AND OTHER APPROPRIATIONS                    EXPENSES (NET)     AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
MINISTER OF SKILLS DEVELOPMENT AND LABOUR         Ministry of Skills Development and Labour                   25,637         25,637
MINISTER OF SUSTAINABLE RESOURCE MANAGEMENT       Ministry of Sustainable Resource Management                 92,297
                                                  Environmental Assessment Office                              2,897         95,194
MINISTER OF TRANSPORTATION                        Ministry of Transportation                                 834,366        834,366
MINISTER OF WATER, LAND AND AIR PROTECTION        Ministry of Water, Land and Air Protection                 130,057
                                                  Environmental Appeal Board and Forest Appeals                1,047        131,104
                                                  Commission(1)

                                                  TOTAL ESTIMATED AMOUNT                                                 24,918,694
                                                  NOT APPLICABLE
                                                    Legislation                                              42,955
                                                    Officers of the Legislature                              22,709
                                                    Minister of Provincial Revenue(3)                        49,642
                                                                                                        -------------
                                                  TOTAL 2003/04 ESTIMATES                                25,034,000
                                                                                                        -------------
                                                                                                        -------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Ministers of Forests and Water, Land and Air Protection each have operating expense accountability for the Administration and Support Services of Vote 48, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.
(2) The 2003/04 estimated amounts for the Ministers of Health Planning and Health Services will be augmented by additional federal funding arising from the First Ministers' Accord on Health Care Reform. Supplementary Estimates in the amount of the additional federal funding will be presented to the Legislature once details of the federal funding are finalized.
(3) Under Section 5(2) of the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT the Minister of Provincial Revenue is accountable for earning $34 million in incremental (new) net revenue over the 2001/02 base year from audit and revenue compliance related activity in 2003/04.

                             ESTIMATES, 03/04                              213
                                                                    SCHEDULE J
         ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT(1),(3)


Estimates(1)        Revised Forecast(1)                                                                                ESTIMATES
2002/03              2002/03                                                                                           2003/04
$000                 $000                                                                                              $000
---------------------------------------------------------------------------------------------------------------------------------
                                        REVENUE SUMMARY(2)
12,585,000           11,904,000         Taxation Revenue.....................................................          12,755,000
 2,840,000            2,974,000         Natural Resource Revenue.............................................           3,367,000
 2,175,000            2,207,000         Other Revenue........................................................           2,294,000
 1,420,000            1,496,000         Contributions from Crown Corporations................................           1,205,000
 2,986,000            3,498,000         Contributions from the Federal Government............................           3,625,000
----------          -----------                                                                                       -----------
22,006,000           22,079,000         Total Consolidated Revenue Fund Revenue..............................           23,246,000
----------          -----------                                                                                       -----------

                                        EXPENSE SUMMARY(3)
                                        Special Offices and Ministries
    41,249               38,249          Legislation.........................................................               42,955
    30,122               26,122          Officers of the Legislature.........................................               22,709
    47,062               45,062          Office of the Premier...............................................               52,270
 1,899,007            1,899,007          Ministry of Advanced Education......................................            1,899,007
    64,061               64,061          Ministry of Agriculture, Food and Fisheries.........................               49,153
   558,514              540,514          Ministry of Attorney General........................................              505,845
 1,587,544            1,587,544          Ministry of Children and Family Development.........................            1,451,472
   652,564              641,564          Ministry of Community, Aboriginal and Women's Services..............              665,551
    51,389               49,389          Ministry of Competition, Science and Enterprise.....................              114,706
 4,859,926            4,859,926          Ministry of Education...............................................            4,859,939
    52,342               52,342          Ministry of Energy and Mines........................................               56,631
    57,588               57,588          Ministry of Finance.................................................               54,870
   621,282              621,282          Ministry of Forests.................................................              564,899
    23,180               23,180          Ministry of Health Planning.........................................               24,154
10,185,966           10,185,966          Ministry of Health Services.........................................           10,185,347
 1,671,801            1,518,801          Ministry of Human Resources.........................................            1,417,493
    55,585               55,585          Ministry of Management Services.....................................               46,679
    50,698               43,698          Ministry of Provincial Revenue......................................               49,642
   509,496              509,496          Ministry of Public Safety and Solicitor General.....................              506,684
    28,800               25,800          Ministry of Skills Development and Labour...........................               25,637
   117,497              117,497          Ministry of Sustainable Resource Management.........................               92,297
   734,632              734,632          Ministry of Transportation..........................................              834,366
   148,558              148,558          Ministry of Water, Land and Air Protection..........................              130,057
   920,000              730,000          Management of Public Funds and Debt.................................              926,000
   556,446              547,137          Other Appropriations(4).............................................              455,637
        --              275,000          Forestry Restructuring..............................................                   --
----------          -----------                                                                                       -----------
25,525,309           25,398,000          Total Consolidated Revenue Fund Expense.............................           25,034,000
----------          -----------                                                                                       -----------
(3,519,309)          (3,319,000)        CONSOLIDATED REVENUE FUND OPERATING RESULT...........................           (1,788,000)
----------          -----------                                                                                       -----------
----------          -----------                                                                                       -----------
---------------------------------------------------------------------------------------------------------------------------------

NOTES
(1) The 2002/03 Estimates and Revised Forecast amounts have been restated to be consistent with the 2003/04 ESTIMATES presentation. Schedule A presents a detailed reconciliation of all expense restatements.
(2) Excludes revenue collected on behalf of, and transferred to, Crown corporations and agencies, and other entities (see Schedule F).
(3) Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)  See page 13 for details on Other Appropriations.

214                               ESTIMATES, 03/04

                                                                      SCHEDULE K

                                ESTIMATES, 03/04
               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                         ESTIMATED REVENUES AND EXPENSES
                                      $000

------------------------------------------------------------------------------------------------------------------------------------

                                                            2002/03 Estimates                    2002/03 Revised Forecast

                                                          REVENUE     EXPENSES    NET INCOME    REVENUE     EXPENSES     NET INCOME
                                                          -------     --------    ----------    -------     --------     ----------
British Columbia Buildings Corporation ..............     434,000      400,000       34,000      475,000      440,000        35,000
British Columbia Ferry Corporation ..................     481,000      465,000       16,000      487,000      463,000        24,000
BC Transportation Financing Authority ...............     409,000      465,000      (56,000)     411,000      431,000       (20,000)
British Columbia Housing Management Commission ......     255,000      255,000           --      274,000      274,000            --
British Columbia Transit ............................     151,000      151,000           --      145,000      145,000            --
Legal Services Society ..............................      76,000       76,000           --       76,000       80,000        (4,000)
Canadian Blood Services .............................     133,000      132,000        1,000      125,000      125,000            --
British Columbia Assessment Authority ...............      66,000       66,000           --       66,000       64,000         2,000
Forensic Psychiatric Services Commission ............      50,000       50,000           --       50,000       50,000            --
Pacific National Exhibition .........................      35,000       34,000        1,000       33,000       33,000            --
B.C. Pavilion Corporation ...........................      32,000       32,000           --       31,000       31,000            --
Tourism British Columbia ............................      30,000       32,000       (2,000)      32,000       35,000        (3,000)
British Columbia Securities Commission ..............      20,000       27,000       (7,000)      18,000       27,000        (9,000)
Land and Water British Columbia Inc. ................      23,000       23,000           --       30,000       31,000        (1,000)
Other Taxpayer-Supported Crown Corporations .........     145,000      134,000       11,000      199,000      193,000         6,000
                                                        ----------   ----------   ----------  -----------   ----------   -----------
TAXPAYER-SUPPORTED CROWN CORPORATIONS ...............   2,340,000    2,342,000       (2,000)   2,452,000    2,422,000        30,000
Grants to agencies and other internal transfers(1)...    (935,000)     (28,000)    (907,000)  (1,021,000)      49,000    (1,070,000)
                                                        ----------   ----------   ----------  -----------   ----------   -----------
CONSOLIDATED TAXPAYER-SUPPORTED CROWN CORPORATIONS ..   1,405,000    2,314,000     (909,000)   1,431,000    2,471,000    (1,040,000)
                                                        ----------   ----------   ----------  -----------   ----------   -----------
                                                        ----------   ----------   ----------  -----------   ----------   -----------
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                                                 2003/04 ESTIMATES

                                                          REVENUE      EXPENSES    NET INCOME
                                                          -------      --------    ----------
British Columbia Buildings Corporation ...............     448,000      410,000       38,000
British Columbia Ferry Corporation ...................          --           --           --
BC Transportation Financing Authority ................     597,000      545,000       52,000
British Columbia Housing Management Commission .......     279,000      279,000           --
British Columbia Transit .............................     145,000      145,000           --
Legal Services Society ...............................      67,000       63,000        4,000
Canadian Blood Services ..............................     123,000      123,000           --
British Columbia Assessment Authority ................      66,000       67,000       (1,000)
Forensic Psychiatric Services Commission .............      54,000       54,000           --
Pacific National Exhibition ..........................      34,000       33,000        1,000
B.C. Pavilion Corporation ............................      35,000       33,000        2,000
Tourism British Columbia .............................      33,000       34,000       (1,000)
British Columbia Securities Commission ...............      22,000       27,000       (5,000)
Land and Water British Columbia Inc. .................      32,000       31,000        1,000
Other Taxpayer-Supported Crown Corporations ..........     220,000      142,000       78,000
                                                        -----------   ----------   ----------
TAXPAYER-SUPPORTED CROWN CORPORATIONS ................   2,155,000    1,986,000      169,000
Grants to agencies and other internal transfers(1) ...  (1,008,000)     (31,000)    (977,000)
                                                        -----------   ----------   ----------
CONSOLIDATED TAXPAYER-SUPPORTED CROWN CORPORATIONS ...   1,147,000    1,955,000     (808,000)
                                                        -----------   ----------   ----------
                                                        -----------   ----------   ----------
-----------------------------------------------------------------------------------------------------

NOTES

(1) This adjustment eliminates grants and other payments between Crown corporations and agencies and the Consolidated Revenue Fund to avoid double counting.

                                ESTIMATES, 03/04                             215


                                                                      SCHEDULE L

                              REGIONAL AUTHORITIES
                         ESTIMATED REVENUES AND EXPENSES
                                      $000

--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      2002/03 Estimates                2003/04 Revised Forecast

                                                             REVENUE    EXPENSES    NET INCOME    REVENUE      EXPENSES   NET INCOME
                                                             -------    --------    ----------    -------     --------    ----------
REGIONAL AUTHORITIES

Ministry of Children and Family Development

      Governance Authorities(1) .......................          --           --           --        3,000        3,000          --
                                                          ----------   ----------   ----------   ----------   ----------  ----------
Sub total .............................................          --           --           --        3,000        3,000          --
Grants to agencies and other internal transfers(2) ....          --           --           --       (3,000)          --      (3,000)
                                                          ----------   ----------   ----------   ----------   ----------  ----------
REGIONAL AUTHORITIES ..................................          --           --           --           --        3,000      (3,000)
                                                          ----------   ----------   ----------   ----------   ----------  ----------
                                                          ----------   ----------   ----------   ----------   ----------  ----------
------------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------
                                                                     2003/04 ESTIMATES

                                                            REVENUE      EXPENSES    NET INCOME
                                                            -------      --------    ----------
REGIONAL AUTHORITIES

Ministry of Children and Family Development

      Governance Authorities(1) .......................     283,000        283,000           --
                                                           ---------     ---------     ---------
Sub total .............................................     283,000        283,000           --
Grants to agencies and other internal transfers(2) ....    (283,000)            --     (283,000)
                                                           ---------     ---------     ---------
REGIONAL AUTHORITIES ..................................          --        283,000     (283,000)
                                                           ---------     ---------     ---------
                                                           ---------     ---------     ---------

NOTES

(1) During 2003/04 to 2005/06, the Ministry of Children and Family Development will transfer authority for services in its Community Living Services and Child and Family Development programs to new governance structures. These authorities will be responsible for directing operations and managing funds and services, however government will retain responsibility for funding, performance agreements, monitoring and assessing accountabilities of the authorities.

(2) This adjustment eliminates grants and other payments between the regional authorities and the Consolidated Revenue Fund to avoid double counting.

216                          ESTIMATES, 03/04
                                                                    SCHEDULE M
                        ESTIMATED REVENUE BY SOURCE
                                 $MILLIONS

                                                                          NATURAL      FEES &     INVESTMENT
                                                            TAXATION     RESOURCES    LICENCES     EARNINGS     MISCELLANEOUS
-----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REVENUE FUND.............................        12,755         3,367       2,016           64               214
Accounting Adjustments................................
Contributions from Crown corporations.................
Expenses recovered from external entities.............            72            11         143          649               284
                                                           ---------    ----------    ---------   ----------   --------------
                                                              12,827         3,378       2,159          713               498
                                                           ---------    ----------    ---------   ----------   --------------

British Columbia Buildings Corporation................                                                    9               439
British Columbia Ferry Corporation....................
BC Transportation Financing Authority.................           418                                                      179
                                                           ---------    ----------    ---------   ----------   --------------
British Columbia Housing Management Commission........                                                    3               187
British Columbia Transit..............................             8                        40            1                96
Legal Services Society................................                                                                     67
                                                           ---------    ----------    ---------   ----------   --------------
Canadian Blood Services...............................                                                                    123
British Columbia Assessment Authority.................            62                                                        4
Other Crown corporations and agencies.................            26           18           63           11               306
                                                           ---------    ----------    ---------   ----------   --------------
                                                                 514           18          103           24             1,401
Grants to agencies and other internal transfers.......                                                   (9)             (999)
                                                           ---------    ----------    ---------   ----------   --------------
TAXPAYER-SUPPORTED CROWN CORPORATIONS.................           514           18          103           15               402
                                                           ---------    ----------    ---------   ----------   --------------

Regional Authorities..................................             -            -            -            -               283
                                                                   -            -            -            -               283
Grants to agencies and other internal transfers........                                                                  (283)
                                                           ---------    ----------    ---------   ----------   --------------
REGIONAL AUTHORITIES..................................             -            -            -            -                 -
                                                           ---------    ----------    ---------   ----------   --------------

BC Hydro..............................................
BC Liquor Distribution................................
BC Lottery Corp.......................................
                                                           ---------    ----------    ---------   ----------   --------------
BC Rail...............................................
Insurance Corp of BC..................................
Other Self-supported Crown Corporations...............             -            -            -            -                 -
                                                           ---------    ----------    ---------   ----------   --------------
                                                                   -            -            -            -                 -
Accounting Adjustments................................             -            -            -            -                 -
                                                           ---------    ----------    ---------   ----------   --------------
NET EARNINGS OF SELF-SUPPORTED CROWN CORPORATIONS.....             -            -            -            -                 -
                                                           ---------    ----------    ---------   ----------   --------------
TOTAL REVENUE BY SOURCE...............................        13,341        3,396        2,262          728               900
                                                           ---------    ----------    ---------   ----------   --------------
                                                           ---------    ----------    ---------   ----------   --------------
-----------------------------------------------------------------------------------------------------------------------------




                                                         CONTRIBUTION    CONTRIBUTION
                                                          FROM GOV'T     FROM FEDERAL
                                                         ENTERPRISES        GOV'T          TOTAL
------------------------------------------------------------------------------------------------
CONSOLIDATED REVENUE FUND.............................         1,205           3,625      23,246
Accounting Adjustments................................          (184)                       (184)
Contributions from Crown corporations.................        (1,205)                     (1,205)
Expenses recovered from external entities.............           184             272       1,615
                                                          -----------    ------------    ---------
                                                                   -           3,897      23,472
                                                          -----------    ------------    ---------

British Columbia Buildings Corporation................                                       448
British Columbia Ferry Corporation....................                                         -
BC Transportation Financing Authority.................                                       597
                                                          -----------    ------------    ---------
British Columbia Housing Management Commission........                            89         279
British Columbia Transit..............................                                       145
Legal Services Society................................                                        67
                                                          -----------    ------------    ---------
Canadian Blood Services...............................                                       123
British Columbia Assessment Authority.................                                        65
Other Crown corporations and agencies.................             -               6         430
                                                          -----------    ------------    ---------
                                                                   -              95       2,155
Grants to agencies and other internal transfers.......                                    (1,008)
                                                          -----------    ------------    ---------
TAXPAYER-SUPPORTED CROWN CORPORATIONS.................             -              95       1,147
                                                          -----------    ------------    ---------
Regional Authorities..................................             -               -         283
                                                          -----------    ------------    ---------
                                                                   -               -         283
Grants to agencies and other internal transfers.......                                      (283)
                                                          -----------    ------------    ---------
REGIONAL AUTHORITIES..................................             -               -           -
                                                          -----------    ------------    ---------
BC Hydro..............................................           (70)                        (70)
BC Liquor Distribution................................           655                         655
BC Lottery Corp.......................................           725                         725
                                                          -----------    ------------    ---------
BC Rail...............................................            61                          61
Insurance Corp of BC..................................            45               -          45
Other Self-supported Crown Corporations...............             5               -           5
                                                          -----------    ------------    ---------
                                                               1,421               -       1,421
Accounting Adjustments................................           (40)              -         (40)
                                                          -----------    ------------    ---------
NET EARNINGS OF SELF-SUPPORTED CROWN CORPORATIONS.....         1,381               -       1,381
                                                          -----------    ------------    ---------
TOTAL REVENUE BY SOURCE...............................         1,381           3,992      26,000
                                                          -----------    ------------    ---------
                                                          -----------    ------------    ---------
--------------------------------------------------------------------------------------------------


NOTES

The Estimated Revenue by Source schedule is presented for information purposes. The schedule provides further revenue detail of the Government Reporting Entity. Adjustments are required to make Crown corporation accounting policies consistent with government accounting policies; to eliminate Crown corporation and regional authority revenue received from the province; to eliminate dividends from self-supported Crown corporations to avoid double counting; and to gross up revenue for recoveries received from external sources. Figures have been rounded to the nearest million.

                             ESTIMATES, 03/04                              217
                                                                    SCHEDULE N
                        ESTIMATED EXPENSE BY FUNCTION
                                $MILLIONS


                                                                                         PROTECTION OF
                                                                 SOCIAL                    PERSONS &      TRANS-       NATURAL
                                                      HEALTH     SERVICES     EDUCATION     PROPERTY     PORTATION     RESOURCES
----------------------------------------------------------------------------------------------------------------------------------

Legislation......................................
Officers of the Legislature......................                                                  5
Office of the Premier............................
Advanced Education...............................                                1,899
                                                    --------     -------      --------    ----------     ---------     --------
Agriculture, Food & Fisheries....................                                                                            49
Attorney General.................................                     64                         387                         10
Children and Family Development..................        108       1,234            37            72
Community, Aboriginal & Women's Services.........                    186                          81                          7
                                                    --------     -------      --------    ----------     ---------     --------
Competition, Science and Enterprise..............                                                                           115
Education........................................                                4,860
Energy & Mines...................................                                                                            57
Finance..........................................                                                  6
                                                    --------     -------      --------    ----------     ---------     --------
Forests..........................................                                                                           565
Health Planning..................................         24
Health Services..................................     10,185
Human Resources..................................         91       1,216           110
                                                    --------     -------      --------    ----------     ---------     --------
Management Services..............................
Provincial Revenue...............................
Public Safety & Solicitor General................                                                507
Skills Development & Labour......................                                                 26
                                                    --------     -------      --------    ----------     ---------     --------
Sustainable Resource Management..................                                                                            92
Transportation...................................                                                  1            833
Water, Land & Air Protection.....................                                                                           119
Management of Public Funds & Debt................
                                                    --------     -------      --------    ----------     ---------     --------
BC Family Bonus..................................                     85
Contingencies....................................
Restructuring....................................
Other appropriations.............................          -           -             -             2              -           9
                                                    --------     -------      --------    ----------     ---------     --------
CONSOLIDATED REVENUE FUND........................     10,408       2,785         6,906         1,087            833       1,023
Grants to agencies and other internal
transfers........................................        (63)       (346)            -           (11)           (92)        (84)
Expenses recovered from external entities........        209          71            29           306             63          63
                                                    ---------    -------      --------    ----------     ---------     --------
                                                      10,554       2,510         6,935         1,382            804       1,002
                                                    ---------    -------      --------    ----------     ---------     --------

British Columbia Buildings Corporation...........
British Columbia Ferry Corporation...............
BC Transportation Financing Authority............                                                               545
                                                    ---------    -------      --------    ----------     ---------     --------
British Columbia Housing Management
Commission.......................................
British Columbia Transit.........................                                                               145
Legal Services Society...........................                     63
                                                    ---------    -------      --------    ----------     ---------     --------
Canadian Blood Services..........................         123
British Columbia Assessment Authority............
Other............................................          54          -             1            46             28         134
                                                    ---------    -------      --------    ----------     ---------     --------
                                                          177         63             1            46            718         134
Other internal transfers.........................         (13)         -             -             -           (168)         (9)
                                                    ---------    -------      --------    ----------     ---------     --------
TAXPAYER-SUPPORTED CROWN CORPORATIONS............         164         63             1            46            550         125
                                                    ---------    -------      --------    ----------     ---------     --------

Regional Authorities.............................           -        283             -             -              -           -
                                                    ---------    -------      --------    ----------     ---------     --------
REGIONAL AUTHORITIES.............................           -        283             -             -              -           -
                                                    ---------    -------      --------    ----------     ---------     --------

TOTAL EXPENSE BY FUNCTION........................      10,718      2,856         6,936         1,428          1,354       1,127
                                                    ---------    -------      --------    ----------     ---------     --------
                                                    ---------    -------      --------    ----------     ---------     --------


                                                                 GENERAL
                                                     OTHER     GOVERNMENT     INTEREST      TOTAL
-------------------------------------------------------------------------------------------------

Legislation......................................                      43                      43
Officers of the Legislature......................                      18                      23
Office of the Premier............................                      52                      52
Advanced Education...............................                                           1,899
                                                    --------     --------     ---------   -------
Agriculture, Food & Fisheries....................                                              49
Attorney General.................................                      45                     506
Children and Family Development..................                                           1,451
Community, Aboriginal & Women's Services.........        391                                  665
                                                    --------     --------     ---------   -------
Competition, Science and Enterprise..............                                             115
Education........................................                                           4,860
Energy & Mines...................................                                              57
Finance..........................................                      49                      55
                                                    --------     --------     ---------   -------
Forests..........................................                                             565
Health Planning..................................                                              24
Health Services..................................                                          10,185
Human Resources..................................                                           1,417
                                                    --------     --------     ---------   -------
Management Services..............................                      47                      47
Provincial Revenue...............................                      50                      50
Public Safety & Solicitor General................                                             507
Skills Development & Labour......................                                              26
                                                    --------     --------     ---------   -------
Sustainable Resource Management..................                                              92
Transportation...................................                                             834
Water, Land & Air Protection.....................         11                                  130
Management of Public Funds & Debt................                                   926       926
                                                    --------     --------     ---------   -------
BC Family Bonus..................................                                              85
Contingencies....................................        170                                  170
Restructuring....................................        190                                  190
Other appropriations.............................          -            -             -        11
                                                    --------     --------     ---------   -------
CONSOLIDATED REVENUE FUND........................        762          304           926    25,034
Grants to agencies and other internal
transfers........................................       (491)           -             -    (1,087)
Expenses recovered from external entities........         63          162           649     1,615
                                                    --------     --------     ---------   -------
                                                         334          466         1,575    25,562
                                                    --------     --------     ---------   -------

British Columbia Buildings Corporation...........        410                                  410
British Columbia Ferry Corporation...............                                               -
BC Transportation Financing Authority............                                             545
                                                    --------     --------     ---------   -------
British Columbia Housing Management
Commission.......................................        279                                  279
British Columbia Transit.........................                                             145
Legal Services Society...........................                                              63
                                                    --------     --------     ---------   -------
Canadian Blood Services..........................                                             123
British Columbia Assessment Authority............         67                                   67
Other............................................         91            -             -       354
                                                    --------     --------     ---------   -------
                                                         847            -             -     1,986
Other internal transfers.........................        (58)           -           217       (31)
                                                    --------     --------     ---------   -------
TAXPAYER-SUPPORTED CROWN CORPORATIONS............        789            -           217     1,955
                                                    --------     --------     ---------   -------

Regional Authorities.............................          -            -             -       283
                                                    --------     --------     ---------   -------
REGIONAL AUTHORITIES.............................          -            -             -       283
                                                    --------     --------     ---------   -------

TOTAL EXPENSE BY FUNCTION........................      1,123          466         1,792    27,800
                                                    --------     --------     ---------   -------
                                                    --------     --------     ---------   -------
-------------------------------------------------------------------------------------------------


NOTES
The Estimated Expense by Function schedule is presented for information purposes. The schedule provides further expense detail of the Government Reporting Entity. Adjustments are required to make Crown corporation accounting policies consistent with government accounting policies; to eliminate Crown corporation expenses paid to the province to avoid double counting; and to gross up expenses for recoveries received from external sources. Figures have been rounded to the nearest million.

218                          ESTIMATES, 03/04



           EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS
                             OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the ESTIMATES on the basis of a group account classification system. Each group account represents a broad category of expense and is comprised of several specific components (standard objects of expense). A supplementary publication, SUPPLEMENT TO THE ESTIMATES, provides detail for each special office, ministry and other appropriation at the standard object of expense level. The account classification system is described below in more detail.

SALARIES AND BENEFITS

   o BASE SALARIES - includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.
   o SUPPLEMENTARY SALARY COSTS - includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.
   o EMPLOYEE BENEFITS - includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.
   o LEGISLATIVE SALARIES AND INDEMNITIES - includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under Section 4 of the LEGISLATIVE ASSEMBLY ALLOWANCES AND PENSION ACT. Salaries for the Officers of the Legislature are also included.

OPERATING COSTS

   o BOARDS, COMMISSIONS AND COURTS - FEES AND EXPENSES - includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.
   o PUBLIC SERVANT TRAVEL - includes travel expenses of direct government employees and officials on government business including prescribed allowances.
   o CENTRALIZED MANAGEMENT SUPPORT SERVICES - includes central agency charges to ministries for services such as human resources, legal services, internal audit, payroll, corporate accounting system and common information technology services.
   o PROFESSIONAL SERVICES - includes fees and expenses for professional services rendered directly to government for: the provision of goods and services in the delivery of government programs; the provision of goods or services that are required by statute or legislation and are billed directly to the government; and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.
   o INFORMATION SYSTEMS - OPERATING - includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.
   o OFFICE AND BUSINESS EXPENSES - includes supplies and services required for the operation of offices.
   o ADVERTISING AND PUBLICATIONS - includes costs associated with non-statutory advertising and general publications.
   o STATUTORY ADVERTISING AND PUBLICATIONS - includes costs associated with special notices and publications required by statute and regulations.
   o UTILITIES, MATERIALS, AND SUPPLIES - includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.
   o OPERATING EQUIPMENT AND VEHICLES - includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.
   o NON-CAPITAL ROADS AND BRIDGES - includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.
   o AMORTIZATION - includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.
   o     BUILDING OCCUPANCY CHARGES - includes payments to the British
         Columbia Buildings Corporation or the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

                             ESTIMATES, 03/04                              219


          EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS - CONTINUED

GOVERNMENT TRANSFERS

   o TRANSFERS - GRANTS - includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.
   o TRANSFERS - ENTITLEMENTS - includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.
   o TRANSFERS - AGREEMENTS - includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

OTHER EXPENSES

   o TRANSFERS BETWEEN VOTES AND SPECIAL ACCOUNTS - includes transfers (payments) between a vote and a special account.
   o INTEREST ON THE PUBLIC DEBT - includes only interest payments on the direct provincial debt borrowed for government purposes.
   o OTHER EXPENSES - includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

INTERNAL RECOVERIES

   o RECOVERIES BETWEEN VOTES AND SPECIAL ACCOUNTS - includes recoveries between a vote and a special account.
   o RECOVERIES WITHIN THE CONSOLIDATED REVENUE FUND - includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

EXTERNAL RECOVERIES

   o RECOVERIES EXTERNAL TO THE CONSOLIDATED REVENUE FUND - includes costs and amounts recovered from government corporations and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue related accounts.

   o RECOVERIES EXTERNAL TO THE GOVERNMENT REPORTING ENTITY - includes costs and amounts recovered from other governments and non-government organizations.

                             CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D. The SUPPLEMENT TO THE ESTIMATES provides detail for each special office, ministry and other appropriation at the standard object of capital expenditure level.
The category of assets is described below.

   o LAND - includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges); but does not include land held for resale.
   o LAND IMPROVEMENTS - includes the capital costs for improvements to dams and water management systems and recreation areas.
   o BUILDINGS - includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.
   o SPECIALIZED EQUIPMENT - includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.
   o OFFICE FURNITURE AND EQUIPMENT - includes the cost or capital lease cost of office furniture and equipment.
   o VEHICLES - includes the purchase or capital lease cost of passenger, light truck and utility vehicles.
   o INFORMATION SYSTEMS - includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.
   o TENANT IMPROVEMENTS - includes the cost or capital lease cost of improvements to leased space.
   o ROADS - includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.
   o OTHER - includes capital expenditures which cannot be reasonably allocated to another standard object of capital expenditure.